Exhibit 99.1

BEFORE

THE PUBLIC SERVICE COMMISSION OF

SOUTH CAROLINA

DOCKET NO. 2023-89-E - ORDER NO. 2023-752(A)

OCTOBER 23, 2023

IN RE:	Duke Energy Progress, LLC’s Petition for a Financing Order (“Phase II”)	) ) ) ) ) ) )	STORM RECOVERY FINANCING ORDER APPROVING COMPREHENSIVE SETTLEMENT AGREEMENT AND ACCOUNTING ORDER

After the issuance of Order No. 2023-752, an inadvertent scrivener’s error was discovered in the definition of “public interest,” as defined by S.C. Code Ann. section 58-4-10(B) in the Dissent. The error does not change the substantive argument made in the Dissent or the outcome of the Order. The Office of Regulatory Staff filed a letter noting this error and acknowledged that it does not affect the outcome or conclusions contained in the Order. The Amended Order amends the Dissent with correction only to the most recent definition S.C. Code Ann. section 58-4-10(B). There are no other changes to Order No. 2023-752, and this amendment does not change any argument or analysis.

This matter comes before the Public Service Commission of South Carolina (Commission) on the May 31, 2023, Petition of Duke Energy Progress, LLC (DEP or the Company) for Issuance of a Storm Recovery Financing Order (the Petition) by the Commission pursuant to S.C. Code Ann. section 58-27-1110.

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

I.              PROCEDURAL HISTORY AND JURISDICTION

On May 31, 2023, pursuant to S.C. Code Ann. section 58-27-1110(A) (Supp. 2023), S.C. Code Ann. Regs. 103-825 (2012), and other applicable rules and regulations of the Commission, DEP filed its Petition requesting that the Commission grant authorization for the financing of the Company’s storm recovery costs incurred due to storm recovery activities required as a result of the following storms: Pax, Ulysses, Matthew, Florence, Michael, Dorian, Izzy and Jasper (the Storms). Specifically, DEP seeks the following: (1) authorization to finance its Securitizable Balance plus up-front Financing Costs incurred in connection with the issuance of the Storm Recovery Bonds1; (2) approval of the proposed securitization financing structure; (3) approval to issue Storm Recovery Bonds2, secured by the pledge of Storm Recovery Property, in one or more series in an aggregate principal amount not to exceed the relevant Securitizable Balance plus up-front Financing Costs; (4) approval of the Financing Costs, including up-front Financing Costs and on-going Financing Costs, incurred in connection with the issuance of Storm Recovery Bonds; (5) approval to create Storm Recovery Property, including the right to (i) impose, bill, charge, collect, and receive nonbypassable Storm Recovery Charge; and (ii) obtain periodic formulaic adjustments to the Storm Recovery Charge as provided in this Financing Order; and (6) approval of the tariff to implement the Storm Recovery Charge. With regard to the Petition, the Company was represented in this proceeding by Carnal O. Robinson, Esquire; J. Ashley Cooper, Esquire; Alexandrea Breazeale, Esquire; James H. Jeffries IV, Esquire; and Kristin M. Athens, Esquire.3

1 See Finding of Fact 4 defining Securitizable Balance

2 Capitalized terms not otherwise defined herein shall have the meaning assigned to them in S.C. Code Ann. sections 58-27-1105 through 1180 referred to herein as the “Storm Securitization Statute”.

3 James H. Jeffries IV was admitted pro hac vice pursuant to Commission Order No. 2023-570. Kristin M. Athens was admitted pro hac vice pursuant to Commission Order No. 2023-499.

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In support of its Petition, DEP filed the Direct Testimony and Exhibits of Thomas J. Heath Jr., Structured Finance Director with Duke Energy Business Services, LLC (DEBS); Kimberly K. Smith, Rates & Regulatory Strategy Manager with Duke Energy Carolinas, LLC; Jacalyn H. Moore, Rates & Regulatory Strategy Manager with DEBS; Nicholas G. Speros, Director of Accounting with DEBS; and Katrina T. Niehaus, Managing Director, Head of the Corporate Asset Backed Securities Finance Group with Goldman Sachs & Co. Tr. pp. 46, 186, 310, 322, & 358. On July 11, 2023, DEP filed an Errata to the Petition and the Direct Testimony and Exhibits of Witness Kimberly K. Smith. Tr. p. 188. On July 21, 2023, DEP filed Supplemental Direct Testimony and Exhibits of Witness Jacalyn H. Moore. Tr. p. 324. On August 10, 2023, DEP filed Rebuttal Testimony and Exhibits, where applicable, of Thomas J. Heath, Jr., Katrina T. Niehaus, Kimberly K. Smith, Nicholas G. Speros, and Jacalyn H. Moore. Tr. pp. 48, 190. On August 22, 2023, DEP filed Revised Rebuttal Testimony of Kimberly K. Smith. Tr. p. 190. On September 8, 2023, DEP submitted Amended Rebuttal Testimony and Exhibit of Thomas J. Heath, Jr., Amended Rebuttal Testimony of Katrina T. Niehaus, and Settlement Testimony of Thomas J. Heath Jr. Tr. pp. 48; 360. On September 12, 2023, DEP filed Hearing Exhibit 7 providing the net present value savings calculation for a 10-Year and 15-Year Bond Recovery Period. Tr. p. 282.

On June 7, 2023, the South Carolina Department of Consumer Affairs (DCA) petitioned the Commission to intervene, which was granted on June 22, 2023, by Order No. 2023-70-H. DCA was represented in this proceeding by Carri Grube Lybarker, Esquire, and Roger P. Hall, Esquire. On July 26, 2023, DCA filed the Direct Testimony of Aaron Rothschild. On August 22, 2023, DCA filed Surrebuttal Testimony of Aaron Rothschild. On September 8, 2023, DCA filed Testimony of Aaron Rothschild in support of the Settlement Agreement.

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On June 21, 2023, Nucor Steel - South Carolina (Nucor Steel) petitioned the Commission to intervene, which was granted on July 3, 2023, by Order No. 2023-74-H. Nucor Steel was represented in this proceeding by Robert R. Smith II, Esquire, and Michael K. Lavanga, Esquire.4

The South Carolina Office of Regulatory Staff (ORS) is a party of record to proceedings before the Commission pursuant to S.C. Code Ann. Section 58-4-10(B) (Supp. 2023). ORS was represented in this proceeding by Christopher M. Huber, Esquire, Donna L. Rhaney, Esquire, and Joshua E. Austin, Esquire. On July 26, 2023, ORS filed the Direct Testimony and Exhibit of Michael L. Seaman- Huynh, Deputy Director of Energy Operations with ORS; Direct Testimony and Exhibits of Jeremy E. Traska, Managing Director of Debt Capital Markets & Advisory Group with Drexel Hamilton, LLC; Direct Testimony of Mark A. Rhoden, Chief Financial Officer with ORS, and Direct Testimony and Exhibits of Lane Kollen, Vice President and Principal with J. Kennedy and Associates, Inc. Tr. pp. 239, 251, 529, & 536. On August 22, 2023, ORS filed Surrebuttal Testimony and Exhibit of Mark A. Rhoden and Surrebuttal Testimony of Lane Kollen. Tr. pp. 241, 253. On September 8, 2023, ORS filed Settlement Testimony of Mark A. Rhoden. Tr. p. 255.

On August 25, 2023, DCA filed a letter with attachments on behalf of DCA witness Rothschild. On August 28, 2023, DEP filed a motion to strike DCA witness Rothschild’s direct and surrebuttal testimony. DCA filed its response to the motion on September 1, 2023, and ORS filed a letter and exhibit this same day. DEP filed a reply to DCA’ s response to the motion to strike on September 5, 2023. The motion was withdrawn with prejudice during the hearing of this matter.5

4 Michael K. Lavanga was admitted pro hac vice pursuant to Commission Order No. 2023-492.

5 During the hearing of this matter, the pending motion was withdrawn, with prejudice. Each party confirmed that withdrawal was being freely and voluntarily made, and all parties specifically disclaimed any prejudice associated with the motion. Attorneys on behalf of each party, confirmed to the Commission that by withdrawal of the motion, the parties knowingly agreed to waive all rights and other legal remedies available to them by the withdrawal of the motion. As such, the withdrawal of the motion during the proceeding has the effect of that provision being stricken from the Comprehensive Settlement Agreement, which is reflected in Order Exhibit No. 1. Tr. p. 290:16-301:19.

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On September 5, 2023, DEP filed a Stipulation between DEP, ORS, DCA and Nucor Steel regarding various matters before the Commission. On September 6, 2023, the Commission convened the hearing on this matter with the Honorable Florence P. Belser presiding. At the commencement of the hearing, the Commission permitted a delay of the hearing in order to allow the Commission time to review the Stipulation filed on September 5, 2023.

When the hearing reconvened, counsel for DEP informed the Commission that the Parties had reached a global, comprehensive settlement resolving all issues in the case, and requested a recess in the proceeding to allow the Parties to memorialize the agreement and for certain Parties to file settlement testimony supporting the comprehensive settlement agreement. The Commission agreed to stay the proceeding related to DEP’ s Petition until Monday, September 11, 2023.

On September 8, 2023, ORS filed a Comprehensive Settlement Agreement6 (Settlement Agreement) between DEP, ORS, DCA and Nucor Steel (the Parties) attached hereto in this Financing Order as Order Exhibit No. 1. The Commission resumed the hearing on September 11, 2023, and accepted the Settlement Agreement into evidence.

DEP presented the direct, supplemental direct, rebuttal, revised or amended rebuttal, and settlement testimonies of witnesses Heath, Smith, Moore, Speros, and Niehaus. DCA presented the settlement testimony of witness Rothschild. ORS presented the direct, surrebuttal, and settlement testimonies of witnesses Rhoden, Seaman-Huynh7, Kollen, and Traska. The pre-filed testimonies and exhibits of DEP’s five witnesses, the settlement testimony of DCA’s witness, and the pre-filed testimony and exhibits of ORS’ s four witnesses were accepted into the record without objection.

6 The Stipulation filed on September 5, 2023, only addressed certain issues in the proceeding, but the Comprehensive Settlement Agreement was a proposed resolution of all issues in the proceeding.

7 Witness Seaman-Huynh’s Direct Testimony and Exhibit were entered into the record without him appearing to present it. An Affidavit verifying his Direct Testimony and Exhibit was filed with the Commission on September 11, 2023.

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The Commission also marked and accepted into evidence late-filed Hearing Exhibit 7 provided on September 12, 2023, which provides the net present value savings calculations for both a 10- year and 15-year storm bond recovery period, calculated as of May 22, 2023. Tr. p. 282.

II.             STATUTORY STANDARDS AND REQUIRED FINDINGS

The Storm Securitization Statute establishes the process by which an electrical utility may petition the Commission for a financing order authorizing the electrical utility to finance storm recovery costs associated with storm recovery activities with the proceeds of storm recovery bonds that are secured by the storm recovery property. Before granting a financing order, the Commission must find two primary conditions: (1) that the issuance of the storm recovery bonds and the imposition of a storm recovery charge will provide quantifiable net benefits to customers on a present value basis as compared to the costs that would have been incurred absent the issuance of storm recovery bonds and (2)that the structuring, marketing, and pricing of the storm recovery bonds will result in the lowest storm recovery charge consistent with market conditions at the time the storm recovery bonds are priced and the terms set forth in this Financing Order. S.C. Code Ann. § 58-27-1110(C)(2)(b) and (c) (Supp. 2023).

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To support this finding, the utility must submit a petition that includes (a) a description of its storm recovery activities; (b) an estimate of the storm recovery costs; (c) the proposed level of storm recovery reserve, if any; (d) an indicator of the amount of storm recovery costs to be financed using storm recovery bonds; (e) an estimate of the financing costs related to the storm recovery bonds; (f) an estimate of the storm recovery charge necessary to recover storm recovery costs; and (g) a comparison between the net present value of the cost to customers estimated to result from the issuance of storm recovery bonds and the cost that would result from the application of the traditional method of financing and recovering storm recovery costs — this comparison must demonstrate that the issuance of storm recovery bonds and the imposition of a storm recovery charge are expected to provide quantifiable net benefits to customers on a present value basis. S.C. Code Ann. § 58-27-1110(A) (Supp. 2023).

When issued, in addition to the findings referenced above required by section 58-27-1110(C)(2)(b) and (c), the financing order must also include all elements required by section 58-27-1110(C)(2):

(a)              except for changes made pursuant to the formula-based mechanism authorized under this section, the amount of storm recovery costs, including the level of storm recovery reserves, if any, to be financed using storm recovery bonds. The Commission shall describe and estimate the amount of financing costs that may be recovered through storm recovery charges and specify the period over which storm recovery costs and financing costs may be recovered;

(b)              a finding that the proposed issuance of recovery bonds and the imposition and collections of a storm recovery charge will provide quantifiable net benefits to customers on a present value basis as compared to the costs that would have been incurred absent the issuance of storm recovery bonds;

(c)              a finding that the structuring, marketing, and pricing of the storm recovery bonds will result in the lowest storm recovery charges consistent with market conditions at the time the storm recovery bonds are priced and the terms set forth in such financing order. The financing order must provide detailed findings of fact addressing cost effectiveness and associated rate impacts upon retail customers and retail customer classes;

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(d)              a requirement that, for so long as the storm recovery bonds are outstanding and until all financing costs have been paid in full, the imposition and collection of storm recovery charges authorized under a financing order shall be nonbypassable and paid by all existing and future retail customers receiving transmission or distribution service, or both, from the electrical utility or its successors or assignees under commission-approved rate schedules or under special contracts, even if a customer elects to purchase electricity from an alternative electric supplier following a fundamental change in regulation of electrical utilities in this State;

(e)              a determination of what portion, if any, of the storm recovery reserves, if any, must be held in a funded reserve and any limitations on how the reserve may be held, accessed, or used;

(f)               a formula-based true-up mechanism for making, at least annually, expeditious periodic adjustments in the storm recovery charges that customers are required to pay pursuant to the financing order and for making any adjustments that are necessary to correct for any overcollection or undercollection of the charges or to otherwise ensure the timely payment of storm recovery bonds, financing costs, and other required amounts and charges payable in connection with the storm recovery bonds;

(g)              the storm recovery property that is or shall be created in favor of an electrical utility or its successors or assignees, and that shall be used to pay or secure storm recovery bonds and all financing costs;

(h)              the degree of flexibility to be afforded to the electrical utility in establishing the terms and conditions of the storm recovery bonds including, but not limited to, repayment schedules, expected interest rates, and other financing costs, and subject to any conditions in the financing order, including the pre-bond issuance review process which the commission shall establish;

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(i)               how storm recovery charges will be allocated among customer classes;

(j)               a requirement that, after the final terms of an issuance of storm recovery bonds have been established and before the issuance of storm recovery bonds, the electrical utility determines the resulting initial storm recovery charge in accordance with the financing order and that such initial storm recovery charge be final and effective upon the issuance of such storm recovery bonds without further commission action so long as the recovery charge is consistent with the financing order and the pre-bond issuance review process established by the commission in the financing order is complete;

(k)               a method of tracing funds collected as storm recovery charges, or other proceeds of storm recovery property, and the determination that such method shall be deemed the method of tracing such funds and determining the identifiable cash proceeds of any storm recovery property subject to a financing order under applicable law; and

(l)               any other conditions not otherwise inconsistent with this section that the commission determines are appropriate.

This financing order, as described in greater detail herein infra, fully satisfies each element required by section 58-27-1110(C)(2).

The Storm Securitization Statute specifies that the financing order must also include a requirement that the electrical utility file with the Commission at least annually a letter applying the formula-based mechanism, and request adjustments in the storm recovery charge, if necessary, to a level sufficient to ensure the bond payment obligations. The Commission’s review of this filing is limited to determining mathematical and clerical errors in the application of the formula-based mechanism relating to the appropriate amount of any overcollection or undercollection of storm recovery charges and the amount of an adjustment. S.C. Code Ann. § 58-27-1110(C)(4) (Supp. 2023).

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
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III.           STANDARD OF REVIEW

With regard to the Petition, the burden of proof is the preponderance of the evidence standard. See S.C. Code Ann. § 1-23-600(A)(5) (Supp. 2023) (“Unless otherwise provided by statute, the standard of proof in a contested case is by a preponderance of the evidence.”). This means that the Commission should grant DEP’s Petition if the Company has demonstrated, by a preponderance of the evidence, that it has met the requirements of the Storm Securitization Statute, including that the issuance of the storm recovery bonds and the imposition of a storm recovery charge will provide quantifiable net benefits to customers on a present value basis as compared to the costs that would have been incurred absent the issuance of storm recovery bonds and that the structuring, marketing, and pricing of the storm recovery bonds will result in the lowest storm recovery charge consistent with market conditions at the time the storm recovery bonds are priced and the terms set forth in this Financing Order. S.C. Code Ann. § 58-27-1110(C)(2)(b) and (c) (Supp. 2023).

The record supports the issuance of a financing order under the terms of the Settlement Agreement.

The Commission’s decision on the Petition must be based upon substantial evidence in the record. Additionally, pursuant to S.C. Code Ann. section 58-27-1110(2)(1) (Supp. 2023), the Commission may impose any other conditions not otherwise inconsistent with the Securitization statute, that the Commission determines appropriate. However, in accordance with the non-severable Comprehensive Settlement Agreement presented by the Settling Parties for approval without exception, modification, or additional provisions, the Commission is not exercising its statutory authority to impose conditions beyond what has been presented in the Comprehensive Settlement Agreement, nor have the Settling Parties asked that the Commission exercise such authority. Therefore, the Commission finds that this Financing Order is based upon the substantial evidence in the record as presented by the Settling Parties.

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IV.           FINDINGS OF FACT AND CONCLUSIONS OF LAW

Based upon the Petition, the Settlement Agreement, the testimony, and exhibits received into evidence at the hearing and the entire record of this proceeding, the Commission makes the following findings of fact:

A.	Jurisdiction

1.              DEP is a limited liability company duly organized and existing under the laws of the State of North Carolina. It is a public utility under the laws of the State of South Carolina and is subject to the jurisdiction of this Commission pursuant to S.C. Code Ann. section 58-3-140(A) (Supp. 2023) and an electrical utility under S.C. Code Ann. section 58-27-10(7) (Supp. 2023). The Company is engaged in the business of generating, transmitting, distributing, and selling electric power to the public in the northeastern portion of South Carolina, a substantial portion of the coastal plain of North Carolina extending from the Piedmont to the Atlantic coast and between the Pamlico River and the South Carolina border, the lower Piedmont section of North Carolina and area in western North Carolina in and around the City of Asheville. DEP, with its offices and principal places of business in Raleigh, North Carolina, is a wholly owned subsidiary of Duke Energy, with its offices and principal place of business in Charlotte, North Carolina.

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2.              The Commission has jurisdiction over the rates and charges, rate schedules, classifications, and practices of public utilities operating in South Carolina, including DEP, as generally provided in S.C. Code Ann. sections 58-27-10, et seq (2015 and Supp. 2023).

B.	Petition

3.              Having received Commission Order No. 2023-260 in Docket No. 2022-256-E, determining the amount of the Company’s approved principal costs under S.C. Code Ann. section 58- 27-1110(B) (Supp. 2023), DEP is properly before the Commission requesting authorization to recover its approved storm recovery costs through the issuance of storm recovery bonds based upon its Petition pursuant to S.C. Code Ann. section 58-27-1110 (Supp. 2023).

C.	Settlement Agreement

4.              On September 8, 2023, ORS filed the Settlement Agreement, signed by all parties, resolving all issues in dispute.

5.              The Commission, having carefully reviewed the Settlement Agreement, the evidence in the record, and considered the testimony of witnesses who concluded that the proposal would, in fact, provide quantifiable net benefits to customers on a present value basis as compared to the costs that would have been incurred absent the issuance of Storm Recovery Bonds and (ii) result in the lowest Storm Recovery Charge consistent with market conditions at the time the Storm Recovery Bonds are priced and the terms set forth in this Financing Order, finds and concludes that the provisions of the Settlement Agreement are just and reasonable as to all the Parties and are in the public interest. Therefore, the Settlement Agreement should be approved in its entirety. The specific terms of the Settlement Agreement are addressed in the following findings of fact: 7, 9, 11-14, 22, 24-26, 29, 35-36, 38, 41-53 and 55-57.

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6.              The complete Settlement Agreement, included hereto as Order Exhibit No. 1, is incorporated by reference.

D.	Costs Eligible for Recovery Through Securitization

Storm Recovery Costs

7.              In accordance with the Commission’s findings of fact and conclusions of law in Order No. 2023-260, the Storm Recovery Costs of approximately $170.6 million, subject to adjustments including the final amount of carrying costs through the issuance date of the Storm Recovery Bonds, are eligible for recovery through the issuance of storm recovery bonds (the Securitizable Balance). The Storm Recovery Costs do not include an amount to pre-fund the Company’s storm recovery reserve through the issuance of Storm Recovery Bonds.

Up-front Financing Costs

8.              DEP’s estimated up-front Financing Costs updated in Heath Rebuttal Exhibit 1 and in Attachment 2, in the form of the proposed Issuance Advice Letter, Order Exhibit No. 4, are estimated between $5.96 million to $7.09 million, which includes but is not limited to legal, consulting and accounting fees and expenses, rating agency fees, plus costs of outside consultants and counsel to the Commission and the ORS, are reasonable and prudent, made in the best interest of DEP’s customers, and eligible for recovery through securitization. The up-front Financing Costs are subject to adjustment in the Issuance Advice Letter that DEP will file with the Commission after the Storm Recovery Bonds are priced, as further described in Findings of Fact 48-53.

9.              DEP is permitted to establish a regulatory asset to defer up-front financing costs in excess of final estimates included in the Issuance Advice Letter, if any; provided, however that the costs subject to deferral would not impact the storm recovery bonds or charges that are the subject of this proceeding. DEP will accrue carrying costs on the regulatory asset, net of accumulated deferred income taxes (ADIT), at DEP’s approved pre-tax weighted average cost of capital (WACC) in effect at the time the deferral costs are incurred. DEP will then request that all such costs are included in base rates during the next base rate proceeding. It is reasonable that all parties reserve their right to review the reasonableness and prudency of those costs in the next rate proceeding.

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On-going Financing Costs

10.           The on-going Financing Costs identified in DEP’s Petition and in Attachment 4 of the form Issuance Advice Letter, Order Exhibit No. 4, estimated to be approximately $0.4 million annually, subject to update and adjustment in the Issuance Advice Letter as described in this Financing Orders8, are reasonable and prudent, made in the best interest of DEP’s customers, and qualify as Financing Costs eligible for recovery pursuant to S.C. Code Ann. section 58-27-1105(7) (Supp. 2023).

Utility Assessment Fee, License Tax and Sales Tax

11.           DEP will seek an opinion from the South Carolina Department of Revenue (the SCDOR) regarding whether (i) License Tax on Utilities under S.C. Code Ann. section 12-20-100 (2014) and (ii) Sales Tax arising under S.C. Code Title 12 apply to the storm recovery charges. Until the SCDOR provides an opinion in response to DEP’s request regarding the License Tax under S.C. Code Ann. section 12-20-100, DEP proposes to collect the License Tax as an initial matter until it receives final clarification from the SCDOR. Until SCDOR provides an opinion in response to DEP’s request regarding the Sales Tax, DEP proposes to collect Sales Tax as an initial matter on the storm recovery charges from customers to whom sales of electricity are not otherwise exempt from Sales Tax until it receives final clarification from the SCDOR. Exempt customers from whom the Company does not propose to collect Sales Tax include but are not limited to all residential customers.

8 On-Going Financing Costs were updated in Heath’s Amended Rebuttal Exhibit 1-5.

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12.           If the License Tax is deemed not to apply, then the Company will file an amended consolidated return and will pass the cash refunded by the SCDOR back through an invoice from the Company, as the Servicer, to the Special Purpose Entity (SPE). The SPE will credit the License Taxes paid from customers back to customers through the next applicable true-up filing.

13.           If the Company collects Sales Taxes that are subsequently deemed not to apply, then the Company will credit customers via a miscellaneous credit on their subsequent electricity bill.

14.           The Settling Parties agreed in the Settlement Agreement that the Commission will determine if DEP should collect a Utility Assessment Fee arising under Sections 58-27-50, 58-4-60, and 58-3-100 to be included in the calculation of ongoing financing costs. S.C. Code Ann. §§ 58-27-50 & 58-3-100 (2015); S.C. Code Ann. § 58-4-60 (Supp. 2023). The Commission finds that that the SPE is not a utility as defined by South Carolina law, and no Utility Assessment Fee shall be collected on the basis of storm recovery charges of the SPE.

Capital Contribution

15.           DEP’s capital contribution to the SPE shall earn a return at the interest rate of the longest maturing tranche of the Storm Recovery Bonds, which is reasonable and prudent.

E.	Structure of Bond Issuance

16.           DEP’s proposed financing structure adheres to the requirements of the Storm Securitization Statute.

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Special Purpose Entity

17.           For purposes of issuing storm recovery bonds, it is reasonable for DEP to create a SPE, which will be a Delaware limited liability company (LLC) with DEP as its sole member. The SPE will be an “assignee” as defined in S.C. Code Ann. Section 58-27-1105(2) (Supp. 2023), and when an interest in Storm Recovery Property is transferred, other than as security, to the SPE, the SPE may issue Storm Recovery Bonds in accordance with this Financing Order.

Storm Recovery Property

18.           It is reasonable for DEP to sell or otherwise transfer Storm Recovery Property to the SPE pursuant to the terms of this Financing Order. Upon the transfer by DEP of the Storm Recovery Property to the SPE, that SPE will have all of the rights, title, and interest of DEP with respect to such Storm Recovery Property, including the right to impose, bill, charge, collect, and receive the Storm Recovery Charge authorized by this Financing Order and to obtain periodic formulaic adjustments to the Storm Recovery Charge. Such Storm Recovery Property is expected to be pledged by the SPE to, and held and administered by, an indenture trustee as collateral for payment of the Storm Recovery Bonds to ensure that the proposed issuance of Storm Recovery Bonds and the imposition of the Storm Recovery Charge will: (i) provide quantifiable net benefits to customers on a present value basis as compared to the costs that would have been incurred absent the issuance of Storm Recovery Bonds and (ii) result in the lowest Storm Recovery Charge consistent with market conditions at the time the Storm Recovery Bonds are priced and the terms set forth in this Financing Order (collectively, the Statutory Cost Objectives).

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19.           The Storm Securitization Statute provides that the State of South Carolina and its agencies, including this Commission, pledge and agree with bondholders, the owners of the Storm Recovery Property, and other financing parties that the State and its agencies, including the Commission, will not take any of the following actions as to any outstanding Storm Recovery Bonds, Storm Recovery Charge, or Storm Recovery Property: (i) alter the provisions of the Storm Securitization Statute, which authorize the Commission to create an irrevocable contract right or chose in action by the issuance of this Financing Order, create Storm Recovery Property and make the Storm Recovery Charge imposed by this Financing Order an irrevocable, binding or nonbypassable charge; (ii) take or permit any action that impairs or would impair the value of the Storm Recovery Property or the security for the Storm Recovery Bonds or revise the Storm Recovery Costs for which storm recovery is authorized; (iii) in any way impair the rights and remedies of the bondholders, assignees, and other financing parties; or (iv) except for changes made pursuant to the True-Up Mechanism, reduce, alter or impair the Storm Recovery Charge until any and all principal, interest, premium (if any), Financing Costs and other fees, expenses or charges incurred, and any contracts to be performed in connection with the Storm Recovery Bonds, have been paid and performed in full, as further described in S.C. Code Ann. section 58-27-1155(A) (Supp. 2023). This paragraph does not preclude limitation or alteration if full compensation is made by law for the full protection of the storm recovery charges collected pursuant to a financing order and of the bondholders and any assignee or financing party entering into a contract with the electrical utility. S.C. Code Ann. § 58-27-1155(A) (Supp. 2023).

Form of Transaction Documents

20.           The forms of the servicing agreement, purchase and sale agreement, administration agreement, limited liability company agreement, and indenture, originally filed as exhibits to Company witness Thomas J. Heath Jr.’s testimony (collectively, the “Transaction Documents”) are in the public interest and necessary to facilitate the transaction and are approved, subject to Finding of Fact 22.

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21.           It is reasonable and prudent for any modifications to the Transaction Documents to be reviewed and provided input by the Bond Advisory Team, defined below in Finding of Fact 43, to ensure that the Statutory Cost Objectives are achieved and for compliance with the terms of this Financing Order.

Offering and Sale of Bonds

22.            It is reasonable for DEP to issue the Storm Recovery Bonds through a negotiated sale or other sales option to achieve the Statutory Cost Objectives. Furthermore, DEP will have the flexibility to utilize a means of sale other than an SEC-registered sale, such as a Rule 144A offering, if market volatility or other factors indicate that such a sale would be the best manner to achieve the “Statutory Cost Objectives” defined herein. DEP agrees to consider the advice and input from the Bond Advisory Team and DCA prior to making such decision. If a means of sale other than an SEC registered sale is proposed to be utilized, the rationale for the decision shall be explained in detail in the Issuance Advice Letter submitted to the Commission.

Amortization of Storm Recovery Bonds

23.           The proposed duration of the bond repayment period is reasonable and prudent.

The expected term of the scheduled final payment date of the last maturing tranche of bonds issued pursuant to the authority granted herein, as determined in the reasonable discretion of DEP, is to be no later than 20 years, from the issuance of the series of Storm Recovery Bonds. The legal maturity date of each tranche may be longer than the scheduled final payment date for that tranche.

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OCTOBER 23, 2023

Cap on Costs of Securitization Financing

24.           It is appropriate for the Storm Recovery Bonds, or each tranche thereof if multiple tranches are issued, to have a fixed interest rate, determined consistent with current market conditions. Unless otherwise discussed with the Bond Advisory Team (as defined herein), to ensure the issuance of Storm Recovery Bonds results in quantifiable net benefits, the weighted average interest rate on the Storm Recovery Bonds will not exceed 7.0%. If the 7.0% cap based on the weighted average interest rate on the bonds is projected to be exceeded, DEP will discuss with the Bond Team and develop a recommendation, based on the advice and input from the members and participants on the Bond Advisory Team, for the Commission on whether to proceed with the issuance in accordance with the Statutory Cost Objectives. For informational purposes, the rationale for the final interest rate decision, whether above or below such cap, shall be explained in the Issuance Advice Letter submitted to this Commission. This rationale shall include, but not be limited to, the comparisons made to determine how the interest rate(s) results in the lowest storm recovery charges consistent with market conditions at the time the storm recovery bonds are priced and the terms set forth in the Financing Order. If market conditions change and it becomes necessary, in order to best achieve the Statutory Cost Objectives, DEP will have the flexibility to utilize floating-rate securities for one or more tranches of bonds. DEP shall consider the advice and input of the Bond Advisory Team prior to making its decision to issue any floating rate bonds. DEP is further authorized to issue such bonds but will be required to execute agreements to swap the floating payments to fixed-rate payments to ensure that Statutory Cost Objectives are achieved. Tr. pp. 471:7-480:24; 360.8:17-360.9:6. If one or more tranches of bonds are to be issued as floating-rate bonds, the rationale for the decision shall be explained in the Issuance Advice Letter submitted to this Commission.

Credit Ratings of Storm Recovery Bonds

25.           DEP should strive for the Storm Recovery Bonds to achieve AAA credit ratings or the highest equivalent credit ratings given for the type of securities the SPE issues, consistent with its overarching obligation to meet the Statutory Cost Objectives. DEP agrees to necessary credit enhancements, with recovery of related costs as on-going Financing Costs, only to achieve such ratings, only if and to the extent such credit enhancements and corresponding credit ratings are warranted to meet the Statutory Cost Objectives. The cost of any such credit enhancements shall be included in the determination whether the Statutory Cost Objectives are met.

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

26.           If the ratings from S&P Global Ratings (S&P) and Moody’s Investor Service (Moody’s) result in split bond ratings, the Company will seek advice and input from the Bond Advisory Team on whether to obtain a third rating from Fitch Ratings, Inc. (Fitch). If the final credit rating on the proposed bonds is not AAA or Aaa, the rationale for the decision shall be explained in the Issuance Advice Letter submitted to the Commission.

Security for the Storm Recovery Bonds

27.           The utilization by the SPE of a collection account, including a general subaccount, a capital subaccount, and an excess funds subaccount, is reasonable and prudent. DEP may include other subaccounts in the collection account, if necessary to obtain the highest possible credit ratings on the Storm Recovery Bonds.

DEP as Initial Servicer of the Storm Recovery Bonds

28.           DEP’s proposal to act as initial servicer of the Storm Recovery Bonds is reasonable and prudent.9

29.           The on-going annual servicing fee for DEP, acting as the initial servicer, in the amount of 0.05 percent (5 basis points) of the initial principal amount of the Storm Recovery Bonds plus out-of-pocket expenses provided for in the servicing agreement is necessary to compensate the servicer adequately and ensure the high credit quality of the Storm Recovery Bonds and is reasonable and prudent.

9 “Rating agencies expect that the Company will be the servicer but assume that a replacement servicer may require additional compensation to perform these services, without access to the Company’s existing infrastructure and customer relationships. Illustrative draft forms of both the Servicing and Administration Agreements are included in the testimony of witness Heath as Heath Exhibits 2b and 2d.” Tr. p. 358.62:21-358.63:3.

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

DEP as Administrator of the SPE

30.            DEP’s proposal to act as an administrator of the SPE under the proposed financing transaction is reasonable and prudent.

31.            The on-going fee to be paid to the administrator of $50,000 per year plus out-of- pocket expenses included in the administration agreement is necessary to cover the costs and expenses of administering the SPE and to preserve the integrity of the bankruptcy-remote structure of the SPE and the high credit quality of the Storm Recovery Bonds and is reasonable and prudent.

Storm Recovery Bonds to be Treated as Debt for Federal Income Tax Purposes

32.            DEP shall structure the Storm Recovery Bond transactions in a way that meets all requirements for the Internal Revenue Service’s (IRS) safe harbor treatment provided for in IRS Revenue Procedure 2005-62.

F.	Storm Recovery Charges

Imposition and Computation of Storm Recovery Charge

33.            To repay the Storm Recovery Bonds and on-going Financing Costs, DEP is authorized to impose the Storm Recovery Charge to be collected on a per kWh basis from all applicable customer rate classes until the Storm Recovery Bonds and related Financing Costs are paid in full.

34.            The Securitizable Balance plus up-front Financing Costs to be financed using Storm Recovery Bonds shall be the principal amount of Storm Recovery Bonds shown in Order Exhibit No. 2 to this Financing Order.

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

35.            The calculation methodology for the Storm Recovery Charge by customer class in Smith Exhibit 3, as clarified and amended by paragraph 13 of the Settlement Agreement, is just and reasonable. It is also just and reasonable that the allocation methodology for the Storm Recovery Charge be adjusted concurrently with a subsequent true-up adjustment for any changes to the customer class allocation methodology approved by the Commission in subsequent general rate proceedings for DEP.

36.            DEP will use a weather normalization calculation methodology that matches its most current South Carolina rate case. This calculation will use 30 years of historical data to determine normal weather heating and cooling degree days in the calculation of the forecast variance factor. The variance factor will be equal to one standard deviation of the normal weather variation and will be applied by customer class to DEP’s most current retail spring or fall forecast which includes the upcoming rate period.

37.            In the event of a customer’s partial payment of a bill, after application of late charges such partial payment shall be allocated ratably among the Storm Recovery Charge, any similar securitization charges, and DEP’s other billed amounts in a manner that is consistent with DEP’s current process for allocating partial payments.

Treatment of Storm Recovery Charge in Tariff and on Retail Customer Bills

38.            DEP’s proposed Tariff implementing the Storm Recovery Charge as amended by the Settlement Agreement indicates the Storm Recovery Charge and the ownership of the charge.

39.            DEP is authorized and directed to include the Storm Recovery Charge on each customer’s bill as a separate line item and include both the rate and the amount of the charge on each bill as well as a statement that the SPE is the owner of the rights to the Storm Recovery Charge and that DEP is acting as a servicer for the SPE.

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

True-up of Storm Recovery Charges

40.            The formulaic true-up mechanism (True-up Mechanism) and associated procedures described in DEP’s proposed Tariff, are reasonable and prudent. The True-up Mechanism is attached to this Financing Order as Order Exhibit No. 3.

41.            The ORS and the Commission shall have 60 days to review and inform the Company of any mathematical or clerical errors in its calculation pursuant to S.C. Code Ann. section 58-27-1110(C)(4) (Supp. 2023). It is reasonable for DEP and ORS to engage in a good faith discussion to discuss reducing the time period from 60 days to 30 days after the completion of three semi-annual true-up periods.

G.	Accumulated Deferred Income Taxes

42.            From the date of the Financing Order, the Company will defer and compound the return on Storm Cost ADIT (Storm ADIT) at its most recently approved pre-tax WACC to a regulatory liability until base rates are reset in the next base rate case proceeding. At that time, the Storm ADIT and the deferred return on the Storm ADIT regulatory liability will be included as a reduction to rate base and will be amortized as a negative expense to return the deferred Storm ADIT benefit to customers.

H.	Bond Advisory Team

43.            To ensure that the structuring, marketing, and pricing of the Storm Recovery Bonds will result in the lowest Storm Recovery Charge consistent with market conditions at the time the Storm Recovery Bonds are priced and the terms set forth in this Financing Order, it is reasonable to create an advisory body to meet regularly to review and provide input on the structuring, marketing, and pricing of the Storm Recovery Bonds (the Bond Advisory Team). It is further statutorily compliant for decisions regarding the structuring, marketing, and pricing of the Storm Recovery Bonds to be made by DEP, with advice and input from the other members and participants on the Bond Advisory Team. It is also statutorily compliant for the Bond Advisory Team to consist of representatives from DEP and the ORS. In accordance with the Comprehensive Settlement Agreement proposed by the Settling Parties, DEP and the ORS may designate staff, counsel, and consultants to participate on the Bond Advisory Team on their behalf. It is further statutorily compliant that designated staff and attorneys of DCA, and the Underwriters and their counsel be invited to also attend meetings of the Bond Advisory Team as participants, able to provide input just as ORS. DCA shall be invited to every meeting of the Bond Advisory Team.10

10 Parties assured the Commission the invitation of DCA was a practical consideration, only related to staffing and budgetary considerations. Otherwise, DCA can provide input just as ORS. Tr. pp. 156:16-157:9; 94: 17-23.

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

44.            The ORS shall be designated as the Qualified Independent Third Party (QITP) under S.C. Code Ann. section 58-27-1110(C)(6) (Supp. 2023). ORS is charged by law with the duty to represent the public interest of South Carolina pursuant to S.C. Code Ann. section 58-4-10(B) (Supp. 2023). As QITP, ORS or their representative shall be able to participate in Bond Advisory Team meetings so that it will be able to provide the certification and any other information it believes this Commission should consider when reviewing the Issuance Advice Letter as contemplated pursuant to S.C. Code Ann. section 58-27-1110(C)(6)(a) (Supp. 2023). It is appropriate for ORS to follow its statutory charge under S.C. Code Ann. section 58-4-10(B) (Supp. 2023) in how ORS fulfills the role of QITP. This is a specific provision contained in the Comprehensive Settlement Agreement, presented by the Settling Parties for approval without exception, modification, or additional provisions. Order Exhibit No. 1, Paragraph 23. ORS, at its discretion, may designate staff, counsel, and consultants to assist ORS in fulfilling its role as QITP.

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

45.            DEP shall provide all members and participants on the Bond Advisory Team, with timely information to allow the members and participants on the Bond Advisory Team to be informed fully and in advance regarding all aspects of the structuring, marketing, and pricing of the Storm Recovery Bonds. DEP will invite and allow the Bond Advisory Team and DCA to be present during communications with underwriters, credit rating agencies, and investors provided customary practices to ensure compliance with securities laws and regulations are followed. DEP shall invite all members of the Bond Advisory Team and the DCA to join all Bond Advisory Team meetings to review and comment on all aspects of the structuring, marketing, and pricing of the Storm Recovery Bonds, including without limitation the following: the selection and retention of underwriters and other transaction participants; the terms of all Transaction Documents; the length of the bond terms; the interest rates of the bonds (including whether the interest rate is floating or fixed); the capital contribution to the extent the amount required in the IRS Revenue Procedure 2005-62; the transaction structure; the issuance strategy; appropriate credit enhancements; and the credit rating process.

46.            It is just and reasonable for DEP to have the sole right to select all counsel and advisors for DEP and the SPE.

47.            None of the ORS, DCA or their designees, consultants or counsel are agents of DEP or the SPE. They are not issuers, sponsors, or depositors of the Storm Recovery Bonds. Their role on, or as participants with, the Bond Advisory Team is to provide advice and input that is independent of DEP. Neither ORS nor DCA are granted decision making authority with DEP on the Bond Advisory Team, per the terms of the Comprehensive Settlement Agreement presented for approval.

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

I.	Issuance Advice Letter

48.            Because the actual structure and pricing of the Storm Recovery Bonds are unknown as of the issuance of this Financing Order, the Commission finds it is reasonable and prudent to adopt the Issuance Advice Letter process prescribed by S.C. Code Ann. section 58-27-1110(C)(6) (Supp. 2023). Accordingly, within one business day after final terms of the Storm Recovery Bonds are determined, DEP shall provide to the Commission an Issuance Advice Letter as permitted in S.C. Code Ann. section 58-27-1110(C)(6)(a) (Supp. 2023), attached hereto as Order Exhibit No. 4.

49.            Such Issuance Advice Letter shall include the final terms of the Storm Recovery Bonds, up-front Financing Costs and on-going Financing Costs as well as any explanations or rationales for the final terms required pursuant to the Settlement Agreement. In accordance with S.C. Code Ann. section 58-27-1110(C)(6)(a) (Supp. 2023), the Issuance Advice Letter shall include certification from DEP, the primary underwriter(s) and the QITP (provided one business day after the Issuance Advice Letter is filed), as a condition to closing, certifying whether the sale of Storm Recovery Bonds complies with the requirements of the Storm Securitization Statute and the Financing Order. In the Issuance Advice Letter, DEP shall certify whether the issuance of Storm Recovery Bonds and the imposition and collection of a Storm Recovery Charge will in fact provide quantifiable net benefits to customers on a present-value basis as compared to the costs that would have been incurred absent the issuance of Storm Recovery Bonds. DEP and the primary underwriter(s) shall certify whether the structuring, marketing, and pricing of the Storm Recovery Bonds will in fact result in the lowest Storm Recovery Charge consistent with market conditions at the time the Storm Recovery Bonds were priced and the terms set forth in this Financing Order.

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

50.            No later than one business day after DEP provides the Issuance Advice Letter to the Commission, the QITP shall review the Issuance Advice Letter and deliver its certification to the Commission along with any other information it believes the Commission should consider as it decides whether to accept the Issuance Advice Letter. Drafts of the Issuance Advice Letter shall be provided to the Bond Advisory Team and DCA approximately two weeks prior to the expected date of commencement of marketing the Storm Recovery Bonds. The Bond Advisory Team and DCA shall provide any comments to the draft Issuance Advice Letter one week after the receipt of the draft Issuance Advice Letter. The QITP shall certify whether the issuance of Storm Recovery Bonds and the imposition and collection of a Storm Recovery Charge will in fact provide quantifiable net benefits to customers on a present-value basis as compared to the costs that would have been incurred absent the issuance of Storm Recovery Bonds and whether the structuring, marketing, and pricing of the Storm Recovery Bonds will in fact result in the lowest Storm Recovery Charge consistent with market conditions at the time the Storm Recovery Bonds were priced and the terms set forth in this Financing Order.

51.            After the Issuance Advice Letter has been submitted, but prior to noon on the fourth business day after the final terms of the Storm Recovery Bonds are determined, DEP will be available to answer any questions from the Commission about the final agreed upon terms of the Storm Recovery Bonds. The Commission agrees with the Parties that, in connection with the submission of the Issuance Advice Letter, information designated by DEP or any other party as confidential shall be provided to the Commission under seal or in a closed session.

52.            No later than noon on the fourth business day after pricing, the Commission shall either accept the Issuance Advice Letter or deliver an order to DEP to prevent the issuance of the Storm Recovery Bonds.

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

53.            If the actual up-front Financing Costs are less than the amount appearing in the final Issuance Advice Letter filed within one business day after actual pricing of the Storm Recovery Bonds, such unspent amount will be reflected in the next True-Up Adjustment Letter (as defined herein). Conversely, to the extent that the actual up-front Financing Costs are in excess of the amount appearing in the final Issuance Advice Letter filed within one business day after actual pricing of the Storm Recovery Bonds, then DEP shall book such excess amounts to a regulatory asset, which will accrue carrying costs at the Company’s approved pre-tax WACC in effect at the time the deferral costs are incurred. DEP will request that all such costs are included in base rates during the next base rate proceeding. The Parties reserve their right to review the reasonableness and prudency of those costs in the next rate proceeding.

J.	Commission’s Independent Consultant

54.            In connection with its responsibilities under the Storm Securitization Statute, the Commission has retained an independent outside consultant (the Commission’s Consultant) to serve as advisor and counsel to the Commission. In addition, the Commission’s Consultant engaged outside legal counsel to assist in performing its responsibilities under S.C. Code Ann. section 58-27-1170 (Supp. 2023). Consistent with the requirements of S.C. Code Ann. section 58-27-1170, the Commission finds the compensation approved by the Commission to be paid to the Commission’s Consultant and its outside legal counsel does not exceed compensation generally paid by the regulated industry for such specialists and shall be considered an up-front Financing Cost.

K.	Flexibility

55.            It is reasonable and prudent to allow DEP, with the advice and input from the Bond Advisory Team as described in Findings of Fact Nos. 43-47 and the Issuance Advice Letter and certification procedures described in Findings of Fact Nos. 48-53, flexibility in establishing the final terms and conditions of the Storm Recovery Bonds and therefore the ability, at its option, to cause one or more series of Storm Recovery Bonds to be issued, in order to achieve the Statutory Cost Objectives.

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

L.	Statutory Cost Objectives

56.            The issuance of Storm Recovery Bonds and imposition and collection of a Storm Recovery Charge as authorized in this Financing Order will provide quantifiable net benefits to customers on a present value basis as compared to the costs that would have been incurred absent the issuance of Storm Recovery Bonds, and will result in the lowest Storm Recovery Charge consistent with market conditions at the time the Storm Recovery Bonds are priced and the terms set forth in this Financing Order.

57.            This Financing Order adheres to the statutory requirements outlined by the Storm Securitization Statute necessary to issue a financing order authorizing an electrical utility to finance storm recovery costs.

V.            EVIDENCE AND CONCLUSIONS FOR FINDINGS OF FACT

A.	Evidence and Conclusions for Findings of Fact Nos. 1-2

The evidence supporting these findings of fact and conclusions of law is contained in the Petition, the testimony and exhibits of the witnesses, and the entire record in this proceeding. These findings and conclusions are informational, procedural, and jurisdictional in nature.

B.	Evidence and Conclusions for Finding of Fact No. 3

In accordance with the Storm Securitization Statute, the Petition included a description of DEP’s storm recovery activities, an estimate of the Storm Recovery Costs, the proposed level of storm recovery reserve (zero), an indicator of the amount of Storm Recovery Costs to be financed using Storm Recovery Bonds, an estimate of the Financing Costs related to the bonds, an estimate of the Storm Recovery Charge necessary to recover costs, and a comparison between the net present value of the cost to customers estimated to result from the issuance of Storm Recovery Bonds and the cost that would result from the application of the traditional method of financing and recovering its Storm Recovery Costs. As explained in the testimony of Company witness Kimberly K. Smith, DEP demonstrated that issuing Storm Recovery Bonds, and imposing the Storm Recovery Charge, is expected to result in quantifiable net benefits to customers on a present value basis as compared to the costs that would have occurred absent the issuance of Storm Recovery Bonds.

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

The Commission finds and concludes that the Petition satisfies the requirements of the Storm Securitization Statute, as discussed further herein, by including each of the necessary items required by S.C. Code Ann. section 58-27-1110(A) (Supp. 2023). Therefore, pursuant to the Storm Securitization Statute, the Commission has the information necessary to issue a Financing Order as well as any other relief necessary for DEP to finance its Storm Recovery Costs.

C.	Evidence and Conclusions for Findings of Fact Nos. 4-6

The evidence supporting these findings and conclusions is contained in the Petition, the Settlement Agreement, the testimony and exhibits of the witnesses, and the entire record in this proceeding.

The Commission convened and conducted a hearing in this matter and has considered all issues raised by the Parties and evidence presented. Moreover, the Commission has carefully considered the terms of the Settlement Agreement, the testimony of witnesses, and specifically considered the question of whether the terms contained in the Settlement Agreement will result in achievement of Statutory Cost Objectives, would be just, fair, and reasonable; in the public interest; and would be in accordance with applicable law and sound regulatory policy. For the reasons set forth below, the Commission adopted the Comprehensive Settlement Agreement on September 20, 2023, during a Special Called Commission Business Meeting, because the Commission finds the Comprehensive Settlement Agreement will result in achievement of the Statutory Cost Objectives; is in the public interest; and is otherwise in accordance with applicable law. The Settlement Agreement was accepted into the record of the hearing as Hearing Exhibit 1 (now Order Exhibit No. 1).

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

The Settlement Agreement is described by the Settling Parties as “comprehensive” and “the result of extensive negotiation and compromise among the Parties...” Order Exhibit No. 1, Paragraph 2. The Settlement Agreement covers a variety of terms within this Financing Order including the Incremental Up-front Financing Costs in Excess of the Estimated Up-front Financing Costs; the Utility Assessment Fee, License Tax and Sales Tax; the True-Up Period pursuant to S.C. Code Ann. section 58-27-1110(C)(4) (Supp. 2023); the Rate Calculations; the Storm Securitization Tariff Sheet; the Cap on Costs of Securitization Financing; Storm Cost Accumulated Deferred Income Taxes Regulatory Liability; this Financing Order; the Rating Agencies; the Means of Sale; Floating-Rate Bonds; the Bond Advisory Team; the QITP; and the Issuance Advice Letter Process.

The complete Settlement Agreement is attached as Order Exhibit No. 1 and is incorporated by reference.

Based on all the evidence, the Commission finds and concludes that the Settlement Agreement will result in achieving the Statutory Cost Objectives and is just, reasonable, and in the public interest.

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

D.	Evidence and Conclusions for Finding of Fact No. 7

The evidence supporting these findings and conclusions is contained in the Petition, the Settlement Agreement, the testimony and exhibits of the witnesses, and the entire record in this proceeding.

Storm Recovery Costs

In Order No. 2023-260, the Commission approved the February 7,2023, stipulation between DEP, the ORS, and all other parties to the proceeding that resolved several accounting issues, including a cost of debt return for the Storms during the deferral period. In that Order, the Commission also granted ORS’ s recommendations and adjustments requiring DEP to (i) subtract Modified Accelerated Cost Recovery Systems (MACRS) depreciation ADIT from the Company’s quantification of the capital cost rate base for Hurricanes Matthew (D) and Florence (D) and correct bonus depreciation to account for the update provided to ORS during this proceeding; (ii) calculate DEP’s deferred carrying costs approved in this proceeding on the capital cost rate base and regulatory asset based on the prior month balances of each of these components; and (iii) disallow recovery of the non-incremental storm restoration costs associated with work performed by native contractors as identified by the ORS, along with all deferred carrying costs associated with these non-incremental storm restoration costs. Specifically, the Commission approved the total Phase I principal costs of approximately $170.6 million consisting of: (a) deferred incremental O&M; (b) deferred capital costs and (c) estimated carrying costs through February 2024, the aggregate of such costs is referred to herein as the Securitizable Balance. See Order No. 2023-260.

In its Petition, DEP requested the authority to finance its Storm Recovery Costs through the issuance of storm recovery bonds of approximately $176.0 million, which includes the $170.6 million approved in Order No. 2023-260 plus an estimated $5.4 million in up-front Financing Costs. The requested amount is also premised on a Storm Recovery Bond issuance date on or before March 1, 2024. DEP may update the estimated deferred carrying cost component of the total amount of approved carrying costs to account for any difference in carrying costs resulting from the Company’s estimated date of issuance and actual date of issuance, net of ADIT at DEP’s approved cost of debt in effect at the time the deferred costs are incurred. Tr. p. 46.18:4-10. The Company will report to the Commission the final carrying costs and up-front Financing Costs so financed in the Issuance Advice Letter as described below. Tr. p. 186.13:15-21.

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

S.C. Code Ann. section 58-27-1105(16)(c) (Supp. 2023) requires that DEP’s actual Storm Recovery Costs eligible for financing be reasonable and prudently incurred. The Storm Recovery Costs that were included in the Company’s Petition have been the subject of discovery and audit by ORS and other interested parties to that proceeding. Commission Order No. 2023-260 determined the amount of Storm Recovery Costs eligible to be financed using storm recovery bonds. See Order No. 2023-260 at 51. Consistent with that Order, the Commission finds that DEP’s Storm Recovery Costs are now eligible for recovery through financing. DEP shall reflect the actual amount of Storm Recovery Costs recovered by the issuance of Storm Recovery Bonds in the Issuance Advice Letter. Tr. p. 186.13:15-21.

The Commission also finds that DEP’s calculation of estimated carrying costs associated with the Storm Recovery Costs net of ADIT at DEP’s approved cost of debt in effect at the time the deferred costs are incurred is consistent with Order No. 2023-260. Further, the Commission finds that DEP’s method of calculating and reflecting its final carrying costs in the Issuance Advice Letter is reasonable and prudent and in compliance with Ordering Paragraph 8 in Order No. 2023-260. See Order No. 2023-260 at 52. Accordingly, the Commission finds that DEP should be permitted to finance its Storm Recovery Costs, including carrying costs, as provided in this Financing Order.

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

E.	Evidence and Conclusions for Findings of Fact Nos. 8-9

The evidence supporting these findings and conclusions is contained in the Petition, the Settlement Agreement, the testimony and exhibits of the witnesses, and the entire record in this proceeding.

Up-front Financing Costs

In the Petition, DEP requested that its up-front Financing Costs associated with the securitization process be included in the principal amount of Storm Recovery Bonds in accordance with S.C. Code Ann. section 58-27-1105(14) (Supp. 2023). Petition at 21. Company witness Heath testified that such costs include the fees and expenses to obtain the Financing Order, as well as the fees and expenses associated with the structuring, marketing, and pricing of the Storm Recovery Bonds, including the following: external and incremental internal legal fees and expenses, structuring advisory fees and expenses, any interest rate lock or swap fees and costs, underwriting fees and original issue discount, rating agency and trustee fees (including trustee’s counsel), accounting fees, information technology programming costs, servicer’s set-up costs, printing and marketing expenses, stock exchange listing fees and compliance fees, filing and registration fees, the costs of the Commission Consultant and its outside legal counsel, and costs of outside consultants retained by ORS for this proceeding and the costs of consultants retained by ORS acting as the QITP. Tr. pp. 46.18:15-23; 46.19:1-10. A complete list of all up-front Financing Costs will be included in Attachment 2 of the Issuance Advice Letter; a form of the Issuance Advice Letter, with preliminary estimates of up-front Financing Costs, is included in Order Exhibit No. 4 of this Financing Order. Company witness Heath further stated that up-front Financing Costs include reimbursement to DEP for amounts advanced for payment of such costs. Id. Company witness Heath provided a range of estimates of the up-front Financing Costs, and explained based on those figures, DEP’s estimated up-front Financing Costs of between $5.96 million to $7.09 million as reflected in Heath Rebuttal Exhibit 1. Company witness Heath also stated that the estimates will be updated to actual up-front Financing Costs incurred during the proposed Issuance Advice Letter process. Id.

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

Company witness Smith testified that since the final up-front Financing Costs may not be known until after the Commission (i) issues its Financing Order, (ii) accepts the Issuance Advice Letter and (iii) the Company issues the Storm Recovery Bonds, if the actual up-front Financing Costs are below the amount reflected in the Issuance Advice Letter provided to the Commission, then the difference will be credited back to customers in the true-up adjustment letter process described by Company witness Smith. Tr. p. 186.14:8-22. Conversely, if the actual up-front Financing Costs are more than the amounts appearing in the Issuance Advice Letter, DEP may establish a regulatory asset to defer any prudently incurred excess amounts of up-front Financing Costs to preserve them for later recovery in its next general rate case proceeding provided, however, that the costs subject to deferral would not impact the Storm Recovery Bonds or Storm Recovery Charges. The regulatory asset would accrue carrying costs net of ADIT, at DEP’ s approved pre-tax WACC in effect at the time the deferral costs are incurred. Order Exhibit No. 1, Paragraph 15. In the Settlement Agreement, DCA, ORS and Nucor Steel reserve their right to review the reasonableness and prudency of the above costs in the next rate proceeding. Order Exhibit No. 1, Paragraph 6.

The up-front Financing Costs, such as legal fees and expenses and the costs of outside consultants and counsel, will not be known until after the financing is completed. Further, other up-front Financing Costs will vary depending on the size of the final issuance of the Storm Recovery Bonds. Specifically, the Securities and Exchange Commission (SEC) registration fee, underwriters’ fees, and rating agency fee are proportional to the amount of qualified costs actually financed. Other up-front Financing Costs, such as original issue discount, will be determined at the time of the sale. The costs approved by the Commission of a Commission Consultant and or outside legal counsel as well as the costs of any outside consultants or counsel retained by ORS are costs, which are fully recoverable from Storm Recovery Bond proceeds, will not be final until the bonds are ready to be issued. Accordingly, actual up-front Financing Costs will not be known until after the pricing of the Storm Recovery Bonds. Tr. pp. 46.18:15-23; 46.19:1-10.

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

S.C. Code Ann. section 58-27-1105(7) (Supp. 2023) defines Financing Costs. The Commission finds that DEP’s proposed up-front Financing Costs fall within this definition, and that these issuance costs are therefore Financing Costs eligible for recovery pursuant to the Storm Securitization Statute.

F.	Evidence and Conclusions for Finding of Fact No. 10

The evidence supporting these findings and conclusions is contained in the Petition, the testimony and exhibits of the witnesses, and the entire record in this proceeding.

On-going Financing Costs

In the Petition, DEP requested that its on-going Financing Costs be recovered through the Storm Recovery Charge authorized by this Financing Order. Company witness Heath testified that on-going Financing Costs include servicing fees; return on invested capital; administration fees; accounting and auditing fees; regulatory assessment fees; legal fees; rating agency surveillance fees; trustee fees (including any indemnity owed to the Trustee); independent director or manager fees; and other miscellaneous fees associated with the servicing of the Storm Recovery Bonds. Tr. p. 46.28:5-16. Witness Heath also provided estimates of on-going Financing Costs in Heath Exhibit 1, as updated in Heath Rebuttal Exhibit 1. Hearing Exhibits 1 and 2. Company witness Heath further testified that because on-going Financing Costs are recovered through the Storm Recovery Charge, DEP will include the actual amounts in the True- Up Adjustment Letters and any disparities would be resolved through the True-up Mechanism described in Company witness Nicholas G. Speros’s testimony. Tr. p. 46.33:18-22.

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

The Commission finds that the estimates for on-going Financing Costs will result in achieving the Statutory Cost Objectives, are just and reasonable, in the public interest, and, as further described below, are eligible for recovery under the Storm Securitization Statute.

Servicing Fees and Administrative Fees

According to Company witness Heath, servicing responsibilities will include billing, monitoring, collecting, and remitting the storm recovery charge; reporting requirements imposed by the servicing agreement; implementing the True-up Mechanism; procedures required to coordinate required audits related to DEP’s role as servicer; legal and accounting functions related to the servicing obligation; and communication with rating agencies. Tr. p. 46.29:7-13. Administration fees cover expenses associated with administrative functions DEP will be providing to the SPE, separate from those of the servicer, and include maintaining the general accounting records, preparation of quarterly and annual financial statements, arranging for annual audits of the SPE’s financial statements, preparing all required external financial filings, preparing any required income or other tax returns, and related support. Tr. p. 46.30:6-14. Company witness Heath provided an estimate of the servicing and administration fees, an approximate $88,565.00 servicing fee (five basis points) and a $50,000.00 administrative fee. Tr. pp. 148:23-149:5. See also Hearing Exhibits 1, 2, and corrected Exhibit 3.

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

The Servicing and Administration Fees collected by DEP or any Affiliate of DEP11, acting as either the Servicer or the Administrator under the Servicing Agreement or Administration Agreement, respectively, will be included in DEP’s cost of service such that DEP will credit back all periodic servicing fees in excess of DEP’s or an affiliate of DEP’s incremental costs of performing servicing and administration functions. The expenses incurred by DEP, or such affiliate to perform obligations under the Servicing Agreement or Administration Agreement not otherwise recovered through the Storm Recovery Charge will likewise be included in DEP’s cost of service, subject to review as to reasonableness in an appropriate rate proceeding.

Having reviewed the testimony of the parties, the Commission finds that this treatment of the servicing and administration fees will result in achieving the Statutory Cost Objectives and is just, reasonable, and in the public interest.

G.	Evidence and Conclusions for Findings of Fact Nos. 11-14

The evidence supporting these findings and conclusions is contained in the Petition, the Settlement Agreement, the testimony and exhibits of the witnesses and the entire record in this proceeding.

Utility Assessment Fee, License Tax and Sales Tax

ORS witness Rhoden testified that the Utility Assessment Fee should not be calculated or collected on storm recovery charges and should not be included as an ongoing financing cost. Tr. p. 251.11:8-11. Witness Rhoden also recommended that the Company seek “written guidance from SCDOR” as to whether the License Tax and Sales Tax arising under South Carolina law should be collected by the SPE. Tr. p. 251.12:13-15. In rebuttal, Company witness Speros noted that, with respect to the Utility Assessment Fee, the Company would defer to the Commission and the ORS as to whether it should seek written guidance regarding application of the fee. Tr. p. 312.5:20-23. As for the License Tax and Sales Tax, witness Speros explained that the Company would seek guidance from the SCDOR regarding applicability. Tr. p. 312.7:1-11.

11 Any servicer, other than the Company, shall be preapproved by the Commission, which includes approval of the fee to be charged.

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

As this is the first utility securitization transaction in South Carolina, DEP agreed to seek an opinion from the SCDOR regarding whether (i) License Tax on Utilities under S.C. Code Ann. section 12-20-100 (2014) and (ii) Sales Tax arising under S.C. Code Title 12 apply to the storm recovery charges. Order Exhibit No. 1, Paragraph 7. Until SCDOR provides an opinion in response to DEP’s request regarding the License Tax under S.C. Code Ann. section 12-20-100 (2014), DEP proposes to collect License Tax as an initial matter until it receives final clarification from SCDOR. If the License Tax is deemed not to apply, then DEP will file an amended consolidated return with the SCDOR and will pass the cash back through an invoice from the Servicer to the SPE. The SPE will credit the License Taxes paid from customers back through the next applicable true-up filing. Order Exhibit No. 1, Paragraph 9.

Until SCDOR provides an opinion in response to DEP’s request regarding the Sales Tax, DEP will collect Sales Tax as an initial matter on the storm recovery charges from customers to whom sales of electricity are not otherwise considered exempt from Sales Tax until it receives final clarification from SCDOR. Exempt customers from whom the Company does not propose to collect Sales Tax include, but are not limited to, all residential customers. If the Company collects Sales Taxes that are subsequently deemed not to apply, the Company will credit customers via a miscellaneous credit on their subsequent electricity bill. Order Exhibit No. 1, Paragraph 10. By ensuring that customers are made whole if the License Tax or Sales Tax is deemed inapplicable, the Settlement Agreement provides a safeguard to customers by mitigating the risk that the storm recovery charge will be subsequently increased to collect back taxes, while ensuring that any taxes collected initially that are deemed not to apply will flow back to customers. Tr. p. 50.8:2-9.

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

Lastly, the Settling Parties requested a determination from this Commission as to whether the Storm Recovery Charge is subject to the Utility Assessment Fee under Sections 58-27-50, 58-4-60 and 58-7-100. S.C. Code Ann. §§ 58-27-50 & 58-3-100 (2015); S.C. Code Ann. § 58-4-60 (Supp. 2023); Order Exhibit No. 1, Paragraph 8. Based on a review of the law, and the limited review of the SPE and true-up mechanism beyond the bond issuance, the Commission determines that the SPE is not a utility as defined by South Carolina law, and no Utility Assessment Fee shall be collected on the basis of storm recovery charges of the SPE.

H.	Evidence and Conclusions for Finding of Fact No. 15

The evidence supporting these findings and conclusions is contained in the Petition, the testimony and exhibits of the witnesses, and the entire record in this proceeding.

Return on Capital Contribution

The Company proposed to earn a return on its capital contribution to the SPE equal to the rate of interest payable on the longest maturing tranche of Storm Recovery Bonds. Company witness Heath testified that the proposed return on the capital contribution is necessary and consistent with general ratemaking principles because DEP will be contributing capital to the SPE for the duration of the term of the Storm Recovery Bonds (i.e., 20 years). Tr. p. 46.10:11-14. Absent the bond issuance, DEP has testified it would be able to invest such capital in other ways where it would be entitled to earn a return (i.e., lost opportunity costs), most likely in an amount higher than anticipated in this transaction (e.g., the Company’s WACC).

Moreover, in the absence of this capital contribution, the bonds would likely receive less favorable tax treatment and be more expensive for customers.

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

Having reviewed the testimony of the parties, the Commission finds that the return is reasonable and prudent and is eligible for recovery as an on-going Financing Cost to be recovered through the Storm Recovery Charge. Further, the return on invested capital will be paid to DEP in accordance with a priority of payments.

I.	Evidence and Conclusions for Finding of Fact No. 16

The evidence supporting these findings and conclusions is contained in the Petition, the testimony and exhibits of the witnesses, and the entire record in this proceeding.

A description of DEP’s proposed transaction is contained in its Petition and the testimony and exhibits submitted therewith. In brief, DEP has proposed a transaction structure that includes all of the following:

•	The use of an SPE as issuer of Storm Recovery Bonds, limiting the risks to bondholders of any adverse impact resulting from a bankruptcy proceeding of DEP or any affiliate.

•	The SPE’ s use of the proceeds from the issue of Storm Recovery Bonds to purchase from DEP the Storm Recovery Property and receive collections of the Storm Recovery Charge.

•	DEP’s use of the proceeds from that sale to the SPE to finance and recover the Securitizable Balance and pay the up-front Financing Costs.

•	The right to impose, bill, charge, collect, and receive the Storm Recovery Charge that are nonbypassable and which must be trued-up at least semi-annually, and may be trued-up more frequently at the option of the servicer, to ensure the timely payment of the debt service and on-going Financing Costs as scheduled.

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

•	The use of a collection account which includes, without limitation, a capital subaccount at the SPE funded initially by a deposit from DEP equal to at least 0.50 percent of the initial principal amount of the Storm Recovery Bonds issued by the SPE.

•	A servicer, initially DEP, responsible for billing and collecting the Storm Recovery Charge from existing and future retail customers.

•	Compliance with the provisions established in IRS Revenue Procedure 2005-62 to ensure favorable federal income tax treatment.

More specifically, DEP proposed that the SPE will be created and then DEP will transfer the rights to impose, bill, charge, collect, and receive the Storm Recovery Charge and to obtain true-up adjustments, along with the other rights arising pursuant to this Financing Order, to the SPE. Upon such transfer and simultaneously with the issuance of Storm Recovery Bonds, these transferred rights will become Storm Recovery Property as provided by the Storm Securitization Statute.

DEP proposed that the SPE will issue Storm Recovery Bonds and will transfer the net proceeds from the sale of such bonds to DEP in consideration for the sale of the Storm Recovery Property. The SPE will be organized and managed in a manner designed to maintain the SPE as a bankruptcy-remote entity and designed to be unaffected by a bankruptcy of DEP or any other affiliate of DEP or any of their respective successors. The Storm Recovery Bonds will be issued pursuant to an indenture and administered by an indenture trustee. Tr. p. 46.11:14-22. The Storm Recovery Bonds will be secured by and payable solely from the Storm Recovery Property created pursuant to this Financing Order. The Storm Recovery Property and other collateral will be pledged to the indenture trustee for the benefit of the holders of the Storm Recovery Bonds and to secure payment of principal, interest on the Storm Recovery Bonds, and on-going Financing Costs. DEP proposed that the servicer of the Storm Recovery Bonds collect the Storm Recovery Charge and remit those amounts to the indenture trustee on behalf of the SPE. The servicer will be responsible for making any required or allowed true-ups of the Storm Recovery Charge. If the servicer defaults on its obligations under the servicing agreement, the indenture trustee, acting for the benefit of holders of Storm Recovery Bonds, may appoint a successor servicer. DEP will act as the initial servicer (and as administrator) for the Storm Recovery Bonds. Tr. p. 46.11:9-13.

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

The Storm Recovery Charge will be calculated to ensure the collection of an amount sufficient to pay the debt service due on the Storm Recovery Bonds together with the on-going Financing Costs, which include the servicing fee, administration fees for the SPE, rating agencies’ fees, trustee fees and expenses, legal and accounting fees, other on-going fees and expenses, and the cost of replenishing the capital subaccount (or overcollateralization subaccount, if required). These on-going Financing Costs are Financing Costs eligible for recovery pursuant to the Storm Securitization Statute and are addressed further in this Financing Order, in connection with Finding of Fact No. 10.

DEP has proposed that the Storm Recovery Charge will be calculated and adjusted pursuant to the formula-based method, the True-up Mechanism, described in Company witness Speros’s testimony and included as Order Exhibit No. 3 to this Financing Order. DEP has requested approval of a Storm Recovery Charge sufficient to recover the principal and interest on the Storm Recovery Bonds plus on-going Financing Costs. DEP proposes that the Storm Recovery Charge be adjusted at least semi-annually until 12 months prior to the scheduled final payment date of the latest maturing tranche of the Storm Recovery Bonds, at which point the Storm Recovery Charge shall be adjusted at least quarterly, to ensure that the amount collected from Storm Recovery Charge is sufficient to pay the debt service on the Storm Recovery Bonds and all on-going Financing Costs. Company witness Katrina T. Niehaus also testified that DEP’s proposed bond structure is designed to provide substantially level annual debt service and revenue requirements over the life of the bond issue and would result in declining Storm Recovery Charge over time, assuming growth in customer energy consumption, other factors being equal. Tr. p. 358.31:5-16.

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

The Commission finds DEP’s proposed transaction structure reasonable and in compliance with the Storm Securitization Statute. Moreover, portions of DEP’s proposed transaction structure, described in this Financing Order, are necessary to enable the Storm Recovery Bonds to obtain the highest bond credit rating possible, with an objective of the highest possible credit ratings, to further ensure that the proposed issuance of the Storm Recovery Bonds on behalf of DEP, and the imposition of the Storm Recovery Charge will meet the Statutory Cost Objectives. Accordingly, DEP’s issuance structure is hereby approved.

J.	Evidence and Conclusions for Finding of Fact No. 17.

The evidence supporting these findings and conclusions is contained in the Petition, the testimony and exhibits of the witnesses, and the entire record in this proceeding.

Special Purpose Entity

Under DEP’s financing structure, DEP will create an SPE as a bankruptcy-remote Delaware LLC with DEP as its sole member, as set forth in the limited liability company agreement discussed further below. The SPE will be formed for the limited purpose of acquiring Storm Recovery Property from DEP, issuing Storm Recovery Bonds in one or more series (each of which may be issued in one or more tranches), and performing other activities relating thereto or otherwise authorized by the limited liability company agreement. The rights, obligations, structure, and restrictions described in this Financing Order with respect to the SPE are applicable to each such purchaser of Storm Recovery Property to the extent of the Storm Recovery Property acquired by it and the Storm Recovery Bonds issued by it. Tr. pp. 358.15:17-358.16:11.

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

DEP proposed the following: (i) that the SPE may issue Storm Recovery Bonds in an aggregate amount not to exceed the Securitizable Balance approved by this Financing Order plus up-front Financing Costs; and (ii) to pledge to an indenture trustee, as collateral for payment of the Storm Recovery Bonds, the Storm Recovery Property, including the SPE’s right to receive the Storm Recovery Charge as and when collected, and other collateral described in the indenture. The SPE will not be permitted to engage in any other activities and will have no assets other than the Storm Recovery Property and related assets to support its obligations under the Storm Recovery Bonds. DEP states that these restrictions on the activities of the SPE and restrictions on the ability of DEP to take action on the SPE’ s behalf are imposed to achieve the objective that the SPE will be bankruptcy-remote and not be affected by a bankruptcy of DEP or any affiliate or successor of DEP. Tr. p. 358.11-12.

DEP proposed that the SPE will be managed by a board of managers with rights and duties set forth in its organizational documents. Hearing Exhibit 2. As long as the Storm Recovery Bonds remain outstanding, the SPE will have at least one independent manager with no organizational affiliation with DEP other than possibly acting as independent manager(s) for another bankruptcy-remote subsidiary of DEP or its affiliates. The SPE will not be permitted to amend the provisions of its limited liability company agreement or other organizational documents that relate to bankruptcy-remoteness of the SPE without the consent of the independent manager(s). Similarly, the SPE will not be permitted to institute bankruptcy or insolvency proceedings or to consent to the institution of bankruptcy or insolvency proceedings against it, or to dissolve, liquidate, consolidate, convert, or merge without the consent of the independent manager(s). Other restrictions to facilitate bankruptcy-remoteness may also be included in the organizational documents of the SPE as required by the rating agencies. Tr. p. 358.54:11-21. The Commission agrees that these restrictions ensure that the SPE is bankruptcy-remote are reasonable and necessary to achieve the Statutory Cost Objectives.

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

The SPE will have no staff to perform administrative services, such as routine corporate maintenance, reporting, and accounting functions. DEP proposed that these administrative services will be provided by DEP pursuant to the terms of the administration agreement between the SPE and DEP. Tr. pp. 46.11:9-13; 46.3:6-14.

Per rating agency and IRS requirements, DEP will transfer to the SPE an amount required to capitalize each SPE adequately (the SPE Capitalization Level) for deposit into the capital subaccount. The SPE Capitalization Level is expected to be 0.50 percent of the initial principal amount of the Storm Recovery Bonds to be issued by the SPE or such greater amount as might be needed to meet IRS or rating agency requirements. The actual SPE Capitalization Level will depend on tax and rating agency requirements. Moreover, the Commission confirms that the SPE will be an “assignee” as defined in S.C. Code Ann. section 58-27-1105(2) (Supp. 2023), when ownership of the Storm Recovery Property is transferred to such SPE, and such SPE may issue Storm Recovery Bonds in accordance with this Financing Order as discussed further herein. Tr. pp. 358.25:6-358.27:9.

K.	Evidence and Conclusions for Findings of Fact Nos. 18-19

The evidence supporting these findings and conclusions is contained in the Petition, the testimony and exhibits of the witnesses, and the entire record in this proceeding.

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

Storm Recovery Property

The Commission determines, consistent with S.C. Code Ann. section 58-27-1105(17) (Supp. 2023), that Storm Recovery Property consists of the following: (1) all rights and interests of DEP or any successor or assignee of DEP under this Financing Order, including the right to impose, bill, charge, collect, and receive Storm Recovery Charge authorized in this Financing Order and to obtain periodic true-up adjustments to such Storm Recovery Charge as provided in this Financing Order and (2) all revenues, collections, claims, rights to payments, payments, money, or proceeds arising from the rights and interests specified in this Financing Order, regardless of whether such revenues, collections, claims, rights to payment, payments, money, or proceeds are imposed, billed, received, collected, or maintained together with or commingled with other revenues, collections, rights to payment, payments, money, or proceeds.

As DEP has requested, pursuant to S.C. Code Ann. section 58-27-1110(A) (Supp. 2023), the Commission determines that it is reasonable and prudent that the creation of the Storm Recovery Property be conditioned upon, and simultaneous with, the sale of such Storm Recovery Property to the SPE and the pledge of such Storm Recovery Property to secure the Storm Recovery Bonds.

The Storm Recovery Property shall constitute an existing, present intangible property right or interest therein, notwithstanding that the imposition and collection of the Storm Recovery Charge depends on DEP performing its servicing functions relating to the collection of the Storm Recovery Charge and on future electricity consumption. Such property shall exist regardless of whether the revenues or proceeds arising from the property have been billed, have accrued, or have been collected and notwithstanding the fact that the value or amount of the property is dependent on the future provision of service to retail customers by DEP or its successors or assignees and future consumption of electricity by retail customers. Furthermore, the Storm Recovery Property shall continue to exist until the Storm Recovery Bonds are paid in full and all Financing Costs and other costs of the Storm Recovery Bonds have been recovered in full.

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

The Storm Recovery Property also constitutes an existing present intangible property right or interest therein for purposes of contracts concerning the sale or pledge of property. See S.C. Code Ann. § 58-27-1125(A)(1) and (C)(3) (Supp. 2023). The interest of a transferee, purchaser, acquirer, assignee, or pledgee in the Storm Recovery Property, and in the revenue and collections arising from that property, is not subject to setoff, counterclaim, surcharge, or defense by DEP or any other person or in connection with the reorganization, bankruptcy, or other insolvency of DEP or any other entity. See S.C. Code Ann. § 58-27-1125(A)(5) (Supp. 2023).

The creation, attachment, granting, perfection, priority and enforcement of liens and security interests in Storm Recovery Property are governed by S.C. Code Ann. section 58-27-1125(B) (Supp. 2023). Pursuant to S.C. Code Ann. section 58-27-1125(B)(5) (Supp. 2023), the priority of a security interest in Storm Recovery Property is not affected by the commingling of the Storm Recovery Charge with other amounts. Any pledgee or secured party shall have a perfected security interest in the amount of the Storm Recovery Charge that is deposited in the collection account or any other cash or deposit account of DEP in which the Storm Recovery Charge has been commingled with other funds and any other security interest that may apply to those funds shall be terminated when such funds are transferred to the collection account.

When DEP transfers Storm Recovery Property to the SPE pursuant to this Financing Order under an agreement that expressly states that the transfer is a true sale and absolute transfer in accordance with the sale, assignment and transfer provisions of S.C. Code Ann. section 58-27-1125(C) (Supp. 2023), that transfer shall constitute an absolute transfer and true sale and not a pledge of or secured transaction or other financing arrangement, and title to the Storm Recovery Property shall immediately pass to the SPE. After such a transfer, the Storm Recovery Property shall not be subject to any claims of DEP or its creditors, other than creditors holding a properly perfected prior security interest in the Storm Recovery Property perfected by S.C. Code Ann. section 58-27-1125 (Supp. 2023).

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

As provided by S.C. Code Ann. section 58-27-1125(C)(2) (Supp. 2023), the characterization of the sale, conveyance, assignment, or transfer of Storm Recovery

Property as an absolute transfer and true sale or other absolute transfer and the corresponding characterization of the transferee’s property interest shall not be affected by any of the following: (1) commingling of the Storm Recovery Charge arising with respect to the Storm Recovery Property with other amounts; (2) the retention by DEP of a (i) partial or residual interest, including an equity interest, in the Storm Recovery Property, whether direct or indirect, or whether subordinate or otherwise or (ii) the right to recover costs associated with taxes, franchise fees or license fees imposed on the collection of the Storm Recovery Charge; (3) any recourse that the transferee may have against DEP; (4) any indemnification rights, obligations, or repurchase rights made or provided by DEP; (5) the obligation of DEP to collect the Storm Recovery Charge on behalf of the SPE; (6) DEP acting as the servicer of the Storm Recovery Charge or the existence of any contract that authorizes or requires DEP, to the extent that any interest in Storm Recovery Property is sold or assigned, to contract with the assignee or any financing party that it will continue to operate its system to provide service to its customers for the benefit and account of such assignee or financing party, and will account for and remit such amounts to or for the account of such assignee or financing party; (7) the treatment of the sale, conveyance, assignment, or other transfer for tax, financial reporting, or other purposes; (8) granting or providing to holders of the Storm Recovery Bonds a preferred right to the Storm Recovery Property or credit enhancement by DEP or its affiliates with respect to the Storm Recovery Bonds; or (9) any application of the True-up Mechanism.

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

In addition, the method of tracing funds collected as the Storm Recovery Charge, or other proceeds of Storm Recovery Property and determining the identifiable cash proceeds of any storm recovery property is set forth in the servicing agreement, the final version of which shall be provided to the Commission concurrent with DEP’s filing with the SEC. Furthermore, the Company agrees to trace funds in a manner consistent with the Company’s current practice, which is tracking of funds collected based on actual daily billings to customers adjusted for (i) a weighted average balance of days outstanding and (ii) estimated write-offs rate. Tr. p. 312.4:15-19.

The Commission finds that the terms and conditions discussed above regarding Storm Recovery Property are reasonable and adhere to the requirements of the Storm Securitization Statute. In addition, the Storm Recovery Property and all other collateral is to be held and administered by an indenture trustee pursuant to the indenture, which helps ensure lower Storm Recovery Charge and that the Statutory Cost Objectives will be achieved. Accordingly, the Commission approves the (i) creation of Storm Recovery Property, including the rights to impose, bill, charge, collect, and receive Storm Recovery Charge and obtain periodic adjustments to the Storm Recovery Charge and (ii) DEP’s sale of the Storm Recovery Property to the SPE.

As provided in S.C. Code Ann. section 58-27-1125(A)(4) (Supp. 2023), if DEP defaults on any required remittance of amounts collected in respect of Storm Recovery Property specified in this Financing Order, the Court of Common Pleas in Richland County, South Carolina, upon application by an interested party, and without limiting any other remedies available to the applying party, shall order the sequestration and payment of the revenues arising from such Storm Recovery Property to the financing parties or their assignees. This Financing Order shall remain in full force and effect notwithstanding any reorganization, bankruptcy, or other insolvency proceedings with respect to DEP or its successors or assignees.

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

L.	Evidence and Conclusions For Findings of Fact Nos. 20-21

The evidence supporting these findings and conclusions is contained in the Petition, the testimony and exhibits of the witnesses, and the entire record in this proceeding.

Form of Transaction Documents

DEP submitted for approval the forms of Transaction Documents necessary for the issuance of the Storm Recovery Bonds. Hearing Exhibit 2.

The purchase and sale agreement and administration agreement are between DEP and the SPE. These contracts set out in substantial detail certain terms and conditions relating to the transaction structure for each issuance of Storm Recovery Bonds, including the proposed sale of Storm Recovery Property to the SPE, the administration of the SPE, and the servicing of the Storm Recovery Charge and Storm Recovery Bonds. Hearing Exhibit 2. Tr. p. 42.22:4-7.

The limited liability company agreement constitutes the organizing document of the SPE, with DEP as the sole member. DEP anticipates that the limited liability company agreement would be executed substantially in the form submitted to this Commission, subject to such changes deemed necessary or advisable to satisfy bankruptcy opinion and rating agency considerations.

DEP has also submitted a form of indenture between the SPE and an indenture trustee, which sets forth proposed security and terms for the Storm Recovery Bonds.

In addition, DEP will execute a servicing agreement with the SPE. DEP will be the initial servicer but may be succeeded as servicer as detailed in the servicing agreement, subject to approval of the Commission. Pursuant to the servicing agreement, the servicer is required, among other things, to impose, bill, charge, collect, and receive the Storm Recovery Charge for the benefit and account of the SPE; to make the periodic true-up adjustments of Storm Recovery Charge required or allowed by this Financing Order; and to account for and remit its collection of Storm Recovery Charge to or for the account of the SPE in accordance with the remittance procedures contained in the servicing agreement without any charge, deduction, or surcharge of any kind, other than the servicing fee specified in the servicing agreement. In the servicing agreement, DEP commits to maintaining accurate and complete accounts of the Storm Recovery Property. See Hearing Exhibit 2. Further, DEP as servicer will maintain custodial bank accounts and bank clearing accounts and must deposit collections within two days. Id. DEP also commits to remitting at least annually to the indenture trustee, for the benefit of the Issuer, any late charges received from customers in respect of the Storm Recovery Charge. Id.

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

Under the servicing agreement, if any servicer fails to fully perform its servicing obligations, the indenture trustee or its designee may, and upon the instruction of the requisite percentage of holders of the outstanding bonds shall, appoint an alternate party to replace the defaulting servicer. The obligations of the servicer under the servicing agreement, the circumstances under which an alternate servicer may be appointed, and the conditions precedent for any amendment of such agreement will be more fully specified in the servicing agreement. The rights of the SPE under its servicing agreement will be included in the collateral pledged to the indenture trustee under its indenture for the benefit of holders of the Storm Recovery Bonds.

Drafts of these agreements were filed in order that this Commission may evaluate the principal rights and responsibilities of the parties thereto. However, Company witness Niehaus noted in her direct testimony that these drafts were merely “illustrative,” and that the actual structure of the Storm Recovery Bonds could differ “materially.” Tr. p. 358.29:13-20. The Commission hereby determines that the Transaction Documents described above are necessary to facilitate the proposed financing structure approved herein. Moreover, the Transaction Documents are reasonable and will help to achieve the Statutory Cost Objectives.

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

Accordingly, the form Transaction Documents are approved subject to further advice and input by the Bond Advisory Team as provided in Findings of Fact 43-47 to ensure that the Statutory Cost Objectives are achieved and for compliance with this Financing Order and the Storm Securitization Statute.

M.	Evidence and Conclusions for Finding of Fact No. 22

The evidence supporting these findings and conclusions is contained in the Petition, the Settlement Agreement, the testimony and exhibits of the witnesses, and the entire record in this proceeding.

Offering and Sale of the Bonds

In its Petition, DEP requested the flexibility to determine which transaction structure is best tailored to then-existing rating agency considerations, market conditions, and investor preferences, so that the financing of the Storm Recovery Costs can achieve the Statutory Cost Objectives. Petition at 32.

DEP has proposed that the Storm Recovery Bonds be offered pursuant to an SEC-registered offering in order to reach the broadest number of potential investors and ultimately achieve the lowest storm recovery charge. Petition at 30. The Company has also provided testimony to the effect that the vast majority of utility securitizations have been sold as SEC-registered public transactions. Tr. pp. 358.33-358.34. Further, DEP has provided testimony to the effect that an SEC-registered, public offering is likely to result in a lower cost of funds relative to a non-SEC- registered offering, including a Rule 144A qualified institutional offering, all else being equal, due to the enhanced transparency and liquidity of publicly registered securities. Id. The record demonstrates that it is appropriate and prudent to permit DEP to have flexibility and authority, with advice and input from the Bond Advisory Team, to pursue other sales options that result in the achievement of the Statutory Cost Objectives for customers consistent with market conditions at the time the Storm Recovery Bonds are priced. The Settlement Agreement provides that if a means of sale other than an SEC-registered sale is proposed to be utilized, the rationale for the decision shall be explained in the Issuance Advice Letter submitted to the Commission. Order Exhibit No. 1, Paragraph 19. DCA witness Rothschild testified that this additional Settlement Agreement term, whereby a detailed rationale must be provided in the issuance advice letter submitted to the Commission, provides additional transparency and accountability to the process. Tr. pp. 205.12:13-205.13:7.

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

DEP intends to pursue a negotiated sales process for issuance of the bonds, pursuant to a sale negotiated with one or more underwriters, as described in the testimony of Company witness Niehaus, because it is expected to lead to the lowest storm recovery charge for customers. Tr. p. 46.13:18-20. Further, DEP, with the advice and input of the Bond Advisory Team including invited member DCA, will select underwriters who DEP believes are in the best position to achieve its Statutory Cost Objectives. Tr. p. 46.42:7-12.

The Commission finds that the issuance of the Storm Recovery Bonds pursuant to an SEC-registered negotiated sale process is expected to result in lower overall costs and satisfy the Statutory Cost Objectives and should therefore be approved. However, DEP is also authorized to pursue other sale options, including a Rule 144A offering, if the Statutory Cost Objective could not be achieved with a negotiated sale, and DEP determines that other sale options would satisfy the Statutory Cost Objectives. The Commission therefore finds it necessary to grant DEP flexibility and authority, with advice and input from the Bond Advisory Team, to pursue other sales options that result in the achievement of the Statutory Cost Objectives for customers consistent with market conditions at the time the Storm Recovery Bonds are priced. By allowing the Company flexibility to determine which of the above issuance structures are best tailored to then existing rating agency considerations, market conditions, and investor preferences, the financing of Storm Recovery Costs can be reasonably expected to result in the lowest Storm Recovery Charge consistent with market conditions at the time the Storm Recovery Bonds are priced, and the terms set forth in this Financing Order. In accordance with the Settlement Agreement, if a means of sale other than an SEC-registered sale is proposed to be utilized, the rationale for the decision shall be explained in the Issuance Advice Letter submitted to the Commission. Order Exhibit No. 1, Paragraph 19.

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

N.	Evidence and Conclusions for Findings of Fact Nos. 23-26

The evidence supporting these findings and conclusions is contained in the Petition, the testimony and exhibits of the witnesses, the Settlement Agreement, and the entire record in this proceeding.

Amortization, Interest Rates, and Credit Ratings of Storm Recovery Bonds

DEP proposed an approximately 20-year bond repayment period for the Storm Recovery Charge. Company witness Heath testified that the approximately 20-year proposal provides a greater level of quantifiable benefits to customers on a present value basis as compared to the costs that would have been incurred absent the issuance of storm recovery bonds, and will result in the lowest storm recovery charge consistent with market conditions at the time the storm recovery bonds are priced and the terms set forth in a financing order issued by the Commission. Tr. p. 46.14:16-22. Company witness Heath also explained that the legal maturity date of each tranche may be longer than the scheduled final payment date for that tranche. Having reviewed the testimony of the parties the Commission finds that this bond repayment period is reasonable and prudent. As requested by the Commission, DEP provided models showing the savings of a 10-year model and a 15-year model, which confirms the greater level of quantifiable benefits to customers on a present value basis. Tr. p. 282.

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

The first payment of principal and interest for the Storm Recovery Bonds shall occur within 12 months of issuance. Payments of principal and interest thereafter shall be no less frequent than semi-annually. Annual payments of principal of and interest on the Storm Recovery Bonds shall be substantially level over the expected term of the Storm Recovery Bonds. DEP shall decide the exact scheduled final payment dates and legal final maturities of each tranche to ensure the issuance of Storm Recovery Bonds meets the Statutory Cost Objectives. The Commission finds that this proposed structure—providing substantially level annual debt service and revenue requirements over the life of the Storm Recovery Bonds—is reasonable and prudent and shall be utilized.

As to interest rates, Company witness Niehaus recommended that the Storm Recovery Bonds should be issued at a fixed rate. Tr. pp. 358.34-358.35. She explained that fixed rates result in predictable revenue requirements, which facilitates the true-up process. Id. If floating rate bonds were issued, it would be necessary to enter into interest rate swaps in order to create a fixed rate payment obligation, and the swap arrangement would increase risks for customers. Id. The Commission determines that each tranche of the Storm Recovery Bonds should have a fixed interest rate, subject to market conditions. If market conditions change, and it becomes necessary for one or more tranches of bonds to be issued as floating-rate securities in order to achieve the Statutory Cost Objectives, DEP is authorized to issue such bonds but will be required to execute agreements to swap the floating payments to fixed-rate payments in order to achieve the Statutory Cost Objectives. Tr. pp. 471:7-480:24. As noted in Findings of Fact Nos. 24 and 48-53, a decision to issue floating rate bonds or securities must be subject to advice and input from the Bond Advisory Team, and consistent with S.C. Code Ann. section 58-27-1110(C)(6)(a) (Supp. 2023), DEP, the primary underwriter(s), and the QITP would all have to certify that an issuance of Storm Recovery Bonds that has one or more floating rate tranches resulted in the lowest Storm Recovery Charge consistent with market conditions at the time the Storm Recovery Bonds were priced and the terms set forth in this Financing Order and the rationale for the decision to issue floating rate bonds would be set forth in the Issuance Advice Letter. In making this certification the costs of any interest rate swap agreements shall be included as part of the total cost of the proposed issuance. This flexibility will ensure that DEP can achieve quantifiable net benefits for customers as required by the Storm Securitization Statute and ensure that DEP achieves the Statutory Cost Objective of lowest storm recovery charges consistent with market conditions at the time the storm recovery bonds are priced. The Company anticipates that the Storm Recovery Bonds will have the highest possible credit rating from at least two nationally recognized rating agencies, S&P and Moody’s. The Commission hereby grants DEP authority to agree to necessary credit enhancements, with recovery of related costs as a form of on-going Financing Costs to achieve the Statutory Cost Objectives. In the Settlement Agreement, DEP agreed that if the ratings from S&P and Moody’s result in split bond ratings, the Company will seek advice and input from the Bond Advisory Team on whether to obtain a third rating from Fitch. DCA witness Rothschild specifically supported this term of the Settlement Agreement. Tr. pp. 205.12:21-23; 205.13:7. Consistent with the Settlement Agreement, if the final credit rating on the proposed bonds is not AAA or Aaa, the rationale for the decision shall be explained in the Issuance Advice Letter submitted to the Commission. Order Exhibit No. 1, Paragraph 18.

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

Cap on Costs of Securitization Financing

ORS witness Kollen initially proposed a 7.0% cap on the cost of the securitization financing to “ensure that the actual financing remains cost-effective and that there will be actual quantifiable net benefits if interest rates increase prior to the actual securitization financing.” Tr. p. 239.4:4-9. In response, Company witness Heath confirmed that the Company calculated a breakeven cost of 7.70%. Tr. p. 48.8:1-4. The Settling Parties agreed that to ensure the issuance of Storm recovery Bonds results in quantifiable net benefit, the weighted average interest rate on the Storm Recovery Bonds will not exceed 7.0%. Order Exhibit No. 1, Paragraph 14. However, if the 7.0% cap based on the weighted average interest rate on the bonds is projected to be exceeded, the Parties agreed that DEP shall discuss with the Bond Advisory Team and develop a recommendation, based on their advice and input, for the Commission on whether to proceed with the issuance in accordance with the Statutory Cost Objectives. In the Settlement Agreement, DEP has further agreed for informational purposes, to include the rationale for the final interest rate decision, whether above or below the cap, in the Issuance Advice Letter. Id. The rationale, will include, but not be limited to, the comparisons made to determine how the interest rate(s) results in the lowest storm recovery charges consistent with market conditions at the time the Storm Recovery Bonds are priced and the terms set forth in this Financing Order. Id. The Commission hereby finds and concludes the 7.0% cap and related terms agreed upon in the Settlement Agreement, to be just and reasonable and necessary to achieve the Statutory Cost Objectives.

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

O.	Evidence and Conclusions for Findings of Fact No. 27

The evidence supporting these findings and conclusions is contained in the Petition, the testimony and exhibits of the witnesses, and the entire record in this proceeding.

Security for Storm Recovery Bonds

DEP proposed that the payment of the Storm Recovery Bonds and the Storm Recovery Charge authorized by this Financing Order is to be secured by the Storm Recovery Property created by this Financing Order and by certain other collateral as described herein. The Storm Recovery Bonds will be issued pursuant to an indenture under which the indenture trustee will administer the trust.

DEP proposed that the SPE will establish a collection account as a trust account to be held by its indenture trustee as collateral to facilitate the payment of the principal of interest on, and on-going Financing Costs related to, the Storm Recovery Bonds in full and on a timely basis. Tr. p. 358.23-24. The collection account will include the general subaccount, the capital subaccount and the excess funds subaccount, and may include other subaccounts if required to obtain the highest possible credit rating on the Storm Recovery Bonds in order to achieve the Statutory Cost Objectives. Id.

DEP proposes that Storm Recovery Charge remittances from the servicer with respect to the Storm Recovery Bonds will be deposited into the general subaccount for the SPE. On a periodic basis, the money in the general subaccount will be allocated to pay expenses of the SPE, to pay principal of and interest on the Storm Recovery Bonds, and to meet the funding requirements of the other subaccounts, according to specified payment priority established in the indenture. Funds in the general subaccount will be invested by the indenture trustee in short-term, high-quality investments, and such funds (including, to the extent necessary, investment earnings) will be applied by the indenture trustee to pay principal of and interest on the Storm Recovery Bonds as well as all other components of the on-going Financing Costs payable by the SPE.

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

When the Storm Recovery Bonds are issued, DEP proposes that it will make a capital contribution to the SPE, which the SPE will deposit into its capital subaccount. Tr. p. 46.31:5-8. The capital subaccount is available, if necessary, to serve as collateral for timely payment of principal and interest on the Storm Recovery Bonds and is considered a credit enhancement. Tr. pp. 46.9:14-17; 46.31:10-12. The Storm Recovery Bond proceeds will not be used to fund this capital contribution. The amount of the capital contribution will be at least 0.50 percent of the original principal amount of the Storm Recovery Bonds issued by the SPE. The capital subaccount will serve as collateral to facilitate timely payment of principal of and interest on the Storm Recovery Bonds. To the extent that the capital subaccount must be drawn upon to pay these amounts due to a shortfall in the Storm Recovery Charge collections, it will be replenished to its original level during the next six-month period through the true-up process described below. The funds in the capital subaccount will be invested in short-term, high-quality investments and, if necessary, such funds (including investment earnings) will be used by the indenture trustee to pay principal of, and interest on, the Storm Recovery Bonds and the on-going Financing Costs payable by the SPE. It is just and reasonable for DEP to earn a rate of return on its invested capital in the SPE equal to the rate of interest payable on the longest maturing tranche of Storm Recovery Bonds and this return on invested capital should be a component of the Periodic Payment Requirement (as defined below), and accordingly, recovered from the Storm Recovery Charge.

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

Any excess funds subaccount will hold any Storm Recovery Charge collections and investment earnings on the collection account in excess of the amounts needed to pay current principal of and interest on the Storm Recovery Bonds and to pay all of the on-going Financing Costs payable by the SPE including, but not limited to, funding or replenishing the capital subaccount. Any balance in or amounts allocated to such excess funds subaccount on a true-up adjustment date will be subtracted from any amounts required for such period for purposes of the true-up adjustment. The funds in the excess funds subaccount will be invested in short- term, high-quality investments, and such funds (including investment earnings thereon) will be available to pay principal of and interest on the Storm Recovery Bonds and the on-going Financing Costs payable by the SPE.

DEP also proposed that any collection account and the subaccounts described above are intended to facilitate the full and timely payment of scheduled principal of, and interest on, the Storm Recovery Bonds and all other on-going Financing Costs payable by the SPE. If the amount of Storm Recovery Charge collections in the general subaccount is insufficient to make, on a timely basis, all scheduled payments of principal of and interest on the Storm Recovery Bonds and to make payment on all of the other on-going Financing Costs payable by the SPE, the excess funds subaccount and the capital subaccount will be drawn down, in that order, to make such payments. Any deficiency in the capital subaccount due to such withdrawals must be replenished on a periodic basis through the true-up process.

In addition to the foregoing, there may be such additional accounts and subaccounts as are necessary to segregate amounts received from various sources, or to be used for specified purposes. Upon the maturity of the Storm Recovery Bonds and upon the discharge of all obligations with respect to such bonds, amounts remaining in each collection account, as well as later collections of Storm Recovery Charge, will be released. As noted in this Financing Order, equivalent amounts, less the amount of any capital subaccount, will be booked to a regulatory liability, will accrue carrying costs, net of ADIT at DEP’s approved pre-tax WACC in effect at the time the deferral is incurred, and will be credited back to customers in the Company’s next general rate case proceeding following the maturity of the Storm Recovery Bonds.

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

Based upon the foregoing, the Commission finds that utilization of a collection account, including a general subaccount, a capital subaccount, and an excess funds subaccount, as proposed by DEP, is reasonable and should help achieve the Statutory Cost Objectives. Moreover, it is necessary to grant DEP the flexibility and authority to include other subaccounts in the collection account where required to obtain the highest possible credit rating on the series of Storm Recovery Bonds, which will in turn lower the Storm Recovery Charge for customers.

P.	Evidence and Conclusions for Findings of Fact Nos. 28-29

The evidence supporting these findings and conclusions is contained in the Petition, the Settlement Agreement, the testimony and exhibits of the witnesses, and the entire record in this proceeding.

DEP as Initial Servicer of the Storm Recovery Bonds

DEP proposes to execute a servicing agreement with the SPE, the final version of which shall be provided to this Commission concurrent with its filing with the SEC.

Under the servicing agreement, the servicer shall be required, among other things, to: (i) impose, bill, charge, collect, and receive the Storm Recovery Charge for the benefit of the SPE; (ii) make the true-up adjustments of Storm Recovery Charge required or allowed by this Financing Order; and (iii) account for and remit the Storm Recovery Charge to or for the account of the SPE in accordance with the remittance procedures contained in the servicing agreement without any charge, deduction, or surcharge of any kind, other than the servicing fee specified in the servicing agreement. The appropriate servicing fee shall be as set forth in this Financing Order.

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

To preserve the integrity of the bankruptcy-remote structure of the SPE and ensure the high credit quality of the Storm Recovery Bonds, the servicer must be adequately compensated for the services it provides, including the calculation, billing, and collection of the Storm Recovery Charge; remittance of the Storm Recovery Charge to the indenture trustee; and the preparation, filing, and processing of the True-up Adjustment Letter. DEP’s proposed form of servicing agreement provides for an on-going servicing fee for the initial servicer in the amount of 0.05 percent of the initial principal amount of the Storm Recovery Bonds plus out-of-pocket expenses. DEP has submitted testimony on the costs anticipated to be incurred by it in connection with the servicing functions under the servicing agreement, and the Commission finds such costs to be reasonable and prudent. Tr. pp. 46.29:14-46.30:14.

DEP’s proposed form of servicing agreement provides for an annual fee for on-going services of 0.05 percent of the initial principal amount of the Storm Recovery Bonds so long as DEP acts as servicer, plus out-of-pocket expenses. In addition to the annual on-going servicing fee, DEP shall recover its expenses as an up-front financing cost, to recover set-up costs of the servicer, including information technology programming costs to adapt DEP’s existing systems to bill, charge, collect, receive, and process the Storm Recovery Charge, and to set up necessary servicing functions. The evidence shows that these amounts represent a prudently incurred cost to DEP, and the Commission finds that those costs are reasonable.

However, the servicing fees collected by DEP, or an affiliate acting as the servicer under the Servicing Agreement will be reflected in DEP’s on-going cost of service such that any amounts in excess of DEP’s incremental cost of servicing the Storm Recovery Bonds shall be returned to DEP’s retail customers. The expenses incurred by DEP or such affiliate to perform obligations under the Servicing Agreement not otherwise recovered through the Storm Recovery Charge will likewise be reflected in DEP’s on-going cost of service.

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

DEP has proposed that it will not be permitted to voluntarily resign from its duties as a servicer if the resignation will harm the credit rating on Storm Recovery Bonds issued by SPE. Even if DEP’s resignation as servicer would not harm the credit rating on the Storm Recovery Bonds issued by the SPE, the Commission finds and directs that DEP shall not be permitted to voluntarily resign from its duties as servicer without the express permission of the Commission. In the event DEP must resign as servicer, DEP’s replacement shall be approved by the Commission. If DEP defaults on its duties as servicer or is required for any reason to discontinue those functions, then DEP proposes that a successor servicer acceptable to the indenture trustee be named to replace DEP as servicer so long as such replacement would not cause any of the then current credit ratings of the Storm Recovery Bonds to be suspended, withdrawn or downgraded. The Commission holds that any successor servicer to DEP must also be acceptable to the Commission.

DEP has proposed that, and the Commission finds and directs that, the servicing fee payable to a substitute servicer, if a substitute servicer be approved by the Commission, should not exceed 0.60 percent per annum on the initial principal balance of the Storm Recovery Bonds issued by the SPE, unless a higher fee is approved by the Commission. Tr. p. 46.29:16-19. See also Hearing Exhibit 2.

In the Servicing Agreement, DEP, as Servicer, shall agree to credit its retail customers to the extent there are higher servicing fees payable to any substitute servicer because of DEP’s negligence, recklessness, or willful misconduct in acting as a servicer.

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

The Commission finds and directs that the SPE and the indenture trustee shall not be permitted to waive any material obligations of DEP as transferor or as servicer of Storm Recovery Property without consent of this Commission.

Furthermore, it is contemplated that DEP shall act as the servicer for the Storm Recovery Bonds until the Storm Recovery Bonds are fully paid. In the event of a change in utility regulation in the State of South Carolina, alternative energy suppliers are required to bill and collect the storm recovery charges and meet all other credit rating agency criteria so as not to negatively affect the Storm Recovery Bonds’ credit rating, as outlined in the testimony of witness Niehaus and ORS witness Traska. Tr. pp. 358.36-358.38; 360:4-7; & 536:10-11.

The Commission thereby finds and concludes that it is reasonable for DEP to act as initial servicer, unless and until the Commission grants approval of a successor servicer, under the proposed financing transaction, which will reduce risk associated with the proposed securitization, therefore resulting in a lower Storm Recovery Charge and greater benefits to customers. Accordingly, this Financing Order requires DEP to act as initial servicer pursuant to the servicing agreement under the proposed financing structure.

Q.	Evidence and Conclusions for Findings of Fact Nos. 30-31

The evidence supporting these findings and conclusions is contained in the Petition, the testimony and exhibits of the witnesses, and the entire record in this proceeding.

DEP as Administrator of the SPE

Pursuant to the administration agreement explained above, DEP will perform the administrative duties necessary to maintain the SPE. The appropriate administration fee shall be as set forth in this Financing Order.

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

DEP’s proposed form of administration agreement provides for a $50,000 annual fee plus out-of-pocket expenses paid to an administrator for performing the services required by the administration agreement to be paid in equal installments on each payment date. Witness Heath discusses the costs anticipated to be incurred by it in connection with the administration agreement in his testimony. The Commission finds that DEP has demonstrated that this annual fee is necessary to cover any costs to be incurred by DEP in performing services as administrator. The Commission also finds and concludes that it is reasonable for DEP to act as an administrator of the SPE under the proposed financing transaction. Accordingly, this Financing Order requires DEP to act as administrator pursuant to the administration agreement under the proposed financing structure.

The administration fees collected by DEP or any affiliate acting as the administrator under the Administration Agreement will be included in DEP’s cost of service such that any amount in excess of DEP’s incremental costs of administering the SPE shall be returned to DEP’s retail customers. The expenses incurred by DEP or such affiliate to perform obligations under the Administration Agreement not otherwise recovered through the Storm Recovery Charge will likewise be included in DEP’s cost of service.

R.	Evidence and Conclusions For Finding of Fact No. 32

Company witness Heath explained that the Company would not realize taxable income from receipt of cash in exchange for the issuance of the Storm Recovery Bonds provided that the transaction was structured in accordance with IRS safe harbor rules described in IRS Revenue Procedure 2005-62. Tr. p. 46.34:3-10. Therefore, the Commission believes it is just and reasonable for DEP to structure the Storm Recovery Bond transactions in a way that meets all requirements for the IRS’ safe harbor treatment, including, for federal income tax purposes, that the Storm Recovery Bonds be treated as debt of DEP.

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

S.	Evidence and Conclusion for Findings of Fact Nos. 33-37

The evidence supporting these findings and conclusions is contained in the Petition, the testimony and exhibits of the witnesses, the Settlement Agreement and the entire record in this proceeding.

DEP seeks authorization to collect from its customers, in the manner provided in this Financing Order and/or the Tariff approved hereby, a Storm Recovery Charge in an amount sufficient to provide for the timely payment of principal of and interest on the Storm Recovery Bonds and all other on-going Financing Costs as described in the Evidence and Conclusions for Findings of Fact Nos. 38-39.

To repay the Storm Recovery Bonds and on-going Financing Costs, DEP is hereby authorized to implement a Storm Recovery Charge to be collected on a per kWh basis from all applicable customer rate classes until the Storm Recovery Bonds and associated Financing Costs are paid in full. The Storm Recovery Charge is nonbypassable and must be paid by all existing or future retail customers receiving transmission or distribution services from DEP or its successors or assignees under Commission-approved rate schedules or under special contracts, even if the retail customer elects to purchase electricity from an alternative electricity supplier following a fundamental change in regulation of electrical utilities in this state. See S.C. Code Ann. §§ 58-27-1105(15) and 1110(C)(2)(d) (Supp. 2023). In the event there is a fundamental change in the regulation of electrical utilities, the Storm Recovery Charge shall be collected from retail electric customers in a manner that will not adversely affect the credit rating on the Storm Recovery Bonds.

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

In summary, the Storm Securitization Statute provides for the recovery of Storm Recovery Costs through Storm Recovery Bonds. Accordingly, to compute the Storm Recovery Charge, DEP first applied the allocation factors to the total first year revenue requirement as presented in Smith Exhibit 3 in order to allocate the revenue requirements to each customer rate class. Specifically, DEP applied the allocation factors to the customer rate classes in the manner in which these costs would have been allocated in the cost-of-service study approved in the 2022 DEP Rate Case, Docket No. 2022-254-E as required by the Storm Securitization Statute.

Next, as presented in the testimony of Company witness Jacalyn H. Moore, the rate was calculated by dividing total revenue requirements for each customer rate class by the effective kWh sales forecast for each customer rate class. DEP used the allocation factors as well as the sales forecast to calculate the proposed initial Storm-Recovery Charge per kWh by customer rate class. The resulting Storm Recovery Charge was then set forth in the proposed Tariff, as shown in witness Moore’s Exhibit 2. (Hearing Exhibit 12).

DEP submitted the True-up Mechanism, which is a formula-based mechanism as described in S.C. Code Ann. section 58-27-1110(C)(2)(f) (Supp. 2023), used to calculate, and adjust from time to time, the Storm Recovery Charge for each customer rate class. DEP supported the Petition with the testimony of Company witness Speros, who provided the True-up Mechanism to determine the Periodic Payment Requirement (defined further below) to be recovered from the Storm Recovery Charge. This True-up Mechanism is attached as Order Exhibit No. 3.

DEP also submitted the supporting testimony of Company witness Smith with respect to allocation of these periodic costs and Company witness Moore presents in her testimony and exhibits the computation of the Storm Recovery Charge for each customer rate class for DEP. Tr. p. 181; Hearing Exhibits 12 & 13. As discussed in the testimony of witness Smith and shown in Smith Exhibits 1-4, DEP presents the estimated Storm Recovery Charge, as described in S.C. Code Ann. section 58-27-1110(16) (Supp. 2023). Tr. p. 40.

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

As agreed to by the Parties in the Settlement Agreement, DEP will use 30 years of historical data to determine normal weather heating and cooling degree days in the calculation of the forecast variance factor. The variance factor will be equal to one standard deviation of the normal weather variation and will be applied by customer class to DEP’s most current retail Spring or Fall forecast which includes the upcoming rate period. Order Exhibit No. 1, Paragraph 12.

In S.C. Code Ann. section 58-27-1155(A) (Supp. 2023), the State and its agencies, including this Commission, pledge to and agree with the bondholders, the owners of Storm Recovery Property, and other financing parties that the State and its agencies, including this Commission, will not do any of the following: (1) alter the provisions of the Storm Securitization Statute, which authorize this Commission to create an irrevocable contract right or chose in action by the issuance of this Financing Order, to create Storm Recovery Property, and make the Storm Recovery Charge imposed by this Financing Order an irrevocable, binding or nonbypassable charge; (2) take or permit any action that impairs or would impair the value of Storm Recovery Property or the security for the Storm Recovery Bonds, or revises the Storm Recovery Costs for which recovery is authorized; (3) in any way impair the rights and remedies of the bondholders, assignees, and other financing parties; or (4) except for changes made pursuant to the True-up Mechanism, reduce, alter, or impair the Storm Recovery Charge that is to be imposed, billed, charged, collected, and remitted for the benefit of the bondholders, any assignee, and any other financing parties until any and all principal, interest, premium, Financing Costs and other fees, expenses, or charges incurred, and any contracts to be performed in connection with the related Storm Recovery Bonds, have been paid and performed in full. This paragraph does not preclude limitation or alteration if full compensation is made by law for the full protection of the storm recovery charges collected pursuant to a financing order and of the bondholders and any assignee or financing party entering into a contract with the electrical utility.

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

The Commission hereby finds that the cost allocation formula described on DEP’s testimony, included in the Settlement Agreement and embedded in the True-up Mechanism is consistent with S.C. Code Ann. sections 58-27-1110(C)(2)(f) and 58-27-1110(C)(2)(i) (Supp. 2023) and is reasonable and reasonable. The Commission also anticipates that stress case analyses, as described in witness Niehaus’s testimony, will show that the broad-based nature of the True-up Mechanism under S.C. Code Ann. section 58-27-1110(C)(2)(f) (Supp. 2023) and the State Pledge under S.C. Code Ann. section 58-27-1155 (Supp. 2023), will serve to minimize credit risk associated with the Storm Recovery Bonds (i.e., that sufficient funds will be available and paid to discharge the principal and interest when due).

T.	Evidence and Conclusions for Findings of Fact Nos. 38-39

The evidence supporting these findings and conclusions is contained in the Petition, the testimony and exhibits of the witnesses, the Settlement Agreement and the entire record in this proceeding.

DEP submitted a proposed Tariff included as Moore Exhibit 2 attached to witness Moore’s testimony to impose the Storm Recovery Charge. Hearing Exhibits 12 & 13. Pursuant to S.C. Code Ann. section 58-27-1120(1) (Supp. 2023), the tariffs shall “explicitly reflect that a portion of the charges on such bill represents [storm] recovery charges approved in a financing order issued to the electrical utility and, if the storm recovery property has been transferred to an assignee, must include a statement to the effect that the assignee is the owner of the rights to [storm] recovery charges and that the electrical utility or other entity, if applicable, is acting as a collection agent or servicer for the assignee.” In addition, the “tariff applicable to customers must indicate the [storm] recovery charge and the ownership of the charge.” S.C. Code Ann. § 58-27-1120(1) (Supp. 2023).

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

The tariff will also describe the methodology for calculating the storm recovery charges using the following language displayed clearly on the tariff and not contained in a footnote:

The securitization charge billing rate for each rate class shall be determined sequentially, first by calculating the forecast semi-annual or interim period revenue requirement (in $000), including the over/under recovery from the prior period, as presented in the attached format; second, by calculating the revenue requirement by class for the same period used for the forecast revenue requirement using the class allocation methodology from the most recent base rate case proceeding; third, by calculating the forecast mWh sales by class using total retail forecast mWh sales sourced from the Company’s current Spring or Fall retail load forecast allocated to rate classes using the most current annual billed kWh sales report from the Company’s billing system; fourth, by calculating the adjusted forecast retail mWh sales by reducing the forecast mWh sales by class by one standard deviation from normal weather over thirty years, calculated in the same manner used for base rate case purposes; and fifth, by calculating the securitization charge billing rates per kWh by class by dividing the forecast revenue requirement (in $000) by class by the adjusted retail mWh sales by class. (Order Exhibit No. 1, Paragraph 13).

The Commission finds that the form of DEP’s proposed Tariff introduced into evidence as Moore Exhibit 2, and attached to Company witness Moore’s testimony and the additional language included in the Settlement Agreement includes the required language necessary to effectuate S.C. Code Ann. section 58-27-1120(1) and is hereby approved. The Commission determines that DEP’s applicable Storm Recovery Charge shall be recognized as a separate line item on retail customer bills and include both the rate and the amount of the charge and in accordance with S.C. Code Ann. section 58-27-1120(2) (Supp. 2023). Moreover, all electric bills issued by DEP must state that, as approved in a financing order, all rights to the Storm Recovery Charge are owned by the SPE and that DEP is acting as collection agent or servicer for its SPE.

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

U.	Evidence and Conclusions for Findings of Fact Nos. 40-41

The evidence supporting these findings and conclusions is contained in the Petition, the testimony and exhibits of the witnesses, the Settlement Agreement and the entire record in this proceeding.

Pursuant to S.C. Code Ann. section 58-27-1110(C)(4) (Supp. 2023), the servicer of the Storm Recovery Property will file for standard true-up adjustments to the Storm Recovery Charge at least semi-annually (and at least quarterly beginning 12 months prior to the scheduled final payment date for the latest maturing tranche of a series of Storm Recovery Bonds) to ensure Storm Recovery Charge collections are sufficient to provide for the timely payment of the principal of and interest on the Storm Recovery Bonds and of all of the on-going Financing Costs payable by the SPE in respect of Storm Recovery Bonds as approved under this Financing Order. This required periodic payment of all such amounts will also include deficiencies on past due amounts for any reason for the Storm Recovery Bonds.

Pursuant to S.C. Code Ann. section 58-27-1110(C)(2)(0 (Supp. 2023), this Financing Order must include a formula-based true-up mechanism for making expeditious periodic adjustments in the Storm Recovery Charge that retail customers are required to pay pursuant to this Financing Order and for making any adjustments that are necessary to correct for any overcollection or undercollection of the charge or to otherwise ensure the timely payment of the Periodic Payment Requirement (as defined below).

Consistent with S.C. Code Ann. section 58-27-1110(C)(4) (Supp. 2023), DEP will file with the Commission at least semi-annually (and at least quarterly beginning 12 months prior to the scheduled final payment date for the latest maturing tranche of the Storm Recovery Bonds) a letter applying the formula-based True-up Mechanism and based on estimates of consumption for each rate class and other mathematical factors, requesting Commission approval to make the necessary adjustments.

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

In addition to the semi-annual true-up adjustments, DEP proposes that the servicer of the Storm Recovery Property also be authorized to make interim true-up adjustments at any time and for any reason in order to ensure the recovery of revenues sufficient to provide for the timely payment of Periodic Payment Requirement.

The Commission accepts the Company’s true-up proposals as reasonable, and finds that it is reasonable and prudent that DEP adhere to the following requirements:

•	After issuance of Storm Recovery Bonds on behalf of DEP, the servicer will submit at least semi-annually (and at least quarterly beginning 12 months prior to the scheduled final payment date of the last maturing tranche of the Storm Recovery Bonds) a letter in this docket for Commission review, as described in S.C. Code Ann. section 58-27- 1110(C)(4) (Supp. 2023), and in the form attached hereto as Appendix C.

•	The True-up Adjustment Letter will apply the formula-based True-up Mechanism described herein and in Appendix C to this Financing Order for making expeditious periodic adjustments in the relevant Storm Recovery Charge to correct for any overcollection or undercollection of the charge or to otherwise ensure the timely payment of the Periodic Payment Requirement for the Storm Recovery Bonds.

•	The “Periodic Payment Requirement” will be composed of the following components for each collection period: (i) the payments of the principal of and interest on the Storm Recovery Bonds issued by the SPE, in accordance with the expected amortization schedule, including deficiencies on past-due principal and interest for any reason, and (ii) on-going Financing Costs payable during the collection period and the costs of funding and/or replenishing the capital subaccount and any other credit enhancements established in connection with the Storm Recovery Bonds and other related fees and expenses.

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

•	The first Periodic Payment Requirement established through the Issuance Advice Letter procedures may be calculated based upon a set of collection periods greater or less than twelve collection periods. Notwithstanding the foregoing, in the event that any Storm Recovery Bonds are outstanding following the scheduled final payment date for the tranche of the latest maturing Storm Recovery Bonds, the Periodic Payment Requirement will be calculated so that collections are sufficient to make all payments on those Storm Recovery Bonds, and in respect of Financing Costs, no later than the immediately following payment date.

•	Along with each True-up Adjustment Letter, the servicer shall provide workpapers showing all inputs and calculations, including its calculation of the Storm Recovery Charge by customer rate class. Pursuant to S.C. Code Ann. section 58-27-1110(C)(4) (Supp. 2023), the Commission, upon the filing of a True-up Adjustment Letter made pursuant to this Financing Order, shall render an administrative approval of the request, or inform the servicer of any mathematical or clerical errors in its calculation as expeditiously as possible, but no later than 60 days following the Servicer’s true-up filing. Upon administrative approval, no further action of this Commission will be required prior to implementation of the true-up. In his testimony, DEP witness Speros explained that a shorter time to review the true-up will reduce the lag between calculating the true-up and realizing collection, which should allow for more accurate collections. Tr. p. 310.8. Recognizing, however that the proposed issuance of Storm Recovery Bonds will be the first such transaction in South Carolina, DEP and ORS agreed to engage in a good faith discussion to discuss reducing the time period to review filed True-Up Adjustment Letters from 60 days to 30 days after the completion of 3 semi- annual true-up periods. (Order Exhibit No. 1, Paragraph 11).

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

•	To ensure adequate Storm Recovery Charge collections and to avoid large overcollections and undercollections over time, the Commission directs that the servicer shall calculate the Storm Recovery Charge using DEP’s most recent MWH sales forecast by rate class from the Company’s most recent period over which the storm recovery charge will be billed and DEP’s estimates of related expenses. Each periodic true-up adjustment should ensure that Storm Recovery Charge collections are sufficient to meet the Periodic Payment Requirement. The calculation of the Storm Recovery Charge will also reflect both a projection of uncollectible Storm Recovery Charge and a projection of payment lags between the billing and collection of the Storm Recovery Charge based upon DEP’ s most recent experience regarding collection of the Storm Recovery Charge.

The Commission hereby approves the True-up Mechanism and determines that each True-up Adjustment Letter shall be based upon the cumulative differences, regardless of the reason, between the Periodic Payment Requirement (including scheduled principal and interest payments on the Storm Recovery Bonds) and the amount of Storm Recovery Charge collections and estimated Storm Recovery Charge collections to the indenture trustee.

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

V.	Evidence and Conclusions for Finding of Fact No. 42

The evidence supporting these findings and conclusions is contained in the Petition, the testimony and exhibits of the witnesses, the Settlement Agreement and the entire record in this proceeding.

The Company’s calculation of quantifiable net benefits assumes that customers will receive a reduction in base revenues for the carrying costs on the storm cost regulatory asset ADIT at the pre-tax WACC. Tr. p. 239.4:11-14. However, such a reduction in base revenues will not occur until base rates are reset in a future base rate case proceeding. Tr. p. 239.4:15-16. ORS witness Kollen recommended that the Commission direct the Company to defer carrying and compound costs on the Storm ADIT at the Company’s WACC to a regulatory liability established for this purpose, from the date the securitization financing closes until the date when the Storm ADIT is included in base rates in a future general rate case proceeding. Tr. p. 239.4:16-20. In rebuttal Company witness Smith explained its plan to include the Storm ADIT as a reduction to rate base in its Quarterly Financial Reports filed with the Commission in Docket No. 2006-270-E, as opposed proposing a deferral until the next general rate case proceeding. Tr. p. 190.4:3-7. However, as part of the Settlement Agreement, the Company has agreed to ORS witness Kollen’s proposal.

The Commission hereby approves the terms of the Settlement Agreement which state that from the date of the Financing Order, the Company will defer and compound the return on Storm ADIT at its most recently approved pre-tax WACC until base rates are reset in the next base rate case proceeding. At that time, the Storm ADIT and the deferred return on the Storm ADIT will be included as a reduction to rate base and the deferred regulatory liability will be amortized as a negative expense to return the deferred Storm ADIT benefit to customers. Order Exhibit No. 1, Paragraph 15.

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

W.	Evidence and Conclusions for Findings of Fact Nos. 43-47

The evidence supporting these findings of fact is found in the Petition, the testimony and exhibits of Company witnesses Heath and Niehaus, the testimony of DCA witness Rothschild, the Settlement Agreement and the entire record in this proceeding.

Company witness Heath testified that in order to assist the Commission to evaluate the final terms of the transaction and whether or not the statutory cost objectives were in fact met, the Company proposes the Commission adopt an Issuance Advice Letter process as contemplated by S.C. Code Ann. section 58-27-1110(C)(6) (Supp. 2023) that includes certification from the Company, the primary underwriter(s), and a Qualified Independent Third-Party designated by the Commission (provided one business day after the Issuance Advice Letter is filed). Tr. pp. 45:1-46:2. DCA witness Rothschild also testified that the Bond Advisory Team will provide an additional layer of oversight to help ensure the storm recovery bonds are priced, structured, registered, and marketed to achieve customer savings. Tr. p. 205.9:5-8. Ultimately, Mr. Rothschild testified that he believed the provisions contained in the Settlement Agreement were the result of considerable work and negotiation amongst the Settling Parties, and having DCA involved, and informed, and able to provide input in the process will achieve the Statutory Cost Objectives. Tr. p. 222:3-20.

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

In accordance with S.C. Code Ann. section 58-27-1110(C)(6)(a) (Supp. 2023), the Commission has the authority to designate a Qualified Independent Third-Party, and the certification of DEP and the Qualified Independent Third-Party shall certify whether the issuance of Storm Recovery Bonds and the imposition and collection of a Storm Recovery Charge will in fact provide quantifiable net benefits to customers on a present value basis as compared to the costs that would have been incurred absent the issuance of the Storm Recovery Bonds. The certifications of DEP, primary underwriter(s), and the Qualified Independent Third-Party shall certify whether the sale of Storm Recovery Bonds complies with the requirements of the Storm Securitization Statute and this Financing Order, and whether the structuring, marketing, and pricing of the Storm Recovery Bonds will in fact result in the lowest Storm Recovery Charge consistent with market conditions at the time the Storm Recovery Bonds were priced and the terms set forth in this Financing Order. In addition, the Qualified Independent Third-Party shall deliver to the Commission any other information it believes the Commission should consider as to its decision regarding the Issuance Advice Letter.

In accordance with the non-severable Comprehensive Settlement Agreement presented by the Settling Parties for approval without exception, modification, or additional provisions, the Commission concludes that an advisory body shall be established consisting of DEP, the ORS, and ORS acting as the Qualified Independent Third-Party (the Bond Advisory Team) to allow for the development of a thorough understanding of the process for structuring, marketing, and pricing of storm recovery bonds in South Carolina. DEP and the ORS may designate staff, counsel, and consultants to participate on the Bond Advisory Team on their behalf. The Commission also concludes that the designated staff and attorneys of DCA and the underwriters and their counsel shall be invited to attend meetings of the Bond Advisory Team as participants. DCA shall be invited to every meeting of the Bond Advisory Team and provided the same materials as the DEP or ORS.

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

For the Bond Advisory Team to perform its duties and to participate in the structuring, marketing, and pricing the Storm Recovery Bonds, DEP must provide the members and other participants of the Bond Advisory Team with timely information. Accordingly, DEP shall invite the entire Bond Advisory Team and other participants to participate in all Bond Advisory Team meetings. The Bond Advisory Team must also be given an opportunity to review the structuring, marketing, and pricing of the Storm Recovery Bonds, including but not limited to the selection and retention of underwriters and other transaction participants; the terms of all Transaction Documents; the length of the bond terms; the interest rates of the bonds; the capital contribution to the extent the amount required in the IRS Revenue Procedure 2005-62; the transaction structure; the issuance strategy; pricing strategy; appropriate credit enhancements; and the credit rating process. Furthermore, DEP will, with the advice and input from other participants on the Bond Advisory Team, develop appropriate and necessary disclosures in the registration statement and other marketing materials including but not limited to highlighting the credit features of the Storm Recovery Bonds such as the true-up, nonbypassable nature of the charges, the state pledge, bankruptcy and reorganization protections, and non-appealable Financing Order. However, consistent with DEP’ s statutory right to direct how it places the Storm Recovery Bonds to market, it is reasonable and prudent for DEP to have the exclusive right to select all counsel and advisors for DEP and the SPE.

X.	Evidence and Conclusions for Findings of Fact Nos. 48-54

The evidence supporting these findings and conclusions is contained in the Petition, the testimony and exhibits of the witnesses, the Comprehensive Settlement Agreement and the entire record in this proceeding.

Because the actual structure and pricing of the Storm Recovery Bonds are unknown as of the issuance of this Financing Order, the Commission finds it is just, reasonable, and appropriate to require DEP to provide to the Commission, within one business day after final terms of the Storm Recovery Bonds are determined for each series of Storm Recovery Bonds, an Issuance Advice Letter as prescribed in S.C. Code Ann. section 58-27-1110(C)(6)(a) (Supp. 2023), as well as a form of True- up Adjustment Letter attached hereto as Appendices C and D, respectively.

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

Such Issuance Advice Letter shall include the final terms of the Storm Recovery Bond, up- front Financing Costs and on-going Financing Costs, as well as any necessary explanations or rationales for the final terms required pursuant to the Comprehensive Settlement Agreement. In accordance with S.C. Code Ann. section 58-27-1110(C)(6)(a) (Supp. 2023), the Issuance Advice Letter shall include certifications from DEP, the primary underwriter(s), and the QITP (provided one business day after the Issuance Advice Letter is filed) certifying whether the sale of Storm Recovery Bonds complies with the requirements of the Storm Securitization Statute and the Financing Order. DEP shall certify whether the issuance of Storm Recovery Bonds and the imposition and collection of a Storm Recovery Charge will in fact provide quantifiable net benefits to customers on a present value basis as compared to the costs that would have been incurred absent the issuance of Storm Recovery Bonds. DEP and the primary underwriter(s) shall certify whether the structuring, marketing, and pricing of the Storm Recovery Bonds will in fact result in the lowest Storm Recovery Charge consistent with market conditions at the time the Storm Recovery Bonds were priced and the terms set forth in this Financing Order.

No later than one business day after the Company provides the Issuance Advice Letter, the QITP shall review the Issuance Advice Letter and deliver its certification to the Commission along with any other information it believes the Commission should consider as to the Commission’s decision to accept the Issuance Advice Letter. To ensure compliance with the statutory timeline, DEP will provide a draft issuance advice letter to the Bond Advisory Team, including DCA for review not later than two weeks before the expected date of commencement of marketing the Storm Recovery Bonds. The Bond Advisory Team, including DCA will review the draft issuance advice letter and provide timely feedback to DEP based on the progression of structuring, marketing, and pricing of the Storm Recovery Bonds.

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

The QITP shall certify whether the issuance of Storm Recovery Bonds and the imposition and collection of a Storm Recovery Charge will in fact provide quantifiable net benefits to customers on a present-value basis as compared to the costs that would have been incurred absent the issuance of Storm Recovery Bonds and whether the structuring, marketing, and pricing of the Storm Recovery Bonds will in fact result in the lowest Storm Recovery Charge consistent with market conditions at the time the Storm Recovery Bonds were priced and the terms set forth in this Financing Order.

No later than noon on the fourth business day after pricing, the Commission shall either accept the Issuance Advice Letter or deliver an order to DEP to prevent the issuance of the Storm Recovery Bonds.12 To assist the Commission with its review of the Issuance Advice Letter, after the Issuance Advice Letter has been submitted to the Commission, but prior to noon on the fourth business day after the final terms of the Storm Recovery Bonds are determined, DEP will be available to answer any questions from the Commission about the final agreed upon terms of the bond issuance contained in the Issuance Advice Letter. The Commission shall have the option to submit the questions in written form to all parties for DEP to respond or request that DEP make a presentation before the Commission. The information designated by DEP or Parties as confidential shall be provided to the Commission under seal or in a closed session. Order Exhibit No. 1, Paragraph 25.

12 To receive the highest possible rating from credit rating agencies and minimize any perceived risk by investors that could impact pricing, the regulatory process must be complete and no longer subject to appeal before the storm recovery bonds can be sold to investors. The Commission will therefore take action on the Issuance Advice Letter in a manner that does not subject the decision to accept the Issuance Advice Letter to appeal, in accordance with S.C. Code Ann. § 58-27-1110(C)(6)(b) (Supp. 2023). S.C. Code Ann. § 58-27-1110(C)(6)(b) distinguishes between the Commission “accept[ing] the issuance advice letter” or, alternatively, “deliver[ing] an order to the electrical utility to prevent the issuance of the storm recovery bonds,” to reflect this requirement. (emphasis added). Accordingly, if the Commission decides to accept the Issuance Advice Letter, it will do so at a Commission business meeting without issuing an order

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

If the actual up-front Financing Costs are less than the amount appearing in the final Issuance Advice Letter filed within one business day after actual pricing of the Storm Recovery Bonds, such unspent amount will be reflected in the next True-Up Adjustment Letter (as defined herein). Conversely, to the extent that the actual up-front Financing Costs are in excess of the amount appearing in the final Issuance Advice Letter filed within one business day after actual pricing of the Storm Recovery Bonds, that DEP shall book such incurred excess amounts to a regulatory asset. The regulatory asset shall accrue carrying costs, net of ADIT, at DEP’s approved pre-tax weighted average cost of capital in effect at the time the deferral costs are incurred. DEP will request that all such costs are included in base rates during its next base rate proceeding. The Parties reserve their right to review the reasonableness and prudency of those costs in the next rate proceeding.

DEP will retain sole discretion regarding whether or when to assign, sell, or otherwise transfer any rights concerning Storm Recovery Property arising under this Financing Order, or to cause the issuance of any Storm Recovery Bonds authorized in this Financing Order, pursuant to S.C. Code Ann. section 58-27-1110(C)(5) (Supp. 2023); provided, that any issuance must satisfy the Statutory Costs Objectives and shall be subject to the provisions of the preceding paragraph. Subject to the Issuance Advice Letter procedures and the Commission’s power to issue an order to stop the transaction as described above, the SPE will issue the Storm Recovery Bonds on or after the fifth business day after pricing of the Storm Recovery Bonds.

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

In the event either of the following occurs: (i) DEP determines that the issuance of the Storm Recovery Bonds would not achieve the Statutory Cost Objectives or (ii) the Commission does not permit issuance of the Storm Recovery Bonds, then as provided in S.C. Code Ann. section 58- 27-1110(C)(6)(b) (Supp. 2023), DEP shall not be precluded from seeking to recover Financing Costs incurred and carrying costs accrued after issuance of the Commission Order No. 2023-260 in its next general rate proceeding. S.C. Code Ann. § 58-27-1115(B) (Supp. 2023).

Y.	Evidence and Conclusions for Finding of Fact No. 55

The evidence supporting these findings and conclusions is contained in the Petition, the testimony and exhibits of the witnesses, and the entire record in this proceeding. During this proceeding, the Commission retained a consultant to serve as advisors and counsel to the Commission. Consistent with the requirements of S.C. Code Ann. section 58-27-1170 (Supp. 2023), the Commission maintains documentation to support the compensation paid and approved by the Commission to the Commission’s Consultant and its outside legal counsel does not exceed compensation generally paid by the regulated industry for such specialist and such aggregate compensation shall be considered an up-front Financing Cost.

Z.	Evidence and Conclusions for Finding of Fact No. 56

The evidence supporting these findings and conclusions is contained in the Petition, the Comprehensive Settlement Agreement, the testimony and exhibits of the witnesses, and the entire record in this proceeding.

S.C. Code Ann. section 58-27-1110(C)(2)(h) (Supp. 2023) requires the Commission to specify the degree of flexibility to be afforded to DEP in establishing the terms and conditions of the Storm Recovery Bonds, including, but not limited to, repayment schedules, expected interest rates, and other Financing Costs, and subject to any conditions in this Financing Order, including the pre-bond issuance review process established by the Commission.

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

Throughout this Financing Order, the Commission has granted DEP flexibility within parameters. For instance, the SPE may issue Storm Recovery Bonds with a scheduled final payment date of no later than 20 years from the date of the issuance of the Storm Recovery Bonds; however, the legal maturity date may be longer in accordance with rating agency requirements. Pursuant to Company witness Niehaus’s testimony, this difference provides additional credit protection, allowing shortfalls in principal payments to be recovered over an additional period and therefore helping in achieving the targeted highest possible credit rating, and ensuring achievement of the Statutory Cost Objectives. Tr. p. 358:12-17. It is not necessary, nor is it possible, to enumerate here every instance in which the Commission has given DEP flexibility to establish the terms and conditions of the Storm Recovery Bonds. The flexibility required for this type of transaction incorporates the Bond Advisory Team process to ensure achievement of the Statutory Cost Objectives.

The Commission finds that Storm Recovery Bonds may be issued in one or more tranches, and the Storm Recovery Bonds must be structured by DEP to achieve the Statutory Cost Objectives. DEP shall be afforded flexibility, consistent with the terms of the Comprehensive Settlement Agreement, in determining the final terms of the Storm Recovery Bonds, including payment and maturity dates, interest rates (or the method of determining interest rates), the terms of any interest rate swap agreement, interest rate lock or similar agreement, the creation and funding of any supplemental capital, reserve or other subaccount, and the issuance of Storm Recovery Bonds through the SPE.

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

As noted above, certain costs, such as debt service on the Storm Recovery Bonds, as well as the on-going fees of the trustee, rating agency surveillance fees, regulatory assessment fees, and the costs of any other credit enhancement or interest rate swaps, will not be known until after the pricing of a series of Storm Recovery Bonds. This Financing Order provides flexibility to recover such costs through the Storm Recovery Charge and the true-up of such charge. In this Financing Order, the Commission has established the Issuance Advice Letter, Bond Advisory Team, and independent certification procedures in order to grant DEP flexibility, while still ensuring that the structuring, marketing, and pricing of Storm Recovery Bonds achieve the Statutory Cost Objectives.

The Commission finds that a bond structure that provides for value of the costs to customers that are estimated to result from the issuance of substantially levelized annual revenue requirements over the expected life of the Storm Recovery Bonds is in the public interest and should be used. This structure offers the benefit of not relying upon electrical utility customer growth and will allow the resulting overall weighted average Storm Recovery Charge to remain level or decline over time if billing determinants remain level or grow.

AA.	Evidence and Conclusions for Findings 57-58

The evidence supporting these findings and conclusions is contained in the Petition, the Settlement Agreement, the testimony and exhibits of the witnesses, and the entire record in this proceeding.

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

S.C. Code Ann. Section 58-27-1110(A)(7) (Supp. 2023) requires an electrical utility petitioning the Commission for a financing order to provide “a comparison between the net present Storm Recovery Bonds based on current market conditions and the costs that would result from the application of the traditional method of financing and recovering Storm Recovery Costs from customers.” In addition, S.C. Code Ann. Section 58-27-1110(A)(7) (Supp. 2023) requires an electrical utility petitioning the Commission for a Financing Order to “demonstrate that the issuance of storm recovery bonds and the imposition of [the] Storm Recovery [Charge] are expected to provide quantifiable net benefits to customers on a present value basis as compared to the costs that would have occurred absent the issuance of Storm Recovery Bonds.”

DEP provided the cost comparison required by S.C. Code Ann. Section 58-27-1110(A)(7) (Supp. 2023) in Smith Supplemental Exhibit 5. Hearing Exhibit 5. This exhibit shows the calculation of both the total estimated net present value of costs to customers under the Storm Recovery Charge as well as the total cumulative costs to customers under the traditional cost recovery method. Therefore, as an initial matter, the Commission concludes that DEP has provided the necessary comparison required by S.C. Code Ann. Section 58-27-1110(A)(7) (Supp. 2023).

As shown in Smith Supplemental Exhibit 5, using the traditional method of cost recovery, the net present value of total retail costs to customers is approximately $171 million. Using the storm securitization method of cost recovery and recovering Storm Recovery Costs through the Storm Recovery Charge, the net present value of total retail costs to customers is approximately $130 million. This results in approximately $41 million, or approximately 24 percent, in quantifiable net benefits to customers. The revenue requirements and customer impacts for the Traditional Recovery Model and Storm Recovery Charge Model are presented and calculated in Smith Supplemental Exhibit 5. Hearing Exhibit 5. In addition, Company witnesses Heath and Smith testified that assuming a 150-basis point increase in the assumed total interest rate for the bonds, there would still be benefits to customers greater than 10 percent on a net present value basis. Tr. pp. 46.37:5-10; 186.21:12-18.

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

Thus, the Commission finds that the issuance of the Storm Recovery Bonds and the imposition of the Storm Recovery Charge authorized by this Financing Order will provide quantifiable net benefits to customers on a present value basis as compared to the costs that would have been incurred absent the issuance of the Storm Recovery Bonds, in accordance with S.C. Code Ann. section 58-27-1110(A)(7) (Supp. 2023).

Additionally, the Commission finds and concludes that there is ample evidence in the record the Statutory Cost Objectives will be achieved. This evidence includes the testimony of Company witness Heath that DEP will not proceed with pricing the Storm Recovery Bonds without certifications from DEP, the primary underwriter(s) and the QITP, required by the Storm Securitization Statute. Furthermore, the process established by DEP and as set forth in this Financing Order relative to the structuring, marketing and pricing of the Storm Recovery Bonds, along with the advice and input from the Bond Advisory Team and the continued oversight of the Commission through the Issuance Advice Letter process pursuant to S.C. Code Ann. section 58-27-1110(C)(6) (Supp. 2023), and the certification and letter required by Findings of Fact Nos. 48-54, ensures the Securitization will result in the lowest Storm Recovery Charge consistent with market conditions at the time the Storm Recovery Bonds are priced and the terms set forth in this Financing Order, as required by S.C. Code Ann. section 58-27-1110(C)(2)(c) (Supp. 2023). The record in this case demonstrates that professionals who collectively possess the necessary experience and professionalism in pricing, structuring, and marketing complex securities—including rate reduction securities—will bring their experience to the process, ultimately for the benefit of ratepayers, and provide their expertise to the pricing, structuring, and marketing of the Storm Recovery Bonds through their participation on the Bond Advisory Team. Many of these professionals were involved in the successful $1.3 billion securitization of Duke Energy Florida’s nuclear plant retirement costs and the successful $1.0 billion securitizations of DEC and DEP’s storm recovery costs in North Carolina, who provided assurances to the Commission that the proposal will achieve the Statutory Cost Objective. Importantly, this Financing Order establishes a and flexible procedure to allow DEP to address the requirements of market participants or any changes in market conditions as the issuance date approaches. After the bonds are priced, and as otherwise provided for in this Financing Order, DEP, the primary underwriter(s), and the QITP will give the applicable certifications as to whether the Statutory Cost Objectives have been met. Finally, through the issuance advice letter process, the Commission has a final opportunity to approve or disapprove issuance of the Storm Recovery Bonds.

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

Finally if DEP, primary underwriter(s), or the QITP do not provide the certification contemplated by S.C. Code Ann. section 58-27-1110(C)(6)(a) (Supp. 2023), or the Commission delivers an order to prevent the issuance of the Storm Recovery Bonds pursuant to S.C. Code Ann. section 58-27- 1110(C)(6)(b), DEP agrees to hold a Bond Advisory Team meeting, to include DCA if it so chooses to participate to discuss any potential next steps, including whether to pursue another securitization financing as opposed to traditional cost recovery, and will explain its final decision to Bond Advisory Team members including DCA. Order Exhibit No. 1, Paragraph 26.

VI.           ORDERING PARAGRAPHS

NOW THEREFORE, IT IS HEREBY ORDERED THAT:

1.            The Comprehensive Settlement Agreement entered into by the Settling Parties to this Docket, is just and reasonable, is in the public interest, and is consistent with law and regulatory policy. Accordingly, the Settlement Agreement is approved in its entirety.

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

2.            Mitigation of Rate Impacts: The proposed issuance of Storm Recovery Bonds and the imposition and collection of the Storm Recovery Charge will provide quantifiable net benefits to customers on a present value basis as compared to the costs that would have been incurred absent the issuance of Storm Recovery Bonds and will result in the lowest storm recovery charge consistent with market conditions at the time the Storm Recovery Bonds are priced and the terms set forth in this Financing Order.

3.            Authority to Securitize: DEP’s Petition for a Financing Order authorizing the issuances by DEP of Storm Recovery Bonds is granted as to DEP, subject to the terms set forth in the body of this Financing Order. DEP is hereby authorized to cause the issuance by the SPE of Storm Recovery Bonds secured by the pledge of Storm Recovery Property, in one or more series in an aggregate principal amount not to exceed the sum of the Securitizable Balance and the up- front Financing Costs. The proceeds received by DEP from the SPE’ s sale of such bonds are to be used by DEP to finance the equivalent of:

(i)	recovery of Storm Recovery Costs, which includes carrying costs necessary to account for the number of days, as applicable, either greater than or less than assumed in the Carrying Costs calculation, calculated at a debt only rate of return as reflected in the Issuance Advice Letter described in this Financing Order; and

(ii)	recovery of the up-front Financing Costs incurred in connection with issuance of the Storm Recovery Bonds. Carrying costs and up-front Financing Costs are subject to update, adjustment, and approval pursuant to the terms of this Financing Order and the Issuance Advice Letter procedures as provided by this Financing Order.

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

4.            Outside Costs: Consistent with the requirements of S.C. Code Ann. section 58-27-1170 (Supp. 2023), that the Commission-approved costs associated with the Commission’s Consultant, and outside legal counsel engaged by the Commission’s Consultant and ORS’s outside consultants and outside counsel do not exceed compensation generally paid by the regulated industry for such specialists and are approved for payment under the terms of such party’s contractual arrangements with the Commission or ORS. Such costs of the Commission’s Consultant, its outside legal counsel, and ORS’s outside consultants and outside counsel qualify as up-front Financing Costs and shall be paid from proceeds of Storm Recovery Bonds.

5.            Structure: The proposed transaction structure for the Storm Recovery Bonds, as set forth in the body of this Financing Order, is approved.

6.            IRS Safe Harbor Provisions: DEP shall structure the Storm Recovery Bond transactions in a way that complies with the “safe harbor” provisions of IRS Revenue Procedure 2005-62.

7.            License Tax and Sales Tax: DEP shall comply with the Settlement Agreement in its treatment of the (i) License Tax on Utilities under S.C. Code Ann. section 12-20-100 (2014) and (ii) Sales Tax arising under S.C. Code Title 12 with respect to the storm recovery charges.

8.            Utility Assessment Fee: The Commission determines that the SPE is not a utility as defined by South Carolina law, and no Utility Assessment Fee shall be collected on the basis of storm recovery charges of the SPE.

9.            SPE: DEP is authorized to form an SPE to be structured as discussed in this Financing Order. DEP is authorized to execute a limited liability company agreement, consistent with the form included as Heath Exhibit 2e (Hearing Exhibit 2) to witness Heath’s testimony and the terms and conditions of this Financing Order. The SPE shall be funded with an amount of capital that is sufficient for the SPE to carry out its intended functions as contemplated in the Petition and this Financing Order. The Commission approves an initial capital contribution of 0.5 percent of the initial aggregate principal amount of a series of Storm Recovery Bonds or such greater amount as the credit rating agencies shall require. The capital contributions by DEP to the SPE shall be funded by DEP and not from the proceeds of the sale of Storm Recovery Bonds. DEP will be permitted to earn a rate of return on its invested capital in SPE equal to the rate of interest payable on the longest maturing tranche of Storm Recovery Bonds and this return on invested capital should be a component of the Periodic Payment Requirement.

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

10.           Issuance: In accordance with the terms of this Financing Order and subject to the criteria and procedures described herein, the SPE is authorized to issue Storm Recovery Bonds in an aggregate principal amount not to exceed the Securitizable Balance plus up-front Financing Costs (as of the date the Storm Recovery Bonds are issued) and may pledge to an indenture trustee, as collateral for payment of the Storm Recovery Bonds, the Storm Recovery Property, including the SPE’s right to receive the related Storm Recovery Charge as and when collected, the SPE’s rights under the servicing agreement and other collateral described in the indenture. Subject to the terms of this Financing Order, DEP retains sole discretion regarding whether to assign, sell, or otherwise transfer Storm Recovery Property and to cause the Storm Recovery Bonds to be issued, including the right to defer or postpone such assignment, sale, transfer, or issuance.

11.           Form Agreements: The Commission finds good cause to authorize DEP to provide service to the SPE under the servicing agreement and for the servicing agreement to become effective at the time the transaction is permitted to proceed pursuant to the terms of this Financing Order. The Commission finds good cause to authorize DEP to administer the SPE under the administration agreement and for the administration agreement to become effective at the time the transaction is permitted to proceed pursuant to the terms of this Financing Order. The Commission finds good cause to authorize DEP to enter into a storm recovery property purchase and sale agreement with the SPE to become effective at the time the transaction is permitted to proceed pursuant to the terms of this Financing Order. The forms of such agreements are hereby approved, subject to review and input by the Bond Advisory Team to ensure that the Statutory Cost Objectives are achieved and for compliance with this Financing Order and the Storm Securitization Statute.

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

12.           Servicing and Administration Fees: DEP shall be entitled to receive a servicing fee equal to 0.05% (5 basis points) of the initial aggregate principal amount of the Storm Recovery Bond per annum and an administrative fee of $50,000 per annum. The servicing and administration fees collected by DEP or any affiliate of DEP, acting as either the servicer or the administrator under the Servicing Agreement or Administration Agreement, respectively, will be included in DEP’s cost of service such that DEP will credit back all periodic servicing fees in excess of DEP’s or an affiliate of DEP’s incremental costs of performing servicing and administration functions. The expenses incurred by DEP, or such affiliate, to perform obligations under the Servicing Agreement or Administration Agreement not otherwise recovered through the Storm Recovery Charge will likewise be included in DEP’ s cost of service.

13.           DEP as Servicer: DEP shall act as initial servicer under the proposed financing transaction and is granted flexibility to act as servicer pursuant to the servicing agreement discussed in this Financing Order.

14.           Third-Party Supplier: In the event of a change in utility regulation in the State of South Carolina, alternative energy suppliers are required to bill and collect the storm recovery charges and meet all other credit rating agency criteria so as not to negatively affect the Storm Recovery Bonds’ credit rating.

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

15.           Creation of Storm Recovery Property: The creation of the DEP Storm Recovery Property as described in this Financing Order is approved and, upon transfer of the Storm Recovery Property to the SPE, shall be created, and shall consist of: (1) all rights and interests of DEP or its successors or assignees under this Financing Order, including the right to impose, bill, charge, collect, and receive Storm Recovery Charge authorized in this Financing Order and to obtain periodic adjustments to such charge as provided in this Financing Order, and (2) all revenues, collections, claims, rights to payments, payments, money, or proceeds arising from the rights and interests specified in this Financing Order, regardless of whether such revenues, collections, claims, rights to payment, payments, money, or proceeds are imposed, billed, charged, received, collected, or maintained together with or commingled with other revenues, collections, rights to payment, payments, money, or proceeds. The creation of Storm Recovery Property is conditioned upon, and shall be simultaneous with, the sale or other transfer of the Storm Recovery Property to the SPE, the issuance of the Storm Recovery Bonds, and the pledge of the Storm Recovery Property to secure a series of Storm Recovery Bonds.

16.           Recovery of the Storm Recovery Charge: DEP shall impose on, and shall collect, as initial servicer, from all existing and future retail customers receiving transmission or distribution service, or both, from DEP, even if such customer elects to purchase electricity from an alternative electricity supplier, the Storm Recovery Charge in an amount sufficient to provide for the timely recovery of its Periodic Payment Requirement detailed in this Financing Order, including, without limitation, payment of principal and interest on the Storm Recovery Bonds.

17.           Approval of Tariff: The form of the Tariff schedule as shown in Moore Exhibit 2 is approved with the addition of the language in the manner proposed in the Settlement Agreement as described in Evidence and Conclusions for Findings of Fact Nos. 38-39.

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

18.           Imposition and Collection, Nonbypassability: DEP is authorized to impose, bill, charge, collect, receive, and adjust from time to time pursuant to the True-up Mechanism as described in this Financing Order a Storm Recovery Charge, to be collected on a per kWh basis from each of its existing and future retail customers until the related Storm Recovery Bonds are paid in full and all related Financing Costs and other costs of the bonds have been recovered in full. Such Storm Recovery Charge shall be a nonbypassable charge that is separate and apart from DEP’s base rates and shall be paid by all DEP existing and future retail customers receiving transmission or distribution service, or both, from DEP or its successors or assignees under Commission-approved rate schedules as provided in this Financing Order. In the event the State of South Carolina elects to permit customers to purchase electricity from an alternative electric supplier, pursuant to S.C. Code Ann. section 58-27-1110(C)(2)(d) (Supp. 2023), such customers shall still be required to pay their portion of the Storm Recovery Charge in accordance with Ordering Paragraph 14. Such Storm Recovery Charge shall be in an amount sufficient to ensure the timely recovery of DEP’s Storm Recovery Costs and Financing Costs (up-front and on-going) detailed in this Financing Order and the Issuance Advice Letter, including payment of principal of and interest on the Storm Recovery Bonds.

19.           Allocation: That the Storm Recovery Charge shall be allocated to the customer rate classes based on DEP’s approved allocation methodology in the proposed Tariff; and that it is just and reasonable that the Storm Recovery Charge be adjusted for any changes to the customer allocation methodology approved by the Commission in subsequent general rate proceedings for DEP.

20.           Collection Period: This Financing Order and the Storm Recovery Charge authorized hereby shall remain in effect until the Storm Recovery Bonds and all Financing Costs related thereto have been paid or recovered in full. This Financing Order shall remain in effect and unabated notwithstanding the reorganization, bankruptcy, or other insolvency proceedings of DEP or its successors or assignees. Following repayment of the Storm Recovery Bonds and the relevant Financing Costs authorized in this Financing Order and release of the funds by the indenture trustee, each SPE shall distribute the final balance of its collection account to DEP, and DEP shall credit other electric rates and charges by a like amount.

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

21.           Ownership Notification and Separate Line-Item Charge: That DEP is authorized to use its proposed procedure to explicitly reflect that a portion of the charge on such bill represents the Storm Recovery Charge approved in this Financing Order and must include a statement to the effect that the SPE is the owner of the rights to the Storm Recovery Charge and that DEP is acting as servicer for the SPE. The Tariff applicable to customers must indicate the Storm Recovery Charge and the ownership of that charge. DEP shall identify amounts owed with respect to its Storm Recovery Property as a separate line item on individual electric bills.

22.           True-up Mechanism: The True-up Mechanism as described in this Financing Order and identified in Appendix C to this Financing Order is approved and shall be adopted.

23.           True-up Adjustment Letter: DEP or its assignee(s) are authorized to recover the Periodic Payment Requirement and shall file with the Commission at least semi-annually (and at least quarterly beginning 12 months prior to the scheduled final payment date of the latest maturing tranche of Storm Recovery Bonds) a True-up Adjustment Letter as described in this Financing Order, which shall be based upon the cumulative differences, regardless of the reason, between the Periodic Payment Requirement and the actual amount of Storm Recovery Charge remittances to the indenture trustee for the series of Storm Recovery Bonds. Upon the filing of a True-up Adjustment Letter made pursuant to this Financing Order, the Commission shall either administratively approve the requested true-up calculation in writing or inform the servicer of any mathematical or clerical errors in its calculation as expeditiously as possible but no later than 60 days following the servicer’s true-up filing. Upon administrative approval, no further action of this Commission will be required prior to implementation of the true-up. DEP and ORS shall engage in a good faith discussion to discuss reducing the time period to review filed True-Up Adjustment Letters from 60 days to 30 days after the completion of 3 semi-annual true-up periods.

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

24.           Changes to the Storm Recovery Charge: Upon any change to customer rates and charges stemming from the True-up Mechanism, DEP shall file appropriately revised tariff sheets with this Commission, provided, however, that approval of the Storm Recovery Charge shall not be delayed or otherwise adversely impacted by the Commission’s decision with respect to the tariff.

25.           Bond Advisory Team: A Bond Advisory Team shall be formed, consisting of representatives of DEP, its advisors and counsel, and the ORS acting as QITP, each of which may designate staff, counsel, and consultants to participate on the Bond Advisory Team. The designated staff and attorneys of DCA and the underwriters and the underwriters’ counsel shall be invited to attend all meetings of the Bond Advisory Team as full participants, and to provide input just as ORS.

26.           Qualified Independent Third-Party: The Commission designates ORS to serve as the QITP under S.C. Code Ann. section 58-27- 1110(C)(6) (Supp. 2023). ORS shall fulfill its role as QITP in accordance with its statutory charge to represent the public interest of South Carolina pursuant to S.C. Code Ann. section 58-4-10(B) (Supp. 2023). ORS, at its discretion, may designate staff, counsel, and consultants to assist ORS in fulfilling its role as QITP.

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

27.           Bond Issuance Process: Consistent with S.C. Code Ann. sections 58-27-1115 and 58-27-1170 (Supp. 2023), DEP has final authority to direct how the Storm Recovery Bonds are placed to market and shall make all decisions regarding pricing, structuring, and marketing the Storm Recovery Bonds, with advice and input from the other members of the Bond Advisory Team and DCA as described in this Financing Order; and that the final structure of the transaction, including pricing, shall be subject to final review by this Commission through the Issuance Advice Letter process described in Ordering Paragraph 32 to ensure that all requirements of the Storm Securitization Statute and this Financing Order have been met.

28.           Cap on Costs of Securitization Financing: To ensure the issuance of Storm Recovery Bonds results in quantifiable net benefits, the weighted average interest rate on the Storm Recovery Bonds will not exceed 7.0%; however, if the 7.0% cap is projected to be exceeded, DEP shall discuss with the Bond Advisory Team members and DCA and develop a recommendation, based on their advice and input, for the Commission on whether to proceed with the issuance in accordance with the Statutory Cost Objectives. For informational purposes, the rationale for the final weighted average interest rate, whether above or below such cap, shall be explained in the Issuance Advice Letter submitted to the Commission. This rationale shall include, but not be limited to, the comparisons made to determine how the interest rate(s) results in the lowest storm recovery charges consistent with market conditions at the time the storm recovery bonds are priced and the terms set forth in the Financing Order. If market conditions change and it becomes necessary, in order to best achieve the Statutory Cost Objectives, for one or more tranches of bonds to be issued with a floating-rate, DEP shall consider the advice and input of the Bond Advisory Team prior to making its decision to issue any floating rate bonds. DEP is further authorized to issue such bonds but will be required to execute agreements to swap floating rate payments to fixed-rate payments to achieve the Statutory Cost Objectives. If one or more tranches of bonds are to be issued as floating-rate bonds, the rationale for the decision shall be addressed in the Issuance Advice Letter submitted to the Commission.

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

29.            Ratings Agencies: DEP shall obtain ratings from two Rating Agencies, S&P and Moody’s. If the ratings from S&P and Moody’s result in split bond ratings, DEP shall seek advice and input from the Bond Advisory Team on whether to obtain a third rating from Fitch.

30.           Storm Cost ADIT Regulatory Liability: From the date of the Financing Order, DEP shall defer and compound the return on Storm Cost ADIT (“Storm ADIT”) at its most recently approved pre-tax WACC as a regulatory liability until base rates are reset in the next base rate case proceeding. At that time, the Storm ADIT regulatory liability and the deferred return on the Storm ADIT will be included as a reduction to rate base and the deferred regulatory liability will be amortized as a negative expense to return the deferred Storm ADIT benefit to customers.

31.           Roles of the Bond Advisory Team: DEP shall provide all members of the Bond Advisory Team as well as the designated staff and attorneys of DCA attending any Bond Advisory Team meetings with timely information so they may be informed fully and in advance regarding the structuring, marketing, and pricing of the Storm Recovery Bonds. The members and participants of the Bond Advisory Team are entitled to be present during communications with underwriters, credit rating agencies, and investors provided customary practices are followed. DEP shall invite all members of the Bond Advisory Team and the designated staff and attorneys of DCA to join all Bond Advisory Team meetings to review and provide input on all aspects of the structuring, pricing, and marketing of the Storm Recovery Bonds, including without limitation the selection and retention of underwriters and other transaction participants; the terms and conditions of all Transaction Documents (including changes from the forms approved in this Financing Order); the legal maturity dates and final scheduled payment dates of the Storm Recovery Bonds; the interest rates of the Storm Recovery Bonds (including whether the interest rate is floating or fixed); the capitalization of the Storm Recovery Bonds; the transaction structure; the issuance strategy; appropriate credit enhancements; and the credit rating process, except that that DEP shall have sole right to select and engage all counsel and advisors for DEP and the SPE.

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

32.           Issuance Advice Letter: In accordance with S.C. Code Ann. section 58-27- 1110(C)(6)(a) (Supp. 2023), the Commission shall require DEP to provide an Issuance Advice Letter along with the True-up Adjustment Letter in final form to the Commission no later than one business day after final terms of the storm recovery bonds are determined, substantially in the form of Appendix D to this Financing Order describing the final terms of the Storm Recovery Bond issuance, up-front financing costs and on-going financing costs, as well as the explanations and rationales for the final terms as described in the Settlement Agreement. The Issuance Advice Letter shall include a certification from DEP, the primary underwriter(s), and ORS as the QITP designated by this Commission (provided one business day after the Issuance Advice Letter is filed), certifying whether the sale of Storm Recovery Bonds complies with the requirements of the Storm Securitization Statute and the Financing Order. DEP and the QITP shall certify whether the issuance of Storm Recovery Bonds and the imposition and collection of a Storm Recovery Charge will in fact provide quantifiable net benefits to customers on a present-value basis as compared to the costs that would have been incurred absent the issuance of Storm Recovery Bonds. DEP, the QITP, and the primary underwriter(s) shall certify whether the structuring, marketing, and pricing of the Storm Recovery Bonds will in fact result in the lowest Storm Recovery Charge consistent with market conditions at the time the Storm Recovery Bonds were priced and the terms set forth in this Financing Order.

33.           The QITP shall review the Issuance Advice Letter and deliver its certification to the Commission along with any other information it believes the Commission should consider as to the Commission’s decision whether to accept the Issuance Advice Letter no later than one business day after the filing of the Issuance Advice Letter with the Commission.

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

34.           The QITP shall certify whether the issuance of Storm Recovery Bonds and the imposition and collection of a Storm Recovery Charge will in fact provide quantifiable net benefits to customers on a present-value basis as compared to the costs that would have been incurred absent the issuance of Storm Recovery Bonds and whether the structuring, marketing, and pricing of the Storm Recovery Bonds will in fact result in the lowest Storm Recovery Charge consistent with market conditions at the time the Storm Recovery Bonds were priced and the terms set forth in this Financing Order.

35.           After the Issuance Advice Letter is submitted but prior to noon on the fourth business day after pricing, DEP will be available to respond to questions from the Commission. If requested by DEP, such responses may be provided on a confidential basis.

36.           By no later than noon on the fourth business day after the final terms of the Storm Recovery Bonds are determined, the Commission shall either accept the issuance advice letter or deliver an order to the electrical utility to prevent the issuance of the storm recovery bonds.

37.           Draft Issuance Advice Letter: DEP will submit a draft issuance advice letter to the Bond Advisory Team and DCA for review not later than two weeks before the expected date of commencement of marketing the Storm Recovery Bonds. The Bond Advisory Team and DCA will review the issuance advice letter and provide timely feedback to DEP based on the progression of structuring, marketing and pricing of the Storm Recovery Bonds. The Bond Advisory Team and DCA shall provide any comments to the draft not later than one week after receipt of the draft Issuance Advice Letter from DEP.

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

38.      Approval of Regulatory Asset: DEP’s request to establish a regulatory asset to defer any incurred excess amounts, or undercollection of the up-front Financing Costs is approved. The regulatory asset shall be in an amount equal to the difference between up-front Financing Costs identified in the final Issuance Advice Letter and actual up-front Financing Costs incurred. The regulatory asset shall accrue carrying costs, net of ADIT, at DEP’s approved pre-tax WACC in effect at the time the deferral costs are incurred. DEP shall request that all such costs be included in base rates during the next base rate proceeding and the Parties reserve their right to review the reasonableness and prudency of those costs in the next rate case proceeding.

39.      State Pledge: The SPE issuing Storm Recovery Bonds is authorized, pursuant to S.C. Code Ann. section 58-27-1155(B) (Supp. 2023) and this Financing Order, to include the State of South Carolina pledge, which includes a pledge by this Commission, with respect to Storm Recovery Property and Storm Recovery Bonds and related documentation as provided for in S.C. Code Ann. section 58-27-1155(A) (Supp. 2023). The Commission further acknowledges that the SPE issuer would be considered a financing party for purposes of S.C. Code Ann. section 58-27-1105(9) (Supp. 2023).

40.      No Liability of State or its Agencies, Instrumentalities or Political Subdivisions; Storm Recovery Bonds Not Public Debt: Neither the State of South Carolina, its agencies, and instrumentalities, nor its political subdivisions are liable on any Storm Recovery Bonds, and the Storm Recovery Bonds are not a debt or a general obligation of the State of South Carolina or any of its political subdivisions, agencies, or instrumentalities nor are they special obligations or indebtedness of the State of South Carolina, its agencies, or its political subdivisions. An issue of Storm Recovery Bonds does not, directly, indirectly, or contingently obligate the State of South Carolina or its agencies, instrumentalities, or political subdivisions, to levy any tax or make any appropriation for payment of the Storm Recovery Bonds, other than in their capacities as consumers of electricity. As provided in S.C. Code Ann. section 58-27-1145 (Supp. 2023), all Storm Recovery Bonds must contain this statement: “Neither the full faith and credit nor the taxing power of the State of South Carolina is pledged to the payment of the principal of, or interest on, this bond, nor shall the holder of this bond have any recourse against the State, its agencies, instrumentalities, or political subdivisions for the payment of the principal of, or interest on, this bond.”

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

41.      Irrevocability: Upon the earlier of either (i) the transfer of the Storm Recovery Property or (ii) issuance of the Storm Recovery Bonds, which shall be substantially simultaneous, this Financing Order shall become irrevocable, and, except for changes made pursuant to the True-up Mechanism authorized and otherwise described in this Financing Order, the Commission may not amend, modify, or terminate this Financing Order by any subsequent action nor reduce, impair, postpone, terminate, or otherwise adjust the Storm Recovery Charge pursuant to this Financing Order.

BY ORDER OF THE COMMISSION:

Florence P. Belser, Chair Public Service Commission of South Carolina FOR THE MAJORITY

******************

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

Commissioner Thomas J. Ervin, dissenting: Based on my review of the law and the facts, I cannot approve the proposed Settlement Agreement in this proceeding. The proposed financing mechanism fails to ensure the lowest storm recovery charges for ratepayers, as required by law. Therefore, I must respectfully dissent.

This is the first utility securitization proceeding in South Carolina under the Securitization Act. Duke Energy Progress, LLC’s (DEP) storm recovery costs total roughly $170.6 million, which is currently a utility liability. The Act provides for a mechanism for the Commission to review and approve a requested utility securitization, which, if approved, makes the utility’s ratepayers solely responsible for repaying these costs, which will appear as a line item on ratepayers’ monthly utility bills once the securitization bonds are issued. The Commission’s Order is intended to see that ratepayers are protected throughout the securitization process. Unfortunately, the Majority Opinion falls short of the legal requirements established by the South Carolina General Assembly. See S.C. Code Ann. section 58-27-1110 (Supp. 2023).

In enacting legislation for securitizing storm costs, the South Carolina Legislature made it clear that “[i]t is in the interest of the State and its citizens to encourage and facilitate the use of securitized bonds...and to empower the commission to review a securitization mechanism to determine whether it is consistent with the public interest and worthy of approval.” S.C. Code Ann. section 58-27-1100 (Supp. 2023) (emphasis added). The Commission is explicitly authorized to evaluate DEP’s financing mechanism.

Unfortunately, the Majority has relinquished its authority in this case by adopting the proposed Settlement Agreement. The Commission’s hands are effectively tied by the “all-or-nothing” posture of the case. Duke Energy Progress, LLC’s request should be denied for the following reasons.

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

First, Act 227 of 2022 (the Securitization Act) requires the Commission to ensure lowest storm recovery charges before approving a financing order. Specifically, the Commission shall not issue a financing order unless the following elements, among others, are met:

1)	a finding that the proposed issuance of the recovery bonds and the imposition and collection of a storm recovery charge will provide quantifiable net benefits to customers on a present value basis as compared to the costs that would have been incurred absent the issuance of storm recovery bonds;

2)	a finding that the structuring, marketing, and pricing of the storm recovery bonds will result in the lowest storm recovery charges consistent with market conditions at the time the storm recovery bonds are priced and the terms set forth in such financing order....

S.C. Code Ann. section 58-27-1110(C)(2)(b) and (c) (Supp. 2023) (emphasis added).

Electrical utilities are afforded a certain amount of flexibility in establishing financing terms and conditions. This is necessary because market conditions may change. We cannot predict the future. However, without sufficient protections in place for the ratepayers, the proposed Financing Order fails to ensure the lowest cost for ratepayers.

Bond Advisory Team

The proposed Settlement Agreement provides for the use of a Bond Advisory Team (Bond Team) involving DEP and the Office of Regulatory Staff (ORS). Unfortunately, it lacks a meaningful ratepayer representative. In order to help meet the lowest cost standard, the process should have certain safeguards, including a ratepayer representative on the Bond Team. The Department of Consumer Affairs (DCA) is statutorily given the responsibility of representing ratepayer interests. Unfortunately, DCA has been excluded from being a “formal member” of the Bond Team by the proposed Settlement Agreement. 13

13 As an “informal member” of the Bond Team, the proposed Settlement Agreement provides that DCA will be invited to attend all meetings and provided the same information provided to “formal members” of the Bond Team. However, DCA will not be involved in certifying the process. Tr. pp. 86-87.

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

The other “informal member” of the Bond Tam is the underwriter(s) and their counsel. Company Witness Heath noted “we deal with underwriters frequently” ... “and we know what their perspective is in a transaction.” Tr. p. 80:19-21. Unfortunately, what is best for the underwriter is not always going to be best for the consumer. The underwriters clearly have no fiduciary duty to the ratepayers. Tr. pp. 380:22-381:1. If there is no one on the Bond Team advocating solely for the ratepayers’ interests,14 the result may not be the lowest storm recovery charge. The statutory mandate to provide lowest costs for the consumer reaffirms the importance of DCA’ s presence in this lopsided process.

Instead of collaboration and joint decision-making authority, the proposed Settlement Agreement allows the investor-owned utility to have the final say concerning any and all terms of the securitization process. “The way the bond advisory team operates is going to be the call of...the full participating members.” Tr. p. 81:20-23. As such, DCA will have very limited input in how the securitization process is implemented and structured. The tragic result is that ratepayers are without a voice in this process. This is clearly a violation of the statute, which requires the Commission to guarantee that ratepayers get the lowest storm recovery charges.

14 As discussed further below, ORS does not just represent ratepayer interests. If ORS represented just ratepayers -- and no one else — there would be no need for DCA, and ORS as a member of the Bond Advisory Team would be sufficient. However, ORS and DCA do not represent the exact same interests.

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

ORS as the QITP

The Settlement Agreement also provides that ORS will act as the Qualified Independent Third Party (QITP) under S.C. Code Ann. section 58-27-1110(C)(6) (Supp. 2023). Settlement Agreement, p. 10 (1[ 23; Tr. p. 70:9-10. This is problematic for several reasons. First, the law states that the QITP is to be “designated by the [C]ommission...” S.C. Code Ann. section 58-27-1110(C)(6)(a) (Supp. 2023) (emphasis added). Therefore, the Commission relinquished its statutory authority when it decided to allow the Parties to unilaterally determine the QITP:

Q: Well, the statute says we get to pick the independent qualified expert....the General Assembly, in its wisdom, understood that, and gave us the authority to appoint who we deem independent and qualified as an expert to participate in this process. Wouldn’t you agree with that?

A: We’re asking you to approve an -- a settlement that --where we have agreed to the ORS serving as that qualified independent third party. And we’re asking you to approve that settlement in its entirety. So I guess, if you -- if you didn’t --if you didn’t like the settlement, then, for whatever reason, you could -- you would not approve it.

Tr. pp. 103:6-104:5. Witness Rothschild agreed that the Commission has the authority to designate the qualified independent third-party expert. Tr. p. 225:21-24. The Majority surrendered this safeguard.

Second, ORS does not meet the basic requirements of a QITP. By law, the QITP must certify “whether the sale of storm recovery bonds complies with the requirements of this article and the financing order.” S.C. Code Ann. section 58-27-1110(C)(6)(a) (Supp. 2023). ORS “would be providing a certification as to achievement of the statutory objectives...the quantifiable benefits and lowest storm recovery charges consistent with market conditions at the time the bonds are priced.” Tr. p. 84:17-22. Every witness who testified agreed that securitization of storm recovery costs is a highly complex task, requiring an expert with significant skill and experience.

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

ORS is simply not qualified to serve in this capacity. ORS has never been involved in a securitization bond process before. See Tr. pp. 263:23-264:10. If ORS intends to hire someone to do the job, we do not know who they will choose, if they will meet the qualifications, or if they will even hire anyone at all. By adopting the proposed Settlement Agreement, the Parties are asking the Commission to simply trust them instead of providing lawful checks and balances as contemplated by the statute. This is highly unorthodox. Unfortunately, the majority decision could lead to significant adverse consequences for the ratepayers in the DEP jurisdictional territory. This outcome does not implement what the South Carolina General Assembly envisioned under the Securitization Act.

Third, ORS is neither independent nor a third party under any rational interpretation of the statute. Because “qualified independent third party” is not defined in the Act, we must look to its ordinary meaning. As South Carolina courts have consistently held, “[t]he legislature’s intent should be ascertained primarily from the plain language of the statute” Enos v. Doe, 380 S.C. 295, 303, 669 S.E.2d 619, 622 (Ct. App. 2008). The plain language suggests independence from a financial interest in the bonds but also independence from anyone who has a financial interest in the pricing of the bonds to be paid by ratepayers. Although ORS may not have an interest in the pricing of the bonds, ORS’ s interests are not completely independent from the utility’s interests. By law, ORS represents the public interest, which includes not only ratepayers, but also the general public and utilities. “Public interest” means:

the concerns of the using and consuming public with respect to public utility services, regardless of the class of customer, and preservation of continued investment in and maintenance of utility facilities so as to provide reliable and high quality utility services.

S.C. Code Ann. section 58-4-10(B) (Supp. 2023) (emphasis added).

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

ORS is not truly independent from this proceeding. Nor is ORS a third party. This is evidenced by the fact that they are a party to the proceeding. ORS helped draft the Settlement Agreement that is guiding the process at issue. How can they be expected to be a check on the process they helped create? The Commission must ensure proper alignment of interests so that the QITP can function as a check on the utility and the underwriter.

Flexible Provisions

Throughout the hearing, DEP witnesses gave assurances that certain flexible provisions in the proposed Settlement Agreement were unlikely to be used and were included just in case. DEP witnesses testified that the likelihood of using a flexible provision, such as the “floating-rate bond,” is so remote that it should not cause concern. However, Witness Heath noted that if the floating-rate bond is used, there would likely be an interest rate swap, which would cost ratepayers more in the long run. Tr. p. 58:3-5. ORS Witness Traska reiterated the risk of “unanticipated costs to the ratepayer.” Tr. p. 536.15:20-22. Witness Niehaus agreed: “[w]ith floating rate bonds, the most common way to mitigate charge volatility is to use interest rate swaps or hedges, which introduce counterparty risk and additional costs to the transaction.” Tr. p. 360.8:13-15. “In today’s market, floating rate bonds, swaps, and hedges are expected to create additional documentation costs and introduce additional risks for customers...These additional costs do not support the goal of obtaining the lowest charges for customers.” Tr. pp. 358.34:19-358.35:2. DEP could have provided assurances that if this and other provisions are triggered, they would not pursue a sale. DEP has failed to provide this assurance.

The proposed Settlement Agreement also contemplates a Rule 144A sale. Rule 144A sales are private offerings involving a smaller pool of investors. Tr. 358.33. Witness Heath conceded that “a fully registered transaction, fully registered and marketed to the broadest spectrum of potential investors, is the means of sale that will achieve the lowest storm recovery charges consistent with market conditions, not a 144A filing.” Tr. p. 52:12-19. Nonetheless, DEP requests “the flexibility” “to pursue a 144A offering.” Id. This is not in the best interest of the ratepayers.

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

Likewise, there is also a provision that the weighted average interest rate on the storm recovery bonds will not exceed 7.0%. However, if it is projected to be exceeded, DEP will decide whether or not to proceed with the issuance. According to Witness Heath, “if interest rates were to...continue to go up over the next several months and...if it ever got to 7.75 percent, there would be zero savings for customers for doing the -- the storm recovery bonds compared to traditional recovery.” Tr. p. 66:17-22. It is difficult to reconcile the need for a 7.0% cap when there is a provision that allows it to be exceeded.

Although DEP is planning on servicing the bonds, “in a very unlikely scenario that DEP would not service these bonds, that million-dollar fee is for hiring a replacement servicer.” Tr. p. 149:20-22. Again, the contingencies built into the proposed Financing Order could mean greater costs for the ratepayer, who is ultimately “on the hook” for costs.

Finally, the formation of various “subaccounts” was referenced in DEP’ s testimony. Tr. pp. 358.24-358.26. Witness Niehaus explained that there was a need for a collection account, a general subaccount, a capital subaccount, and an excess funds subaccount. Id. However, she did not explain the need for other subaccounts within the collection account, which is a provision in the proposed Financing Order. By creating more subaccounts, DEP will add more costs for the ratepayers.

The Commission and the ratepayers are being asked to trust DEP in their request for flexibility, but DEP has rejected the safeguards the Securitization Act specifically requires. Why is ORS designated as the QITP? Is the QITP duly qualified, independent, and a third-party, as required by law? How does a floating-rate bond help reach the lowest cost objective required by statute? How can the Majority make a finding of fact of “lowest cost charges to the ratepayers” that includes an adjustable rate? Why is there a 7.0% interest rate cap that can be exceeded? Why is there a provision that allows for a 144A sale when it will not benefit the rate payers? Will corporate securities be used? Or asset-backed securities? I still do not have answers to these questions.

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

Ultimately, I do not think flexible terms for the Company outweigh the lowest cost mandate for the consumer. Therefore, I must respectfully disagree with the Majority.

Any Other Conditions Not Inconsistent

Pursuant to S.C. Code Ann. section 58-27-1110(2)(1) (Supp. 2023), the Commission “may impose any other conditions not otherwise inconsistent with [the securitization statute] that the [C]ommission determines to be appropriate.” However, the non-severable Settlement Agreement ignores this provision of law, and intentionally excludes the Commission from utilizing its power to protect the ratepayers. While there may be benefits to reaching a settlement agreement, settlement agreements do not always serve the ratepayers’ interests.

Conclusion

The Commission is limited in its ability to review cases. But here, the Commission’s hands were tied by the “all-or-nothing” proposed Settlement Agreement. DEP’s proposed Financing Order is also fundamentally flawed as it fails to protect ratepayers’ interests. In my opinion, the Company has failed to make reasonable and prudent efforts to minimize costs for its ratepayers. Therefore, I must respectfully dissent.

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

Thomas J Ervin, Commissioner Fourth Congressional District Public Service Commission of South Carolina FOR THE DISSENT

Order Exhibit No. 1

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

BEFORE

THE PUBLIC SERVICE COMMISSION OF

SOUTH CAROLINA

DOCKET NO. 2023-89-E

IN RE:	Duke Energy Progress, LLC’s Petition for a Storm Securitization Financing Order (“Phase II”) Order	) ) ) )	COMPREHENSIVE SETTLEMENT AGREEMENT

Pursuant to S.C. Code Ann. §1-23-320(F), and all other applicable statutes and regulations, this Settlement Agreement (“Settlement Agreement”) is made by and among Duke Energy Progress, LLC (“DEP” or the “Company”), the South Carolina Office of Regulatory Staff (“ORS”), the South Carolina Department of Consumer Affairs (“DCA”), and Nucor Steel — South Carolina (“Nucor”) (collectively referred to as the “Settling Parties”, “Parties”, or sometimes individually as “Party”);

WHEREAS, the above-captioned proceeding has been established by the Public Service Commission of South Carolina (“Commission”) pursuant to the procedure established in S.C. Code Ann. § 58-27-1110, and the Parties to this Settlement Agreement are parties of record in the above-captioned docket;

WHEREAS, the DCA by law may advocate for the interest of consumers in matters before the Commission pursuant to S.C. Code Ann. § 37-6-604(C) and filed a timely petition to intervene in this proceeding pursuant to S.C. Code Ann. Reg. 103-825(A)(3);

WHEREAS, a petition to intervene filed by Nucor pursuant to S.C. Code Ann. Reg. 103-825(A)(3) was granted by the Commission.

WHEREAS, the Parties have varying legal positions regarding certain issues in this proceeding;

Order Exhibit No. 1

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

WHEREAS, the Parties filed a stipulation resolving the majority of issues in this proceeding on September 5, 2023;

WHEREAS, the Parties have engaged in further discussions to determine whether a comprehensive settlement agreement on all issues among all parties would be in their best interest and, in the case of ORS, in the public interest, and in the case of DCA, in the interest of consumers; and

WHEREAS, following these additional discussions, the Parties have each determined that their interests, the DCA determined the consumer interest,15 and ORS determined that the public interest, would be best served by stipulating to all matters at issue in the above-captioned case under the terms and conditions set forth below:

NOW, THEREFORE, the Parties hereby stipulate and agree to the following terms.

A.      SETTLEMENT OF TESTIMONY AND WAIVER OF CROSS-EXAMINATION

1.      Without constraining, inhibiting, or impairing their arguments or positions in future proceedings, the Parties agree as follows in this proceeding:

2.      The Parties agree to stipulate into the record before the Commission this Settlement Agreement.

3.      The Parties agree to stipulate into the record before the Commission without summarization the pre-filed testimony and exhibits (collectively, the “Stipulated Testimony”) of the below witnesses who have pre-filed testimony to date, including any testimony and exhibits supporting approval of this Settlement Agreement. The Parties agree that any pre-filed testimony not listed below shall not be entered into the record. The Parties also agree to waive cross-examination of all pre-filed testimony. However, the Parties reserve the right to engage in cross or redirect examination of witnesses (identified below) as necessary to respond to issues raised by the examination of their witnesses, if any, by non-parties or the Commission, that are outside the scope of the Settlement Agreement. The Parties further agree the scope of any such cross or redirect examination will be limited to clarifying the terms of the Settlement Agreement or reaffirming the witness’s support of the Settlement Agreement as a just and reasonable compromise.

15 The DCA’s mission is to protect consumers from inequities in the marketplace through advocacy, mediation, enforcement, and education. Consumer interest for the purpose of DCA’s representation includes South Carolina residents who purchase utility services primarily for a personal, family, or household use.

Order Exhibit No. 1

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

DEP witnesses:

1.      Thomas J. Heath, Jr. (Direct, Amended Rebuttal, and Settlement)

2.      Katrina T. Niehaus (Direct, Amended Rebuttal)

3.      Kimberly K. Smith (Direct, Supplemental Direct, and Revised Rebuttal)

4.      Nicholas G. Speros (Direct and Rebuttal)

5.      Jacalyn H. Moore (Direct, Supplemental Direct, and Rebuttal)

ORS witnesses:

1.      Mark A. Rhoden (Direct Surrebuttal, and Settlement)

2.      Michael L. Seaman-Huynh (Direct)

3.      Lane Kollen (Direct and Surrebuttal)

4.      Jeremy E. Traska (Direct)

DCA Settlement witness:

1.      Aaron L. Rothschild (Settlement testimony only)

4.      The Parties agree to offer no other evidence in the proceeding other than the
Stipulated testimony and Exhibits and this Settlement Agreement unless the additional evidence is to support the Settlement Agreement, consists of changes comparable to that which would be presented via an errata sheet or through a witness noting a correction or clarification, consists of a witness adopting the testimony of another if permitted by the Commission, or is responsive to issues raised by examination of the Parties’ witnesses by non-Parties, parties which are not signatories to this Settlement Agreement, the Commission, or by late-filed testimony by non-parties. The Parties agree that nothing herein will preclude each Party from advancing its respective positions in the event that the Commission does not approve the Settlement Agreement in its entirety.

Order Exhibit No. 1

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

5.      The Parties agree that this Settlement Agreement pertains to matters addressed in this case, and unless specified otherwise, nothing in this Settlement Agreement binds Parties from taking an alternative position in any current or future proceeding in South Carolina or any other jurisdiction. The Parties agree that the Settlement Agreement terms agreed upon in this case are reasonable, in the public interest, and in accordance with South Carolina law and regulatory policy. Parties’ agreement that the terms of the Settlement Agreement are reasonable as a whole does not in any way indicate any Party’s position as to the reasonableness of any single term taken out of the context of the agreement.

B.      SETTLEMENT TERMS

1.      This Settlement Agreement is a compromise of all the positions advanced by the Parties. The Parties agree to and accept the proposal set out immediately below, and this proposal is hereby adopted, accepted, and acknowledges as the final agreement of the Parties.

2.      The Parties agree that this Settlement Agreement is comprehensive and non-severable. This Settlement Agreement is the result of extensive negotiation and compromise among the Parties, and it resolves all issues presented including all pending motions. The Parties agree that if the Commission declines to approve the Settlement Agreement in its entirety and without modification, any Party may withdraw from the Settlement Agreement and be released from its terms without penalty or obligation.

Order Exhibit No. 1

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

Incremental up-front Financing Cost Regulator Asset.

3.      DEP will establish a regulatory asset to defer up-front financing costs in excess of final estimates included in the Issuance Advice Letter, if any; provided, however, that the costs subject to deferral would not impact the storm recovery bonds or charges that are the subject of this proceeding.

4.      DEP will accrue carrying costs on the regulatory asset, net of accumulated deferred income taxes (“ADIT”), at DEP’s approved pre-tax weighted average cost of capital in effect at the time the deferral costs are incurred. As with all provisions in this Settlement Agreement, unless specified otherwise, nothing in this provision is precedential or binds Parties from taking an alternative position in any current or future proceeding in South Carolina or any other jurisdiction.

5.      DEP will request that all such costs are included in base rates during the next base rate proceeding.

6.      The Parties reserve their right to review the reasonableness and prudency of those costs in the next rate proceeding.

Utility Assessment Fee, License Tax, and Sales Tax.

7.      DEP will seek an opinion from the South Carolina Department of Revenue (the “SCDOR”) regarding whether (i) License Tax on Utilities under S.C. Code Ann. § 12-20-100 and (ii) Sales Tax arising under S.C. Code Title 12 apply to the storm recovery charges.

8.      The Parties agree the Commission will determine if DEP should collect a Utility Assessment Fee arising under S.C. Code Ann. §§ 58-27-50, 58-4-60, and 58-3-100 to be included in the calculation of ongoing financing costs.

9.      Until the SCDOR provides an opinion in response to DEP’s request regarding the License Tax under S.C. Code Ann. § 12-20-100, the Company proposes to collect such taxes as an initial matter until it receives final clarification from the SCDOR. If the License Tax is deemed not to apply, then the Company will file an amended consolidated return and will pass the cash back through an invoice from the Servicer to the special purpose entity (“SPE”). The SPE will credit the License Taxes paid from customers back through the next applicable true-up filing.

Order Exhibit No. 1

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

10.      Until the SCDOR provides an opinion in response to DEP’s request regarding the Sales Tax, the Company proposes to collect Sales Tax as an initial matter on the storm recovery charges from customers to whom sales of electricity are not otherwise considered exempt from Sales Tax until it receives final clarification from the SCDOR. Exempt customers from whom the Company does not propose to collect Sales Tax include but are not limited to all residential customers. If the Company collects Sales Taxes that are subsequently deemed not to apply, then the Company will credit customers via a miscellaneous credit on their subsequent electricity bill.

True-up Period Pursuant to S.C. Code Ann. § 58-27-1110(C)(4).

11.      DEP agrees that the time period for the Commission to either approve the request under S.C. Code Ann. § 58-27-1110(C)(4) or inform the Company of any mathematical or clerical errors in its calculation shall be the sixty (60) days for which the statute provides. However, DEP and ORS agree to engage in a good faith discussion to discuss reducing the time period from sixty (60) days to thirty (30) days after the completion of three (3) semi-annual true-up periods.

Rate Calculations.

12.      DEP will use a weather normalization calculation methodology that matches its most current South Carolina rate case (currently Docket No. 2022-254-E). This calculation will use 30 years of historical weather data to determine normal weather heating and cooling degree days in the calculation of the forecast variance factor. The variance factor will be equal to one standard deviation of the normal weather variation and will be applied by customer class to the Company’s most current retail Spring or Fall forecast which includes the upcoming rate period.

Order Exhibit No. 1

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

Storm Securitization Tariff Sheet (“STS Tariff”).

13.      The Parties agree the following language shall be displayed clearly on the STS tariff and not contained in a footnote:

The securitization charge billing rate for each rate class shall be determined sequentially, first by calculating the forecast semi-annual or interim period revenue requirement (in $000), including the over/under recovery from the prior period, as presented in the attached format; second, by calculating the revenue requirement by class for the same period used for the forecast revenue requirement using the class allocation methodology from the most recent base rate case proceeding; third, by calculating the forecast mWh sales by class using total retail forecast mWh sales sourced from the Company’s current Spring or Fall retail load forecast allocated to rate classes using the most current annual billed kWh sales report from the Company’s billing system; fourth, by calculating the adjusted forecast retail mWh sales by reducing the forecast mWh sales by class by one standard deviation from normal weather over thirty years, calculated in the same manner used for base rate case purposes; and fifth, by calculating the securitization charge billing rates per kWh by class by dividing the forecast revenue requirement (in $000) by class by the adjusted retail mWh sales by class.

Cap on Costs of Securitization Financing.

14.      The Parties agree to a 7.0% cap based on the weighted average interest rate on the bonds in the securitization financing. However, if the financing cost cap is projected to be exceeded, DEP agrees to discuss with the Bond Advisory Team and develop a recommendation, based on their advice and input, for the Commission on whether to proceed with the issuance in accordance with the statutory cost objectives. The Parties agree that the Commission’s decision whether to accept the issuance advice letter is governed by the terms of S.C. Code Ann. § 58-27-1100 et seq. However, for informational purposes, the rationale for the final interest rate decision, whether above or below the cap, shall be explained in the issuance advice letter submitted to the Commission. This rationale shall include, but not be limited to, the comparisons made to determine how the interest rate(s) results in the lowest storm recovery charges consistent with market conditions at the time the storm recovery bonds are priced and the terms set forth in the financing order.

Order Exhibit No. 1

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

Storm Cost Accumulated Deferred Income Taxes (“ADIT”) Regulatory Liability.

15.      From the date of the financing order, the Company will defer and compound the return on Storm ADIT at its most recently approved pre-tax weighted average cost of capital (“WACC”) until base rates are reset in the next base rate case proceeding. At that time, the Storm ADIT and the deferred return on the Storm ADIT will be included as a reduction to rate base and the deferred regulatory liability will be amortized as a negative expense to return the deferred Storm ADIT benefit to customers.

Financing Order.

16.      DEP will amend the proposed financing order included in its Petition to include the following language regarding third-party energy providers:

In the event of a change in utility regulation in the State of South Carolina, alternative energy providers are required to bill and collect the storm recovery charges and meet other all other Credit Rating Agency criteria so as not to negatively affect the Storm Recovery Bonds’ credit rating.

17.      The Parties agree to file a Joint Proposed Financing Order consistent with the stipulated matters set forth herein.

Ratings Agencies.

18.      DEP will obtain ratings from two Ratings Agencies, those being S&P and Moody’s. If the ratings from S&P and Moody’s result in split bonds ratings, DEP will seek advice and input from the Bond Advisory Team on whether to obtain a third rating from Fitch. If the final credit rating on the proposed bonds is not AAA or Aaa, the rationale for the decision shall be explained in the issuance advice letter submitted to the Commission.

Order Exhibit No. 1

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

Means of Sale.

19.      DEP will have the flexibility to utilize a means of sale other than an SEC-registered sale, such as a Rule 144A offering, if market volatility or other factors indicate that such a sale would be the best manner to achieve the “Statutory Cost Objectives” defined in DEP’s proposed financing order. DEP agrees to consider the advice and input from the Bond Advisory Team prior to making such decision. If a means of sale other than an SEC-registered sale is proposed to be utilized, the rationale for the decision shall be explained in the issuance advice letter submitted to the Commission.

Floating-Rate Bonds.

20.      DEP will have the flexibility to utilize floating-rate bonds if market conditions change and it becomes necessary for one or more tranches of bonds to be issued as floating-rate securities in order to achieve the “Statutory Cost Objectives” defined in DEP’s proposed financing order. DEP agrees to consider the advice and input from the Bond Advisory Team prior to making such decision. If one or more tranches of bonds is to be issued as floating-rate securities, the rationale for the decision shall be explained in the issuance advice letter submitted to the Commission.

Bond Advisory Team.

21.      The Parties agree that the Bond Advisory Team (“BAT’) shall consist of the following formal members:

1.	DEP: Designated Duke Energy Progress, LLC employees, advisors and counsel

2.	ORS: Designated ORS staff, attorneys and consultants

Order Exhibit No. 1

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

22.      The Parties agree that the following entities will be invited to participate in BAT meetings:

1.	Underwriters and their counsel.

2.	DCA: Designated staff and attorneys. DCA will be invited to attend all BAT meetings and provided the same information provided to formal members of the BAT. The Parties agree DCA’s participation in BAT meetings will not prevent its participation in any future proceedings involving DEP, its affiliates, or parent company.

Qualified Independent Third Party (“QITP”)

23.      The Parties agree to ORS acting as the QITP under S.C. Code Ann. § 58-27-1110(C)(6). ORS is charged by law with the duty to represent the public interest of South Carolina pursuant to S.C. Code Ann. § 58-4-10(B). The Parties understand and agree it is appropriate for ORS to follow its statutory charge under S.C. Code Ann. § 58-4-10(B) in how ORS fulfills the role of QITP.

Disclosure.

24.      The Parties agree that DEP will work with the members of the Bond Advisory Team to develop appropriate and necessary disclosures in the registration statement and other marketing materials including but not limited to highlighting the credit features of the storm recovery bonds such as the true-up, nonbypassable nature of the charges, the state pledge, bankruptcy and reorganization protections, and non-appealable Financing Order.

Order Exhibit No. 1

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

Issuance Advice Letter Process.

25.      The Parties agree that after the Issuance Advice Letter has been submitted to the Commission, but prior to noon on the fourth business day after the final terms of the storm recovery bonds are determined, DEP will be available to answer any questions from the Commission about the final agreed upon terms of the bond issuance contained in the issuance advice letter. The Commission shall have the option to submit the questions in written form to all parties for DEP to respond or request that the Company make a presentation before the Commission. Settling Parties agree that information designated by DEP or the parties as confidential shall be provided to the Commission under seal or in a closed session.

26.      If DEP, underwriters, or the QITP do not provide the certification contemplated by S.C. Code Ann. § 58-27-1110(C)(6)(a), or the Commission delivers an order to prevent the issuance of the storm recovery bonds pursuant to S.C. Code Ann. § 58-27-1110(C)(6)(b), DEP agrees to hold a BAT meeting for members and DCA to discuss any potential next steps, including whether to pursue another securitization financing as opposed to traditional cost recovery, and will explain its final decision to BAT members and DCA.

27.      The Parties agree to hold in abeyance all pending motions before the Commission The Parties agree that if the Commission enters a directive adopting the Settlement Agreement, all pending motions will be considered moot.

C.      REMAINING SETTLEMENT TERMS AND CONDITIONS

1.      The Parties agree that this Settlement Agreement is reasonable, is in the public interest, is in accordance with law and regulatory policy, and agree to support the resolution of issues agreed to herein in this proceeding and not to undertake any action to undermine that support. This Settlement Agreement in no way constitutes a waiver or acceptance of the position of any Party or its affiliates in any current or future proceeding in South Carolina or any other jurisdiction. Except as specifically provided otherwise previously herein, this Settlement Agreement does not establish any precedent with respect to the issues resolved herein and in no way precludes any Party from advocating an alternative position in any current or future proceeding in South Carolina or any other jurisdiction.

Order Exhibit No. 1

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

2.      Further, ORS is charged by law with the duty to represent the public interest of South Carolina pursuant to S.C. Code Ann. § 58-4-10(B), which reads in part as follows:

... ‘public interest’ means the concerns of the using and consuming public with respect to public utility services, regardless of the class of customer and preservation of continued investment in and maintenance of utility facilities so as to provide reliable and high quality utility services.

ORS believes this Settlement Agreement reached among the Parties serves the public interest, as defined above.

3.      Except as necessary to effectuate the terms of this Settlement Agreement, the Parties agree that signing this Settlement Agreement: (a) will not constrain, inhibit, impair, or prejudice their arguments held in future or collateral proceedings; (b) will not constitute a precedent or evidence of acceptable practice in future proceedings; and (c) will not limit the relief, rates, recovery, or rates of return that any Party may seek or advocate in any future proceeding.

4.      The Parties agree this Settlement Agreement must be read and construed as a whole, and to cooperate in good faith with one another in recommending and advocating to the Commission that this Settlement Agreement be accepted and approved by the Commission in its entirety as a fair and reasonable resolution of certain issues currently pending in the above-captioned proceeding and detailed herein, and to take no action inconsistent with its adoption by the Commission. The Parties agree to use their best efforts before any reviewing court in the event of an appeal to defend and support any Commission order issued approving this Settlement Agreement and the terms and conditions contained herein.

5.      The Parties ask the Commission to approve this Settlement Agreement in its entirety without exception, modification, or additional provisions.

Order Exhibit No. 1

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

6.      This Settlement Agreement shall be interpreted according to South Carolina law.

7.      This Settlement Agreement contains the final and complete agreement of the Parties on certain issues described previously herein. There are no other terms or conditions to which the Parties have agreed that require approval of the Commission.

8.      The Parties on behalf of themselves and their agents (including but not limited to their attorneys, hired consultants, and any independent contractors) agree that they have entered into this Settlement Agreement freely and voluntarily and that none of them have been pressured or unduly encouraged to enter into this Settlement Agreement.

9.      The Parties represent that the terms of this Settlement Agreement are based upon full and accurate information known as of the date this Settlement Agreement is executed. If, after execution, any Party is made aware of information that conflicts, nullifies, or is otherwise materially different than that information upon which this Settlement Agreement is based, any Party may withdraw from the Settlement Agreement with written notice to the other Parties.

10.      This Settlement Agreement shall bind and inure to the benefit of the signatories hereto and their representatives, predecessors, successors, assigns, agents, shareholders, officers, directors (in their individual and representative capacities), subsidiaries, affiliates, parent corporations, if any, joint ventures, heirs, executors, administrators, trustees, and attorneys.

11.      Each Party shall act in good faith in its performance under this Settlement Agreement and in its dealings with the other Parties under or in connection with this Settlement Agreement.

12.      The Parties to this Settlement Agreement agree that any party to this proceeding not currently a signatory to this Settlement Agreement may join in the Settlement Agreement.

Order Exhibit No. 1

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

13.      The terms and conditions herein fully represent the final and complete agreement of the Parties hereto. There are no other terms to which the Parties have agreed. Therefore, each Party acknowledges its consent and agreement to this Settlement Agreement, by affixing its signature or by authorizing its counsel to affix his or her signature to this document where indicated below. Counsel’s signature represents his or her representation that his or her client has authorized the execution of the agreement. Facsimile signatures and e-mail signatures shall be as effective as original signatures to bind any Party. This document may be signed in counterparts, with the various signature pages combined with the body of the document constituting an original and provable copy of this Settlement Agreement. The Parties agree that in the event any Party should fail to indicate its consent to this Settlement Agreement and the terms contained herein, then this Settlement Agreement shall be null and void and will not be binding on any Party.

[SIGNATURES ON THE FOLLOWING PAGES]

Order Exhibit No. 1

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

Representing Duke Energy Progress, LLC

Carnal O. Robinson, Esquire

Duke Energy Progress, LLC

40 West Broad Street

Greenville, South Carolina 29601

(864) 238-4385

camal.robinson@duke-energy.com

J. Ashley Cooper, Esquire

Alexandra B. Breazeale, Esquire

Baker, Donelson, Bearman, Caldwell & Berkowitz P.C.

40 Calhoun Street, Suite 200B

Charleston, South Carolina 29401

(854) 214-5910

(854) 214-5916

jacooper@bakerdonelson.com

abreazeale@bakerdonelson.com

James H. Jeffries, IV, Esquire

McGuireWoods LLP

201 North Tryon Street, Suite 3000

Charlotte, North Carolina 28202

(704) 343-2348

jjeffries@mcguirewoods.com

Kristin M. Athens, Esquire

McGuireWoods LLP

501 Fayetteville Street, Suite 500

Raleigh, North Carolina 27601

(919) 835-5909

kathens@mcguirewoods.com

Order Exhibit No. 1

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

Representing the South Carolina Office of Regulatory Staff

Christopher M. Huber, Esquire

Donna L. Rhaney, Esquire

Joshua E. Austin, Esquire

South Carolina Office of Regulatory Staff

1401 Main Street, Suite 900

Columbia, SC 29201

Phone: (803) 737-5252 (CH)

(803) 737-0609 (DR)

(803) 737-0817 (JA)

Email: chuber@ors.sc.gov

drhaney@ors.sc.gov

jaustin@ors.sc.gov

Order Exhibit No. 1

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

Representing the South Carolina Department of Consumer Affairs

s/ Roger P. Hall

Carri Grube Lybarker, Esquire

Roger P. Hall, Esquire

S.C. Department of Consumer Affairs

293 Greystone Blvd., Suite 400

P.O. Box 5757

Columbia, South Carolina 29250

Phone: (803)734-4200

Email: clybarker@scconsumer.gov

rhall@scconsumer.gov

Order Exhibit No. 1

DOCKET NO. 2023-89-E – ORDER NO. 2023-752(A)
OCTOBER 23, 2023

Representing Nucor Steel — South Carolina

s/Michael K. Lavanga

Michael K. Lavanga, Esquire

Stone Mattheis Xenopoulos & Brew, PC

1025 Thomas Jefferson Street, NW

Eighth Floor, West Tower

Washington, DC 20007

mkl@smxblaw.com

Robert R. Smith, II, Esquire

Moore & Van Allen, PLLC

100 North Tryon Street

Suite 4700

Charlotte, NC 28202

Order Exhibit No. 2
Docket No. 2023-89-E – Order No. 2023-752(A)
October 23, 2023

SUMMARY OF CALCULATION OF DEP’S
PRINCIPAL AMOUNT OF STORM RECOVERY BONDS

(IN MILLIONS)

Securitizable Balance: Estimated Storm Recovery Costs (incremental O&M costs, deferred capital costs and carrying costs)[16]	$170.6

Estimated up-front Financing Costs[17]	$6.5

Principal Amount of Storm Recovery Bonds	$177.1

16 Order No. 2023-260 at 51.

17 Final Up-front Financing Costs to be included in the Issuance Advice Letter.

Order Exhibit No. 3
Docket No. 2023-89-E – Order No. 2023-752(A)
October 23, 2023

[Form of Standard True-up Adjustment Letter]

[              , 20 ]

The Honorable Jocelyn G. Boyd

Chief Clerk/Administrator

The Public Service Commission of South Carolina

101 Executive Center Drive, Suite 100 1

Columbia, South Carolina 29210

Re:	Duke Energy Progress, LLC’s Petition for a Storm Securitization Financing Order (“Phase II”) Docket No.: 2023-89-E

Dear Ms. Boyd:

Pursuant to the Public Service Commission of South Carolina (Commission) [ , 20 ] Order in Docket No. 2023-89-E (the DEP Financing Order), Duke Energy Progress, LLC (DEP) as Servicer of the [ ] (Storm Recovery Bonds) has provided a request for an adjustment to the storm recovery bond charge (Storm Recovery Charge). This adjustment is intended to satisfy the requirements of S.C. Code Ann. § 58-27-1110(C)(4), and the Financing Order by ensuring that the Storm Recovery Charge will recover amounts sufficient to timely provide for payments of debt service and other required amounts in connection with the Storm Recovery Bonds.

Per the Financing Order, “After issuance of Storm Recovery Bonds on behalf of DEP, the servicer will submit at least semi-annually18 (and at least quarterly beginning 12 months prior to the last scheduled final payment date of the last maturing tranche of...Storm Recovery Bonds) a letter in this docket for Commission review, as described in S.C. Code Ann. § 58-27-1110(C)(4), and in the form attached hereto...and as an exhibit to the servicing agreement” (True-up Adjustment Letter). The Storm Recovery Bonds were issued on [     , 20 ]. DEP provided its first True-up Adjustment Letter on [      , 20 ].

18 Except for the period after the bond issuance which may be longer.

Order Exhibit No. 3
Docket No. 2023-89-E – Order No. 2023-752(A)
October 23, 2023

Ordering Paragraph [22] of the Financing Order describes how such True-up Adjustment Letters are to be handled. Upon the providing of a True-up Adjustment Letter made pursuant to this Financing Order, the Commission shall either administratively approve the requested true-up calculation in writing or inform the servicer of any mathematical or clerical errors in its calculation as expeditiously as possible but no later than 60 days following the servicer’s true-up submission. Upon administrative approval, no further action of this Commission will be required prior to implementation of the true-up. Attached is the [TBD] Revised Sheet No. [ ] reflecting the change in the Storm Recovery Charge.

Per DEP’s request in its True-up Adjustment Letter and in accordance with the Financing Order, the proposed adjustments to the Storm Recovery Charge will be effective on [     , 20 ].

Respectfully submitted,

Duke Energy Progress, LLC

Attachments

Order Exhibit No. 4
Docket No. 2023-89-E – Order No. 2023-752(A)
October 23, 2023

DUKE ENERGY PROGRESS, LLC
Storm Recovery Charge True-up Mechanism Form
For the Period __________, 20__ through __________, 20__,

Order Exhibit No. 4
Docket No. 2023-89-E – Order No. 2023-752(A)
October 23, 2023

[Form of Issuance Advice Letter]

[           , 20 ]

The Honorable Jocelyn G. Boyd

Chief Clerk/Administrator

The Public Service Commission of South Carolina

101 Executive Center Drive, Suite 100

2 Columbia, South Carolina 29210

Re:	Duke Energy Progress, LLC’s Petition for a Storm Securitization Financing Order (“Phase II”) Docket No.: 2023-89-E

Dear Ms. Boyd:

Pursuant to the financing order in the above-captioned docket (Financing Order), Duke Energy Progress, LLC (the Company) hereby transmits for filing this combined Issuance Advice Letter and Form of True-up Adjustment Letter. Any terms not defined herein shall have the meanings ascribed thereto in the Financing Order or S.C. Code Ann. §§ 58-27-1100-1180.

In the Financing Order, the Commission requires the Company to provide an Issuance Advice Letter to the Commission following pricing of a series of Storm Recovery Bonds.

The terms of pricing and issuance of the first series of Storm Recovery Bonds are as follows:

Name of Storm Recovery Bonds: [ ]

Name of SPE: [ ]

Name of Storm Recovery Bond Trustee:

Expected Closing Date: [ ]

Preliminary Bond Ratings19: Moody’s, [Aaa(sf)]; Standard & Poor’s, [AAA(sf)];

Fitch, [AAAsf] (final ratings to be received prior to closing)

Total Principal Amount of Storm Recovery Bonds to be Issued (i.e., Amount of Storm Recovery Costs and up-front Financing Costs to be financed): $[ ] (See Attachment 1) Estimated up-front Financing Costs: $[ ] (See Attachment 2)

Interest Rates and Expected Amortization Schedules of the Storm Recovery Bonds (See Attachment 3):

Distributions to Investors: Semi-annually

Method of Interest Rate: Fixed ____________; Floating __________

Weighted Average Coupon Rate20: [       ]%

Annualized Weighted Average Yield21: [ ]%

19 The Company anticipates receiving bond ratings from at least two of the three major rating agencies.

20 Weighted by modified duration and principal amount of each tranche.

21 Weighted by modified duration and principal amount, calculated including selling commissions.

Order Exhibit No. 4
Docket No. 2023-89-E – Order No. 2023-752(A)
October 23, 2023

Initial Balance of capital subaccount: $[              ]

Estimated/Actual on-going Financing Costs for first year of Storm Recovery Bonds:
$[          ] (See Attachment 4)

The Financing Order requires the Company to confirm, using the methodology approved therein, that the actual terms of the Storm Recovery Bonds result in compliance with the Financing Order. The Company certifies that the following are true:

1.      the issuance of Storm Recovery Bonds and imposition and collection of Storm Recovery Charge as authorized in this Financing Order provide quantifiable net benefits to customers on a present-value basis as compared to the costs that would have been incurred absent the issuance of Storm Recovery Bonds;

2.      the aggregate principal amount of Storm Recovery Bonds issued does not exceed the Securitizable Balance;

3.      the Storm Recovery Bonds will be issued in one or more series comprised of one or more tranches having scheduled final payment of not more than approximately [20] years;

4.      the Storm Recovery Bonds have received a rating of Aaa(sf) / AAA(sf) from at least two of the three major rating agencies;22

5.      the Storm Recovery Bonds are structured to achieve substantially level debt service payments on an annual basis;

6.      the issuance of the Storm Recovery Bonds has been structured in accordance with IRS Revenue Procedure 2005-62;

7.      [the weighted average interest rate on the Storm Recovery Bonds in the securitization financing is less than 7.00%; and]

22 If not Aaa(sf)/AAA(sf), DEP will provide an explanation.

Order Exhibit No. 4
Docket No. 2023-89-E – Order No. 2023-752(A)
October 23, 2023

8.      the structuring, marketing, and pricing of the Storm Recovery Bonds resulted in the lowest Storm Recovery Charge consistent with market conditions at the time the Storm Recovery Bonds are priced and the terms set forth in this Financing Order;23

9.      [Add discussion regarding floating rate bonds or 144A including rationale for such, as necessary.]

The initial storm recovery charge (the “Initial Charge”) has been calculated in accordance with the methodology described in the Financing Order and based upon the structuring and pricing terms of the Storm Recovery Bonds set forth in this combined Issuance Advice Letter and Form of True-up Adjustment Letter.

Attachment 5 provides the Revenue Requirements for calculating the Initial Charge. Attachment 6 calculates the Initial Charge based upon the cost allocation formula approved in the Financing Order. Attachment 7 is a comparison between the net present value of costs to customers that are estimated to result from the issuance of Storm Recovery Bonds and the costs that would result from the application of the traditional method of recovering Storm Recovery Costs from customers. Also attached are the calculations and supporting data for such tables. The Company’s certification is Attachment 8.

Pursuant to the Financing Order, the transaction may proceed and the Initial Charge will take effect unless a stop order is issued by the Commission prior to noon on [ , 20 ] (4 business days after pricing); and the Company, as servicer, or any successor servicer and on behalf of the trustee as assignee of the SPE, is required to apply at least semi-annually for mandatory periodic adjustment to the Storm Recovery Charge. The Initial Charge shall remain in effect until changed in accordance with the provisions of Ordering Paragraph 23 of the Financing Order.

The Company’s certification required by the Financing Order is set forth in Attachment 8, which also includes the statement of the actions taken by the Company to achieve the Statutory Cost Objectives as required by the Financing Order.

Respectfully submitted,

Duke Energy Progress, LLC

Attachments

23 DEP will provide the necessary rationales and explanations herein as required by the Settlement Agreement.

Order Exhibit No. 4
Docket No. 2023-89-E – Order No. 2023-752(A)
October 23, 2023

TOTAL PRINCIPAL AMOUNT OF STORM RECOVERY BONDS TO BE ISSUED (TOTAL AMOUNT OF STORM RECOVERY COSTS AND UP-FRONT FINANCING COSTS TO BE FINANCED)

Storm Recovery Costs, including estimated carrying costs through February 2024 Estimated up-front Financing Costs included in Proposed Structure (refer to attachment 2)	$ $
Total Storm Recovery Bond Issuance (rounded up)	$

Order Exhibit No. 4
Docket No. 2023-89-E – Order No. 2023-752(A)
October 23, 2023

ESTIMATED UP-FRONT FINANCING COSTS

Underwriters’ Fees and Expenses

Servicer Set-up Fee (including IT Programming Costs)

Legal Fees

Rating Agency Fees

ORS Financial Advisor Fees

ORS Legal Fees

DEP Structuring Advisor Fee

[Commission’s Consultant’s Fees]

Accounting Fees

SEC Fees

SPE Set-up Fee

Marketing and Miscellaneous Fees and Expenses

Printing / Edgarizing Expenses

Trustees/Trustees Counsels Fee and Expenses

Original Issue Discount

Other Ancillary Agreements

$ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $
TOTAL ESTIMATED UP-FRONT FINANCING COSTS	$

Order Exhibit No. 4
Docket No. 2023-89-E – Order No. 2023-752(A)
October 23, 2023

EXPECTED AMORTIZATION SCHEDULE

A.      General Terms

Tranche	Price	Coupon	Fixed/ Floating	Average Life	Expected Final Maturity	Legal Final Maturity

B.      Scheduled Amortization Requirement of Storm Recovery Bonds

Series [ ], Tranche [A-1]
Payment Date	Beginning Principal Balance	Interest	Principal	Total Payment	Ending Principal Balance

Series [ ], Tranche [A-2]
Payment Date	Beginning Principal Balance	Interest	Principal	Total Payment	Ending Principal Balance

Order Exhibit No. 4
Docket No. 2023-89-E – Order No. 2023-752(A)
October 23, 2023

ESTIMATED ANNUAL ON-GOING FINANCING COSTS

Annual Amount

Servicing Fee[24]

Return on Invested Capital

Administration Fee

Accounting Fees

Regulatory Assessment Fees

Legal Fees

Rating Agency Surveillance Fees

Trustee Fees

Independent Manager Fees

Miscellaneous Fees and Expenses

$ $ $ $ $ $ $ $ $ $
TOTAL ESTIMATED ANNUAL ON-GOING FINANCING COSTS	$

24 Low end of the range assumes the Company is the servicer (0.05%). Upper end of the range reflects a substitute servicer (0.60%).

Order Exhibit No. 4
Docket No. 2023-89-E – Order No. 2023-752(A)
October 23, 2023

REVENUE REQUIREMENT AND INPUT VALUES

Initial Payment Period from [ , 20 ] to [ , 20 ]	Bond Repayment	Total

Forecasted retail kWh sales

Percent of billed amounts expected to be charged-off

Forecasted % of billings paid in the applicable period

Forecasted retail kWh sales billed and collected

Storm Recovery Bond principal payment

Storm Recovery Bond interest payment

Forecasted On-going Financing Costs (excluding principal and interest)

Total collection requirement for applicable period

	$ $ $ $	% % $ $ $ $

Order Exhibit No. 4
Docket No. 2023-89-E – Order No. 2023-752(A)
October 23, 2023

Quantifiable Net Benefits to Customers

[To be updated]

[Workpapers to be attached]

Order Exhibit No. 4
Docket No. 2023-89-E – Order No. 2023-752(A)
October 23, 2023

Form of Company Certification

[         , 20 ]

The Honorable Jocelyn G. Boyd

Chief Clerk/Administrator

The Public Service Commission of South Carolina

101 Executive Center Drive, Suite 100

1 Columbia, South Carolina 29210

Re:	Duke Energy Progress, LLC’s Petition for a Storm Securitization Financing Order (“Phase II”) Docket No.: 2023-89-E

Dear Ms. Boyd:

Duke Energy Progress, LLC (the “Company”) submits this Certification pursuant to Ordering Paragraph 24 of the Financing Order in Docket No. 2023-89-E (the “Financing Order”). All capitalized terms not defined in this letter shall have the meanings ascribed to them in the Financing Order.

In its issuance advice letter dated [   , 20  ], the Company has set forth the following particulars of the Storm Recovery Bonds:

Name of Storm Recovery Bonds:

Name of SPE: [ ]

Name of Storm Recovery Bond Trustee:

Closing Date: [          , 20  ]

Preliminary Bond Ratings25: Moody’s [Aaa(sf)]; Standard & Poor’s [AAA(sf)];

Fitch [AAAsf] (final ratings to be received prior to closing)

Total Principal Amount of Storm Recovery Bonds to be Issued: $ (See Attachment 1)

Estimated up-front Financing Costs: $ (See Attachment 2)

Interest Rates and Expected Amortization Schedule: (See Attachment 3)

Distributions to Investors: Semi-annually

Weighted Average Coupon Rate26:         %

Annualized Weighted Average Yield:           %27

Initial Balance of capital subaccount: $

Estimated/Actual on-going Financing Costs for first year of Storm Recovery Bonds:

$[           ]

As required by the Financing Order, the Company prepared a comparison between the net present value of costs to customers that are estimated to result from the issuance of Storm Recovery Bonds and the costs that would have been incurred absent the issuance of the Storm Recovery Bonds.

25 The Company anticipates receiving bond ratings from at least two of the three major rating agencies.

26 Weighted by modified duration and principal amount of each tranche.

27 Weighted by modified duration and principal amount, calculated including selling commissions.

Order Exhibit No. 4
Docket No. 2023-89-E – Order No. 2023-752(A)
October 23, 2023

In accordance with the procedures set forth in the Financing Order, the following actions were taken in connection with the structuring and pricing and Financing Costs of the Storm Recovery Bonds in order to satisfy the statutory cost objectives:

•	[Included credit enhancements in the form of the true-up mechanism and an equity contribution to [ ] of 0.50% of the original principal amount of the bonds;

•	Developed rating agency presentations and worked actively with the rating agencies during the rating agency process to achieve Aaa(sf) / AAAsf from at least two of the three major rating agencies;

•	Worked to select key transaction participants, including lead underwriters and co-managers through an RFI process to determine that they have relevant experience and execution capabilities, and who were aligned with DEP’s objectives, namely broad distribution to investors and willingness to market the bonds in a manner consistent with the superior credit quality and uniqueness of the bonds;

•	Hired a diverse group of underwriters, including underwriters with international and mid-tier expertise in order to attract a wide variety of potential investors;

•	Reviewed detailed marketing plans submitted by underwriter(s);

•	Provided information to the Bond Advisory Team and DCA on a timely basis so that they were fully informed could review and provide input on the structuring, marketing, and pricing of the Storm Recovery Bonds;

•	Worked with the members of the Bond Advisory Team to develop appropriate and necessary disclosures in the registration statement and other marketing materials including but not limited to highlighting the credit features of the Storm Recovery Bonds, such as the true-up, nonbypassable nature of the charges, the state pledge, bankruptcy and reorganization protections, and non-appealable Financing Order.

•	Allowed sufficient time for investors to review [relevant marketing materials] and preliminary prospectus and to ask questions regarding the transaction;

•	Arranged issuance of rating agency pre-sale reports during the marketing period;

•	During the period that the bonds were marketed, held numerous market update discussions with the underwriting team to develop recommendation for pricing;

•	Had multiple conversations with all of the members of the underwriting team during the marketing phase in which we stressed the requirements of the Financing Order;

•	Developed and implemented a marketing plan designed to encourage each of the underwriters to aggressively market the bonds to a broad base of prospective corporate and asset backed securities investors, including investors who have not previously purchased this type of security;

•	Conducted roadshows with over [ ] investors;

•	Provided other potential investors with access to an internet roadshow for viewing at investors’ convenience;

•	Adapted the bond offering to market conditions and investor demand at the time of pricing consistent with the guidelines outlined within the Financing Order. Variables impacting the final structure of the transaction were evaluated including the length of the average lives and maturity of the bonds and the interest rate requirements at the time of pricing so that the structure of the transaction would correspond to investor preferences and rating agency requirements for the highest rating possible;

Order Exhibit No. 4
Docket No. 2023-89-E – Order No. 2023-752(A)
October 23, 2023

•	Developed bond allocations and preliminary price guidance designed to achieve customer savings; and

•	Additional items to be included if DEP determines appropriate.

Based on the statutory criteria and procedures, the record in this proceeding, and other provisions of this Financing Order, DEP certifies the statutory requirements for issuance of a financing order and Storm Recovery Bonds have been met, specifically that the issuance of the Storm Recovery Bonds on behalf of DEP and the imposition and collecting of Storm Recovery Charge authorized by this Financing Order provide quantifiable net benefits to customers of DEP on a present-value basis as compared to the costs that would have been incurred absent the issuance of Storm Recovery Bonds and that the structuring and pricing of the Storm Recovery Bonds issued on behalf of DEP result in the lowest Storm Recovery Charge payable by the customers of DEP consistent with market conditions at the time such Storm Recovery Bonds are priced and the terms set forth in the Financing Order.

This certification is being provided to the Commission by the Company in accordance with the terms of the Financing Order, and no one other than the Commission shall be entitled to rely on the certification provided herein for any purpose.

Respectfully Submitted,

Duke Energy Progress, LLC